Subject to completion, as filed with the Securities and Exchange Commission on March 28, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AVIS BUDGET CAR RENTAL, LLC

AVIS BUDGET FINANCE, INC.

(Exact Name of Each Registrant as Specified in Its Charter)

Delaware	001-10308	22-3475741
Delaware	001-10308	20-4542671
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. employer identification number)

6 Sylvan Way

Parsippany, New Jersey 07054

(973) 496-4700

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

David B. Wyshner

Senior Executive Vice President and Chief Financial Officer

Avis Budget Group, Inc.

6 Sylvan Way

Parsippany, NJ 07054

(973) 496-4700

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Joshua N. Korff, Esq.

Christopher A. Kitchen, Esq.

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

(212) 446-4800

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as reasonably practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934 (Check One):

Large accelerated filer:	☒	Accelerated filer:	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company):	Smaller reporting company:	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer):  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer):  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Floating Rate Senior Notes due 2017	$250,000,000	$32,200
Guarantees related to the Floating Rate Senior Notes due 2017(2)	N/A	N/A
Total	$250,000,000	$32,200

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) promulgated under the Securities Act.
(2)	No separate consideration will be received for the guarantees, and no separate fee is payable, pursuant to Rule 457(n) under the Securities Act.

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

TABLE OF ADDITIONAL REGISTRANTS

Name of Additional Registrant*	State or Other Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
AB Car Rental Services, Inc.	DE	7510	20-0447089
ARACS LLC	DE	7510	22-3834931
Avis Asia and Pacific, LLC	DE	7510	11-2850373
Avis Budget Group, Inc.	DE	7510	06-0918165
Avis Budget Holdings, LLC	DE	7510	20-4542614
Avis Car Rental Group, LLC	DE	7510	22-2732926
Avis Caribbean, Limited	DE	7510	11-2850374
Avis Enterprises, Inc.	DE	7510	11-2631886
Avis Group Holdings, LLC	DE	7510	11-3347585
Avis International, Ltd.	DE	7510	11-2411667
Avis Operations, LLC	DE	7510	22-3846340
Avis Rent A Car System, LLC	DE	7510	11-1998661
BGI Leasing, Inc.	DE	7510	68-0515335
Budget Rent A Car System, Inc.	DE	7510	42-1553246
Budget Rent A Car Licensor, LLC	DE	7510	45-2683505
Budget Truck Rental LLC	DE	7510	20-3251037
PF Claims Management, Ltd.	DE	7510	11-2850723
PR Holdco, Inc.	DE	7510	26-1705577
Runabout, LLC	DE	7510	26-1961156
Wizard Co., Inc.	DE	7510	11-2814383
Wizard Services, Inc.	DE	7510	26-0317240
Zipcar, Inc.	DE	7514	04-3499525

*	Address and telephone numbers of principal executive offices are the same as those of Avis Budget Car Rental, LLC.

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated March 28, 2014

Preliminary Prospectus

$250,000,000

Avis Budget Car Rental, LLC

Avis Budget Finance, Inc.

Exchange Offer for

Floating Rate Senior Notes due 2017

Offer for outstanding Floating Rate Senior Notes due 2017, in the aggregate principal amount of $250,000,000 (which we refer to as the “Old Notes”) in exchange for up to $250,000,000 in aggregate principal amount of Floating Rate Senior Notes due 2017 which have been registered under the Securities Act of 1933, as amended (which we refer to as the “Exchange Notes” and, together with the Old Notes, the “notes”).

Terms of the Exchange Offer:

•	Expires 5:00 p.m., New York City time, , 2014, unless extended.

•	You may withdraw tendered outstanding Old Notes any time before the expiration or termination of the exchange offer.

•	Not subject to any condition other than that the exchange offer does not violate applicable law or any interpretation of the staff of the Securities and Exchange Commission.

•	We can amend or terminate the exchange offer.

•	We will not receive any proceeds from the exchange offer.

•	The exchange of Old Notes for the Exchange Notes should not be a taxable exchange for United States federal income tax purposes. See “Certain United States Federal Income Tax Considerations.”

Terms of the Exchange Notes:

•	The Exchange Notes will be our senior unsecured obligations, will rank equally with all our existing and future senior unsecured debt and will be senior to all our existing and future subordinated debt. Most of our other debt is secured, including our senior credit facilities, and, as such, holders of our secured indebtedness will have a priority claim on our assets that secure our secured indebtedness. In addition, the Exchange Notes will be effectively subordinated in right of payment to all of our and the guarantors’ existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness and will be structurally subordinated in right of payment to all of our non-guarantor subsidiaries’ existing and future indebtedness and other liabilities. See “Description of Exchange Notes.”

•	The Exchange Notes will mature on December 1, 2017. The Exchange Notes will have an interest rate of LIBOR (as defined herein) plus 2.75% and pay interest quarterly in cash in arrears on March 1, June 1, September 1 and December 1 of each year, beginning March 1, 2014.

•	We may redeem the Exchange Notes in whole or in part from time to time. See “Description of Exchange Notes.”

•	Upon a change of control, we may be required to offer to repurchase the Exchange Notes.

•	The terms of the Exchange Notes are substantially identical to those of the outstanding Old Notes, except the transfer restrictions, registration rights and additional interest provisions relating to the Old Notes do not apply to the Exchange Notes.

For a discussion of the specific risks that you should consider before tendering your outstanding Old Notes in the exchange offer, see “Risk Factors” beginning on page 11 of this prospectus.

There is no established trading market for the Old Notes or the Exchange Notes.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. A broker dealer who acquired Old Notes as a result of market making or other trading activities may use this exchange offer prospectus, as supplemented or amended from time to time, in connection with any resales of the Exchange Notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Exchange Notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2014.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. A broker dealer who acquired Old Notes as a result of market making or other trading activities may use this prospectus, as supplemented or amended from time to time, in connection with any resales of the Exchange Notes. We have agreed that, for a period of up to 180 days after the closing of the exchange offer, we will make this prospectus available for use in connection with any such resale. See “Plan of Distribution.”

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities other than those specifically offered hereby or an offer to sell any securities offered hereby in any jurisdiction where, or to any person whom, it is unlawful to make such offer or solicitation. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Floating Rate Senior Notes due 2017.

This prospectus incorporates important business and financial information about Avis Budget Group that is not included or delivered with this prospectus. You may obtain copies of documents that Avis Budget Group files with the Securities Exchange Commission and incorporates by reference into this prospectus free of charge in writing or by telephone from:

Avis Budget Group, Inc.

6 Sylvan Way

Parsippany, NJ 07054

Attention: Investor Relations

(973) 496-4700

To obtain timely delivery of this information, you must request the information no later than                     , 2014.

Avis Budget Car Rental, LLC is a Delaware limited liability company (“ABCR”) and an indirect subsidiary of Avis Budget Group, Inc., a Delaware corporation (“Avis Budget Group”). Avis Budget Finance, Inc. is a Delaware corporation (“Avis Finance”) and a wholly-owned subsidiary of ABCR. In this prospectus, unless

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otherwise indicated or the context otherwise requires, “issuer” refers to each of ABCR and Avis Finance, collectively the “issuers,” and not to any of their other subsidiaries; “we,” “us,” “our” and “Avis Budget Group” refer to Avis Budget Group, Inc. and its subsidiaries; “Avis” and “Budget” refer to our Avis and Budget operations, respectively, “Zipcar” refers to our subsidiary Zipcar, Inc; and “initial purchaser” refers to Citigroup Global Markets Inc.

Our principal executive offices are located at 6 Sylvan Way, Parsippany, New Jersey 07054, and our main telephone number at that address is (973) 496-4700. Our website is located at http://www.avisbudgetgroup.com. The information contained on our website or that can be accessed through our website is not part of or incorporated into this prospectus and you should not rely on that information.

MARKET, RANKING AND OTHER INDUSTRY DATA

This prospectus, including the information incorporated by reference herein, includes industry share and industry data and forecasts that we obtained from industry publications and surveys and internal company sources. Industry publications and surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein and cannot guarantee the accuracy or completeness of any such data or the related forecasts contained in this prospectus. Statements as to our industry position are based on data currently available to us. Information with respect to our brand loyalty was provided by Brand Keys, a third-party research firm specializing in brand loyalty measurement.

While we are not aware of any misstatements regarding our industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus.

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

We own the trademarks, service marks and trade names that we use in connection with the operation of our business. The service marks “Avis,” “Budget” and “Zipcar,” related marks incorporating the words “Avis,” “Budget” or “Zipcar,” and related logos and marks such as “We try harder®” and “wheels when you want them” are material to our operations. Our subsidiaries and licensees actively use these marks. All of the material marks used in our business are registered (or have applications pending for registration) with the United States Patent and Trademark Office as well as major countries worldwide where our subsidiaries and licensees are in operation. Our subsidiaries own the marks used in our business.

INCORPORATION OF CERTAIN DOCUMENTS

We incorporate by reference into this prospectus certain information that Avis Budget Group files with the United States Securities and Exchange Commission (the “SEC”), which means we can disclose important information to you by referring you to those documents. We incorporate by reference into this prospectus (other than portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein that such items are intended to be “filed” under the Securities Exchange Act of 1934 (the “Exchange Act”):

•	Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on February 20, 2014 (the “2013 10-K”);

•	Avis Budget Group’s Definitive Proxy Statement under Regulation 14A in connection with our Annual Meeting of Stockholders filed with the SEC on March 28, 2014;

•	Avis Budget Group’s Current Reports on Form 8-K or form 8-K/A filed with the SEC on October 25, 2011 (but only with respect to financial information of Avis Europe for the year ended and as of December 31, 2010, as set forth in Exhibit 99.2 thereto and the six month period ended and as of June 30, 2011, as set forth in Exhibit 99.3 thereto) and February 18, 2014; and

•	information contained in reports or documents that we file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus until the sale of all of the notes covered by this prospectus or the termination of this offering.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein) after the date of this prospectus and prior to the termination of the exchange offer. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC. You may request free copies of these filings by writing or telephoning us at the following address or telephone number, as applicable:

Avis Budget Group, Inc.

6 Sylvan Way

Parsippany, New Jersey 07054

Attn: Investor Relations

(973) 496-4700

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus may be considered “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this prospectus are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by any such forward-looking statements. Forward-looking statements include information concerning our future financial performance, business strategy, projected plans and objectives. These statements may be identified by the fact that they do not relate to historical or current facts and may use words such as “believes,” “expects,” “anticipates,” “will,” “should,” “could,” “may,” “would,” “intends,” “projects,” “estimates,” “plans,” and similar words, expressions or phrases. The following important factors and assumptions could affect our future results and could cause actual results to differ materially from those expressed in such forward-looking statements:

•	the high level of competition in the vehicle rental industry and the impact such competition may have on pricing and rental volume;

•	a change in travel demand, including changes in airline passenger traffic;

•	a change in our fleet costs as a result of a change in the cost of new vehicles, disruption in the supply of new vehicles, and/or a change in the price at which we dispose of used vehicles either in the used vehicle market or under repurchase or guaranteed depreciation programs;

•	risks related to our March 2013 acquisition of Zipcar, including our ability to realize the synergies contemplated by the transaction and our ability to promptly and efficiently integrate the business into Avis Budget Group, Inc.;

•	the results of operations or financial condition of the manufacturers of our cars, which could impact their ability to perform their payment obligations under our agreements with them, including repurchase and/or guaranteed depreciation arrangements, and/or their willingness or ability to make cars available to us or the rental car industry as a whole on commercially reasonable terms or at all;

•	any change in economic conditions generally, particularly during our peak season or in key market segments;

•	our ability to continue to achieve and maintain cost savings and successfully implement our business strategies;

•	our ability to obtain financing for our global operations, including the funding of our vehicle fleet through the issuance of asset-backed securities and use of the global lending markets;

•	an occurrence or threat of terrorism, pandemic disease, natural disasters, military conflict or civil unrest in the locations in which we operate;

•	our dependence on third-party distribution channels, third-party suppliers of other services and co-marketing arrangements with third parties;

•	our ability to utilize derivative instruments, and the impact of derivative instruments we utilize, which can be affected by fluctuations in interest rates, gasoline prices and exchange rates, changes in government regulations and other factors;

•	our ability to accurately estimate our future results;

•	any major disruptions in our communication networks or information systems;

•	our exposure to uninsured claims in excess of historical levels;

•	our failure or inability to comply with laws, regulations or contractual obligations or any changes in laws, regulations or contractual obligations, including with respect to personally identifiable information and taxes;

•	any impact on us from the actions of our licensees, dealers and independent contractors;

•	any substantial changes in the cost or supply of fuel, vehicle parts, energy, labor or other resources on which we depend to operate our business;

•	risks related to our indebtedness, including our substantial outstanding debt obligations and our ability to incur substantially more debt;

•	our ability to meet the financial and other covenants contained in the agreements governing our indebtedness;

•	the terms of agreements among us and our former real estate, hospitality and travel distribution businesses following the separation of those businesses from us in 2006, particularly with respect to the allocation of assets and liabilities, including contingent liabilities and guarantees, the ability of each of the separated companies to perform its obligations, including indemnification obligations, under these agreements, and the right of our former real estate business to control the process for resolving disputes related to contingent liabilities and assets;

•	risks associated with litigation or governmental or regulatory inquiries or investigations involving our Company;

•	risks related to tax obligations and the effect of future changes in accounting standards;

•	risks related to our October 2011 acquisition of Avis Europe plc (“Avis Europe”), including our ability to realize the synergies contemplated by the transaction;

•	risks related to completed or future acquisitions or investments that we may pursue, including any incurrence of incremental indebtedness to help fund such transactions and our ability to promptly and effectively integrate any acquired businesses;

•	other business, economic, competitive, governmental, regulatory, political or technological factors affecting our operations, pricing or services; and

•	other risks referenced in the section titled “Risk Factors” of this prospectus and in the 2013 10-K.

We operate in a continuously changing business environment and new risk factors emerge from time to time. New risk factors, factors beyond our control, or changes in the impact of identified risk factors may cause actual results to differ materially from those set forth in any forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. Moreover, we do not assume responsibility for the accuracy and completeness of those statements. The discussion and analysis contained in “Risk Factors” and other portions of this prospectus or the 2013 10-K may contain forward-looking statements and involve uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Such statements are based upon assumptions and known risks and uncertainties.

Although we believe that our assumptions are reasonable, any or all of our forward-looking statements may prove to be inaccurate and we can make no guarantees about our future performance. Should unknown risks or uncertainties materialize or underlying assumptions prove inaccurate, actual results could materially differ from past results and/or those anticipated, estimated or projected. Except to the extent of our obligations under the federal securities laws, we undertake no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. For any forward-looking statements contained in any document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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PROSPECTUS SUMMARY

This summary highlights material information about our business and about this offering of notes. This is a summary of material information contained elsewhere in this prospectus and incorporated by reference and is not complete and does not contain all of the information that may be important to you. For a more complete understanding of our business and this offering, you should read this entire prospectus, including the section entitled “Risk Factors,” as well as the consolidated financial statements, the related notes thereto and the other information incorporated by reference into this prospectus.

Our Company

We are a leading global provider of vehicle rental and car sharing services, operating three of the most recognized brands in the industry through Avis, Budget and Zipcar. We are a leading vehicle rental operator in North America, Europe, Australia, New Zealand and certain other regions we serve. We and our licensees operate the Avis and Budget brands in approximately 175 countries throughout the world. We generally maintain a leading share of airport car rental revenue in North America, Europe, Australia and New Zealand and we operate one of the leading truck rental businesses in the United States.

Our brands are differentiated to help us meet a wide range of customer needs throughout the world. Avis is a leading rental car supplier positioned to serve the premium commercial and leisure segments of the travel industry, and Budget is a leading rental vehicle supplier focused primarily on more value-conscious segments of the industry. On average, our rental fleet totaled more than 520,000 vehicles and we completed more than 30 million vehicle rental transactions worldwide in 2013. We generate approximately 71% of our vehicle rental revenue from on-airport locations and approximately 29% of our revenue from off-airport locations. We also license the use of the Avis and Budget trademarks to licensees in areas in which we do not operate directly. Our brands have an extended global reach with more than 10,000 car and truck rental locations throughout the world, including approximately 4,500 car rental locations operated by our licensees. We believe that Avis and Budget both enjoy complementary demand patterns with mid-week commercial demand balanced by weekend leisure demand.

Our Zipcar brand, which we acquired in 2013, is the world’s leading car sharing company, with more than 860,000 members in the United States, Canada and Europe. We also operate Budget Truck, one of the leading truck rental businesses in the United States, with a fleet of approximately 23,000 Budget trucks that operate through a network of approximately 1,300 dealer-operated and 350 Company-operated locations throughout the continental United States. We also own Payless Car Rental (“Payless”), a car rental brand that we acquired in 2013 that operates in the deep-value segment of the industry, and Apex Car Rentals (“Apex”), which is a leading deep-value car rental brand in New Zealand and Australia. We also have investments in certain of our Avis and Budget licensees outside of the United States, including licensees in Brazil, India and China.

In 2013, we generated total revenues of $7,937 million. The Avis, Budget, Budget Truck and Zipcar brands accounted for approximately 65%, 26%, 5% and 3% of our revenue, respectively, in 2013.

We categorize our operations into three reporting segments:

North America, provides car rentals in the United States and vehicle rentals in Canada, as well as ancillary products and services, and operates the Company’s Zipcar car sharing business;

International, provides and licenses the Company’s brands to third parties for vehicle rentals and ancillary products and services primarily in Europe, the Middle East, Africa, Asia, South America, Central America, the Caribbean, Australia and New Zealand; and

Truck Rental, provides truck rentals and ancillary products and services to consumers and commercial users in the United States.

The following table presents key operating metrics for each of our three reporting segments:

	Total 2013 Rental Days	Average 2013 Time and Mileage (“T&M”) Revenue per Day	Average 2013 Rental Fleet Size
North America(a)	89 million	$40.55	342,000
International	37 million	$42.48	145,000
Truck Rental	4 million	$76.85	25,000

	130 million		512,000

(a)	Excluding Zipcar.

The following graphs present the composition of our rental days and our average rental fleet in 2013, by segment:

Our North America segment includes the financial results of Zipcar and Payless since our acquisition of each business in March 2013 and July 2013, respectively. Financial data for our segments and geographic areas are reported in Note 20-Segment Information to our Consolidated Financial Statements included in the 2013 10-K.

Our Strategy

Our objective is to focus on strategically accelerating our growth, strengthening our global position as a leading provider of vehicle rental services, continuing to enhance our customers’ rental experience, and controlling costs and driving efficiency throughout the organization. We expect to achieve our goals by focusing our efforts on the following core strategic initiatives:

Strategically Accelerate Growth. We have pursued and will continue to pursue numerous opportunities intended to increase our revenues and make disproportionate contributions to our earnings. For instance:

•	We are focused on promoting car class upgrades, adjusting our mix of vehicles to match customer demand, growing our rentals to small-business and international travelers, increasing the number of rentals that customers book through our own websites, increasing the proportion of transactions in which customers prepay us, and expanding our ancillary revenues derived from offering additional ancillary products and services to the rental transactions of an increasing percentage of our customers. We believe these efforts will each not only generate incremental revenue, but also add to profitability.

•	We are focused on yield management and pricing optimization in an effort to increase the rental fees we earn per rental day. We have implemented technology systems that strengthen our yield management and that enable us to tailor our product and price offerings not only to meet our customers’ needs, but also in response to actions taken by our competitors. We expect to continue to adjust our pricing to bolster profitability and match changes in demand.

•	We see significant growth opportunities related to our Zipcar brand. We expect to increase our Zipcar membership base by growing the number of businesses, government agencies and universities that Zipcar serves within its existing markets, as well as expanding the brand into new markets where our existing car rental presence will help enable the introduction of Zipcar’s car sharing services. We expect that such growth will include making more Zipcars available at airport locations, offering one- way usage of Zipcars at certain locations and cross-marketing partnerships through our well- established corporate and affinity relationships.

•	We continue to focus on addressing the need of the deep-value segment of the vehicle rental industry with Payless and Apex and look to increase our profitability in this segment as we grow our revenues.

Strengthening Our Global Position. While we currently operate, either directly or through licensees, in approximately 175 countries around the world, we have strengthened and will continue to strengthen and further expand our global footprint through organic growth and potentially through acquisitions, joint ventures, licensing opportunities or other relationships:

•	In countries where we have Company-operated locations, we will continue to identify opportunities to add new rental locations, to grant licenses to independent third parties for regions where we do not currently operate and/or do not wish to operate directly, to strengthen the presence of the Avis, Budget, Zipcar, Apex and Payless brands (including by multi-branding locations), as applicable, and to re- acquire previously granted license rights in certain cases.

•	In countries operated by licensees, including our joint ventures in Brazil, China and India, we will seek to ensure that our licensees are well positioned to realize the growth potential of our brands in those countries and are aggressively growing their presence in those markets, and we expect to consider the re-acquisition of previously granted license rights in certain cases.

•	Zipcar represents a substantial growth opportunity for us as we believe that there are numerous geographic markets outside the United States, particularly in Europe and Asia, where Zipcar’s proven car sharing model can be utilized to meet substantial, currently unmet transportation needs.

Enhancing Customers’ Rental Experience. We are committed to serving our customers and enhancing their rental experience, including through our Customer Led, Service Driven™ initiative, which is aimed at improving our customers’ rental experience with our brands, our systems and our employees. Following an extensive review of the ways, places and occasions in which our brands, our systems and our employees interact with existing and potential customers, we have implemented actions that we expect will improve the service we provide at these customer “touchpoints.” For example:

•	Over the last two years, we have launched Avis Preferred Select & Go™, a vehicle-choice program for customers, revised our rental agreements and receipts to improve transparency, and significantly expanded customer-service-oriented training of our employees, achieving significant increases in customer satisfaction.

•	We continue to upgrade our technology, to make the reservation, pick-up and return process more convenient and user-friendly, with a particular emphasis on enabling and simplifying our customers’ online interactions with us.

•	In 2013, we also made Avis and Budget rental agreements available in French, German, Portuguese and Spanish, as a courtesy to our customers at participating airport locations across North America.

We expect to continue to invest in these efforts.

Controlling Costs and Driving Efficiency throughout the Organization. We have continued our efforts to rigorously control costs. We continue to aggressively reduce expenses throughout our organization, and we have eliminated or reduced significant costs through the integration of Avis Europe in 2012 and 2013. In addition:

•	We continued to develop and implement our Performance Excellence process improvement initiative to increase efficiencies, reduce operating costs and create sustainable cost savings using LEAN, Six Sigma and other tools. This initiative, which we have expanded to cover our operations in Europe and Asia, has generated substantial savings since its implementation and is expected to continue to provide incremental benefits.

•	We have implemented initiatives to integrate Payless and Zipcar, to realize cost efficiencies from combined maintenance, systems, technology and administrative infrastructure, as well as fleet utilization benefits and savings by combining our car rental and car sharing fleets at times to reduce the number of unutilized Zipcars during the week and to better satisfy Zipcar’s unmet weekend demand.

•	We have also continued to implement technology solutions, including self-service voice reservation technology, mobile communications with customers and fleet optimization technologies to reduce costs, and we will further continue to pursue innovative solutions to support our strategic initiatives.

We believe such steps will continue to aid our financial performance.

In executing our strategy, we plan to continue to position our three distinct and well-recognized global brands to focus on different segments of customer demand, complemented by our other brands in their respective regional markets. With Avis as a premium brand preferred more by corporate and upscale leisure travelers, Budget as a mid-tier brand preferred more by value-conscious travelers, Payless and Apex as deep-value brands and Zipcar offering its members an economical alternative to car ownership, we believe we are able to target a broad range of demand, particularly since the brands share the same operational and administrative infrastructure while providing differentiated though consistently high levels of customer service.

We aim to provide products, services and pricing, to use various marketing channels and to maintain marketing affiliations and corporate account contracts that complement each brand’s positioning. We plan to continue to invest in our brands through a variety of efforts, including television commercials, print advertisements and on-line and off-line marketing. We see particular growth opportunities for our Budget brand in Europe, as Budget’s share of airport car rentals is significantly smaller in Europe than in other parts of the world, and for Zipcar internationally, where the brand’s proven car sharing model can be expanded into numerous geographic markets.

We operate in a highly competitive industry and we expect to continue to face challenges, including uncertain economic conditions, particularly outside of the United States. We seek to mitigate our exposure to risks in numerous ways, including delivering upon the core strategic initiatives described above and through continued optimization of fleet levels to match changes in demand for vehicle rentals, maintenance of liquidity to fund our fleet and our operations, and adjustments in the size, nature and terms of our relationships with vehicle manufacturers.

Company History

Avis Budget Group is a Delaware corporation headquartered in Parsippany, New Jersey. We operate three of the most recognized brands in the global vehicle services industry through Avis, Budget and Zipcar, as well as Budget Truck, one of the leading truck rental businesses in the United States, and smaller regional car rental brands. Our predecessor company was formed in 1974, and in 1997 merged with HFS Incorporated (“HFS”), and the combined company was subsequently renamed Cendant Corporation (“Cendant”). HFS acquired the Avis brand in 1996, and in 2001 Cendant acquired Avis’ vehicle rental operations in North America, Australia and New Zealand.

Founded in 1946, Avis is believed to be the first company to rent cars from airport locations. Avis expanded its geographic reach throughout the United States through growth in licensed and Company-operated locations in the 1950s and 1960s. In 1963, Avis introduced its award winning “We try harder®” advertising campaign, which is considered to be one of the top ten advertising campaigns of the 20th century by Advertising Age magazine.

In 2002, Cendant acquired the Budget brand and Budget vehicle rental operations in North America, Australia and New Zealand. Budget was founded in 1958 as a car rental company for the value-conscious vehicle rental customer and grew its business rapidly during the 1960s, expanding its rental car offerings throughout North America and significantly expanding its Budget truck rental business in the 1990s.

In 2006, Cendant completed the sales and spin-offs of several significant subsidiaries and changed its name to Avis Budget Group, Inc. In 2011, we expanded our international operations with the acquisition of Avis Europe, which was previously an independently-owned licensee operating the Avis and Budget brands in Europe, the Middle East and Africa, and the Avis brand in Asia. Upon the completion of the acquisition of Avis Europe, the Avis and Budget brands were globally re-united under a single company, making Avis Budget Group one of the largest vehicle rental companies in the world.

In 2013, we acquired Zipcar, the world’s leading car sharing company, and further increased our growth potential and our ability to better serve a greater variety of our customers’ transportation needs. In 2012 and 2013, we also acquired our Apex and Payless brands, which allowed us to expand our presence in the deep-value segment of the car rental industry.

We have a long history of innovation in the vehicle rental and car sharing business, including the 1973 launch of our proprietary Wizard system, a constantly updated information-technology system that is the backbone of our operations. In 1987, we introduced the Roving Rapid Return, powered by a handheld computer device that allowed customers to bypass the car return counter, and in 1996, we became one of the first car rental companies to accept online reservations. In 2000, we introduced Avis Interactive, the first Internet-based reporting system in the car rental industry. In 2009, we launched what we believe to be the first car rental iPhone application in the United States, and in 2012, we believe that our Avis brand became the first in the industry to offer mobile applications to its customers on all four major mobile platforms — Android, BlackBerry, iPhone and Microsoft Windows. Our Zipcar operations have been a constantly innovating pioneer in using advanced vehicle technologies as the first car sharing company in the United States to develop a self-service solution to managing the complex interactions of real-time, location-based activities inherent in a large-scale car sharing operation, including new member application, reservations and keyless vehicle access, fleet management and member management, and the first to allow members to reserve the specific make, model, type and color of their car by phone, Internet or wireless mobile device.

Since becoming an independent vehicle rental services company in 2006, we have focused on strengthening our brands, our operations, our competitiveness and our profitability. In conjunction with these efforts, we have implemented process improvements impacting virtually all areas of the business; realized significant cost savings through the integration of Avis Europe and Zipcar with our pre-existing operations; achieved reductions in operating and selling, general and administrative expenses, including significant reductions in staff; assessed location, segment and customer profitability to address less-profitable aspects of our business; implemented price increases and changes to our sales, marketing and affinity programs to improve profitability; and sought to better optimize our acquisition, deployment and disposition of fleet in order to lower costs and better meet customer demand.

Exchange Offer

On November 25, 2013, we sold, through a private placement exempt from the registration requirements of the Securities Act, $250,000,000 of our Floating Rate Senior Notes due 2017, all of which are eligible to be exchanged for Exchange Notes. We refer to these unregistered notes as “Old Notes” in this prospectus. The Old Notes were issued under the indenture, dated as of November 25, 2013, among the Issuers, the guarantors parties thereto and Deutsche Bank Trust Company Americas, as trustee (as supplemented, amended or modified, the “Indenture”).

The Old Notes were issued by ABCR and Avis Finance and guaranteed by Avis Budget Group, Inc., our indirect parent company, Avis Budget Holdings, LLC (“Avis Budget Holdings”) our direct parent company, and our existing and future direct and indirect subsidiaries that also guarantee the Senior Credit Facilities (as defined below).

Simultaneously with the private placement, ABCR, Avis Finance and the guarantors named therein entered into a registration rights agreement with the initial purchasers of the Old Notes (the “Registration Rights Agreement”). Under the Registration Rights Agreement, as amended, we are required to use our reasonable best efforts to cause a registration statement for substantially identical notes, which will be issued in exchange for the Old Notes, to be filed with the SEC and to complete the exchange offer within 45 days after the date such registration statement is declared effective. We refer to the notes to be registered under this exchange offer registration statement as “Exchange Notes” and collectively with the Old Notes, we refer to them as the “notes” in this prospectus. You may exchange your Old Notes for Exchange Notes in this exchange offer. You should read the discussion under the headings “—Summary of Exchange Offer,” “Exchange Offer” and “Description of Exchange Notes” for further information regarding the Exchange Notes.

Securities offered	$250,000,000 aggregate principal amount of Floating Rate Senior Notes due 2017.

Exchange offer	We are offering to exchange the Old Notes for a like principal amount at maturity of the Exchange Notes. Old Notes may be exchanged only in integral principal multiples of $1,000. The exchange offer is being made pursuant to the Registration Rights Agreement which grants the initial purchasers and any subsequent holders of the Old Notes certain exchange and registration rights. This exchange offer is intended to satisfy those exchange and registration rights with respect to the Old Notes. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your Old Notes.

Expiration date; withdrawal of tender	The exchange offer will expire 5:00 p.m., New York City time, on , 2014, or a later time if we choose to extend this exchange offer in our sole and absolute discretion. You may withdraw your tender of Old Notes at any time prior to the expiration date. All outstanding Old Notes that are validly tendered and not validly withdrawn will be exchanged. Any Old Notes not accepted by us for exchange for any reason will be returned to you at our expense as promptly as possible after the expiration or termination of the exchange offer.

Resales	We believe that you can offer for resale, resell and otherwise transfer the Exchange Notes without complying with the registration and prospectus delivery requirements of the Securities Act so long as:

•	you acquire the Exchange Notes in the ordinary course of business;

•	you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes;

•	you are not an affiliate of ours; and

•	you are not a broker-dealer.

Conditions to the exchange offer	Our obligation to accept for exchange, or to issue the Exchange Notes in exchange for, any Old Notes is subject to certain customary conditions, including our determination that the exchange offer does not violate any law, statute, rule, regulation or interpretation by the Staff of the SEC or any regulatory authority or other foreign, federal, state or local government agency or court of competent jurisdiction, some of which may be waived by us. We currently expect that each of the conditions will be satisfied and that no waivers will be necessary. See “Exchange Offer—Conditions to the exchange offer.”

Procedures for tendering Old Notes held in the form of book-entry interests	The Old Notes were issued as global securities and were deposited upon issuance with Deutsche Bank Trust Company Americas, which issued uncertificated depositary interests in those outstanding Old Notes, which represent a 100% interest in those Old Notes, to The Depository Trust Company (“DTC”).

Beneficial interests in the outstanding Old Notes, which are held by direct or indirect participants in DTC, are shown on, and transfers of the Old Notes can only be made through, records maintained in book-entry form by DTC.

You may tender your outstanding Old Notes by instructing your broker or bank where you keep the Old Notes to tender them for you. In some cases you may be asked to submit the letter of transmittal that may accompany this prospectus. By tendering your Old Notes you will be deemed to have acknowledged and agreed to be bound by the terms set forth under “Exchange Offer.” Your outstanding Old Notes must be tendered in multiples of $1,000.

In order for your tender to be considered valid, the exchange agent must receive a confirmation of book-entry transfer of your outstanding Old Notes into the exchange agent’s account at DTC, under the procedure described in this prospectus under the heading “Exchange Offer,” on or before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

United States federal income tax considerations	The exchange offer should not result in any income, gain or loss to the holders of Old Notes or to us for United States federal income tax purposes. See “Certain United States Federal Income Tax Considerations.”

Use of proceeds	We will not receive any proceeds from the issuance of the Exchange Notes in the exchange offer.

Exchange agent	Deutsche Bank Trust Company Americas is serving as the exchange agent for the exchange offer.

Shelf registration statement	In limited circumstances, holders of Old Notes may require us to register their Old Notes under a shelf registration statement.

Consequences of Not Exchanging Old Notes

If you do not exchange your Old Notes in the exchange offer, your Old Notes will continue to be subject to the restrictions on transfer currently applicable to the Old Notes. In general, you may offer or sell your Old Notes only:

•	if they are registered under the Securities Act and applicable state securities laws;

•	if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

•	if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

We do not currently intend to register the Old Notes under the Securities Act. Under some circumstances, however, holders of the Old Notes, including holders who are not permitted to participate in the exchange offer or who may not freely resell Exchange Notes received in the exchange offer, may require us to file, and to cause to become effective, a shelf registration statement covering resales of Old Notes by these holders. For more information regarding the consequences of not tendering your Old Notes and our obligation to file a shelf registration statement, see “Exchange Offer—Consequences of exchanging or failing to exchange Old Notes” and “Description of Exchange Notes—Registration rights.”

Description of Exchange Notes

Issuers	Avis Budget Car Rental, LLC, a Delaware limited liability company, and Avis Budget Finance, Inc., a Delaware corporation.

Securities	$250,000,000 in aggregate principal amount of Floating Rate Senior Notes due 2017.

Maturity	The Exchange Notes will mature on December 1, 2017.

Interest	Interest on the notes will be payable in cash and will accrue at a rate of LIBOR (as defined herein) plus 2.75%.

Interest payment dates	March 1, June 1, September 1 and December 1 of each year. Interest will accrue from November 25, 2013 or from the most recent date to which interest has been paid or provided for.

Ranking	The Exchange Notes and the related guarantees will be the issuers’ and the guarantors’ senior unsecured obligations and will:

•	rank equally in right of payment to any of our and the guarantors’ existing and future senior unsecured indebtedness;

•	rank senior in right of payment with all of our and the guarantors’ future senior subordinated indebtedness;

•	be effectively subordinated in right of payment to all of our and the guarantors’ existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness; and

•	be structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of our non-guarantor subsidiaries.

Guarantees	The payment of the principal, premium and interest on the Exchange Notes will be fully and unconditionally guaranteed on a senior unsecured basis by Avis Budget Group, Inc., our indirect parent company, Avis Budget Holdings, LLC, our direct parent company, and our existing and future direct and indirect subsidiaries that also guarantee the Senior Credit Facilities. Certain of ABCR’s vehicles in its rental fleet are owned by unrestricted subsidiaries and these subsidiaries, as well as certain other subsidiaries, will not guarantee the notes. In the future, the guarantees may be released or terminated under certain circumstances. See “Description of Exchange Notes—Guarantees.”

Optional redemption	We may redeem all or part of the Exchange Notes at any time prior to June 1, 2015 at a redemption price of 100%, plus accrued and unpaid interest to the repurchase date, plus a make-whole premium. We may redeem all or part of the Exchange Notes at any time after June 1, 2015, at the redemption prices specified in “Description of Exchange Notes—Optional redemption.” In addition, at any time prior to June 1, 2015, we may redeem up to 35% of the aggregate principal amount of the Exchange Notes at a redemption price (expressed as a percentage of the face amount thereof) equal to 100% plus the applicable rate of interest per annum on the date on which notice of redemption is given for the notes plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds that we raise in one or more equity offerings.

Change of control offer	Upon the occurrence of specific kinds of changes of control, you will have the right, as holders of the Exchange Notes, to cause us to repurchase some or all of your Exchange Notes at 101% of their face amount, plus accrued and unpaid interest to the repurchase date. See “Description of Exchange Notes—Change of control.”

Asset sale offers	If we or our restricted subsidiaries sell assets following the issue date, under certain circumstances, we will be required to use the net proceeds to make an offer to purchase Exchange Notes at an offer price in cash in an amount equal to 100% of the principal amount of the Exchange Notes plus accrued and unpaid interest to the repurchase date. See “Description of Exchange Notes—Certain covenants—Limitation on sales of assets and subsidiary stock.”

Certain Covenants	The indenture governing the notes (including the Exchange Notes) contains covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:

•	incur additional indebtedness or issue certain preferred membership interests;

•	pay dividends on or make other distributions in respect of equity interests or make other restricted payments;

•	create liens on certain assets to secure debt;

•	make certain investments;

•	sell certain assets;

•	agree to certain restrictions on the ability of our restricted subsidiaries to make payments to the issuers;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

•	enter into transactions with our affiliates; and

•	designate our subsidiaries as unrestricted subsidiaries.

These covenants are subject to a number of important limitations and exceptions. See “Description of Exchange Notes—Certain covenants.”

No prior market	The Exchange Notes will be new securities for which there is currently no market. We cannot assure you that a liquid market for the Exchange Notes will develop or be maintained.

Risk Factors	You should consider carefully all of the information set forth in this prospectus and, in particular, should evaluate the specific factors set forth in the section entitled “Risk Factors” for an explanation of certain risks of investing in the notes. For a description of risks related to our industry and business, you should also evaluate the specific risk factors set forth in the section entitled “Risk Factors” in the 2013 10-K.

RISK FACTORS

Participating in the exchange offer is subject to a number of risks. You should carefully consider the following risk factors as well as the other information and data included in, and incorporated by reference in, this prospectus prior to participating in the exchange offer. The risks described below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, cash flows, financial condition or results of operations. Any of the following risks could materially and adversely affect our business, cash flows, financial condition or results of operations. In such case, you may lose all or part of your original investment in your notes. Along with the risks and uncertainties described below, you should carefully consider the risks and uncertainties described in the sections entitled “Risk Factors” and “Liquidity risk” in the 2013 10-K, which are incorporated by reference into this prospectus.

Risks related to the exchange offer and holding the Exchange Notes

We have a substantial amount of debt, which could impair our financial condition and prevent us from fulfilling our obligations under the notes.

We have, and upon consummation of this exchange offer and the application of the net proceeds therefrom, we will continue to have, a significant amount of indebtedness. As of December 31, 2013, we had approximately $10.7 billion of total indebtedness and approximately $1,052 million of available letter of credit and borrowing capacity under the Senior Credit Agreement. ABCR, Avis Budget Holdings, LLC and certain of its subsidiaries, together with a syndicate of lenders, including affiliates of each initial purchaser, are parties to a Senior Credit Agreement consisting of a $989 million term loan maturing in 2019 and a $1.65 billion revolving credit facility maturing in 2016 (as amended to date, the “Senior Credit Facility”). Our substantial level of indebtedness increases the risk that we may be unable to generate cash sufficient to pay amounts due in respect of our indebtedness. Our substantial indebtedness could have other important consequences to you and significant effects on our business.

For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to the notes;

•	limit our ability to borrow additional amounts to fund working capital, capital expenditures, debt service requirements, execution of our business strategy, or acquisitions and other purposes;

•	require us to dedicate a substantial portion of our cash flow from operations to pay principal and interest on our debt, which would reduce the funds available to us for other purposes;

•	make us more vulnerable to adverse changes in general economic, industry and competitive conditions, as well as in government regulation to our business;

•	expose us to risks inherent in interest rate fluctuations because some of our borrowings are at variable rates of interest, which could result in higher interest expenses in the event of increases in interest rates; and

•	make it more difficult to satisfy our financial obligations, including payments on the notes.

Our ability to satisfy and manage our debt obligations depends on our ability to generate cash flow and on overall financial market conditions. To some extent, this is subject to prevailing economic and competitive conditions and to certain financial, business and other factors, many of which are beyond our control. Our business may not generate sufficient cash flow from operations to permit us to pay principal, premium, if any, and interest on our debt obligations. If we are unable to generate sufficient cash flow from operations to service our debt obligations and meet our other cash needs, we may be forced to reduce or delay capital expenditures, sell or curtail assets or operations, seek additional capital, or seek to restructure or refinance our indebtedness. If we must sell or curtail our assets or operations, it may negatively affect our ability to generate revenue.

Despite our current indebtedness levels, we may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial indebtedness.

The agreement governing our Senior Credit Facility, the Indenture and the indentures governing our other senior unsecured notes limit, but do not prohibit, us from incurring additional indebtedness in the future. The indentures governing our other outstanding notes and the Senior Credit Facility also allow us to incur certain additional secured debt and allow our subsidiaries to incur additional debt, which would be structurally senior to the notes. In addition, each of the indentures governing our other outstanding notes and the Indenture allow us to issue additional notes under certain circumstances which will also be guaranteed by the guarantors. For an additional description of our existing indebtedness see Notes 13 through 14 to the Consolidated Financial Statements contained in the 2013 10-K, incorporated by reference herein. As of December 31, 2013, the Senior Credit Facility provided us with aggregate capacity of up to $1.65 billion, $1.052 billion of which remained available for borrowings. All of those borrowings would be secured and the lenders under the Senior Credit Facility would have a prior claim to the assets that secure such indebtedness. In addition, neither the Indenture nor the Senior Credit Facility prohibit us from incurring obligations that do not constitute indebtedness as defined therein. See “Description of Exchange Notes.” If we incur new debt or other obligations, the risk associated with substantial additional indebtedness described above, including our possible inability to service our debt, will increase.

The Indenture also contains, and the agreements evidencing or governing other future indebtedness may contain, restrictive covenants that will limit our ability to engage in activities that may be in our long-term best interests. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of our indebtedness.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations, including the notes, depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business, legislative, regulatory and other factors beyond our control. We may be unable to maintain a level of cash flows from operating activities sufficient to permit us to fund our day-to-day operations or to pay the principal, premium, if any, and interest on our indebtedness, including the notes.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and could be forced to reduce or delay investments and capital expenditures or to sell assets or operations, seek additional capital or restructure or refinance our indebtedness, including the notes. We may not be able to effect any such alternative measures, if necessary, on commercially reasonable terms or at all and, even if successful, such alternative actions may not allow us to meet our scheduled debt service obligations. The Senior Credit Facility, the Indenture and the indentures governing our existing indebtedness restrict our ability to dispose of assets and use the proceeds from any such dispositions and may also restrict our ability to raise debt or equity capital to be used to repay other indebtedness when it becomes due. We may not be able to consummate those dispositions or to obtain proceeds in an amount sufficient to meet any debt service obligations then due. See the section titled “Description of Exchange Notes.”

In addition, we conduct our operations through our subsidiaries, certain of which, including our subsidiaries organized to raise vehicle debt, will not be guarantors of the notes or our other indebtedness. Accordingly, repayment of our indebtedness, including the notes, is dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Unless they are guarantors of the notes, our subsidiaries do not have any obligation to pay amounts due on the notes or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes. Each subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. Although the Indenture and the agreements governing certain of our other existing indebtedness will limit the ability of certain of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes.

Our inability to generate sufficient cash flows to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms or at all, would materially and adversely affect our financial position and results of operations and our ability to satisfy our obligations under the notes.

If we cannot make scheduled payments on our debt, we will be in default and, as a result, holders of notes and holders of our other outstanding notes could declare all outstanding principal and interest to be due and payable, the lenders under the Senior Credit Facility could terminate their commitments to loan money, our secured lenders could foreclose against the assets securing such borrowings and we could be forced into bankruptcy or liquidation, in each case, which could result in you losing your investment in the notes.

Restrictive covenants in the Indenture may limit our current and future operations, particularly our ability to respond to changes in our business or to pursue our business strategies.

The terms contained in certain of our indebtedness, including the Indenture, the indentures governing our existing indebtedness, the Senior Credit Facility and any future indebtedness of ours, may include a number of restrictive covenants that impose significant operating and financial restrictions, including restrictions on our ability to take actions that we believe may be in our interest. These agreements, among other things, limit our ability to:

•	incur additional debt;

•	provide guarantees in respect of obligations of other persons;

•	issue redeemable stock and preferred stock;

•	pay dividends or distributions or redeem or repurchase capital stock;

•	prepay, redeem or repurchase debt;

•	make loans, investments and capital expenditures;

•	enter into transactions with affiliates;

•	create or incur liens;

•	make distributions from our subsidiaries;

•	sell assets and capital stock of our subsidiaries;

•	make acquisitions; and

•	consolidate or merge with or into, or sell substantially all of our assets to, another person.

You should read the discussions under the headings “Description of Exchange Notes—Certain covenants” for further information about these covenants. A breach of the covenants or restrictions under the Indenture or other agreements could result in a default under the applicable indebtedness. Such default may allow the creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. In the event our lenders and noteholders accelerate the repayment of our borrowings, we cannot assure that we and our subsidiaries would have sufficient assets to repay such indebtedness.

The restrictions contained in the Indenture and the agreements governing our other indebtedness could adversely affect our ability to:

•	finance our operations;

•	make needed capital expenditures;

•	make strategic acquisitions or investments or enter into alliances;

•	withstand a future downturn in our business or the economy in general;

•	engage in business activities, including future opportunities, that may be in our interest; and

•	plan for or react to market conditions or otherwise execute our business strategies.

Our financial results, our substantial indebtedness and our credit ratings could adversely affect the availability and terms of future financing.

Your right to receive payments on the notes is effectively subordinated to the right of lenders who have a security interest in our assets to the extent of the value of those assets.

Our obligations under the notes and the guarantors’ obligations under their guarantees of the notes will be unsecured, but our obligations under the Senior Credit Facility and each guarantor’s obligations under the Senior Credit Facility is secured by a security interest in substantially all of ABCR’s and the guarantors’ assets. We and the guarantors may incur additional secured indebtedness in the future in amounts which may be substantial. If we are declared bankrupt or insolvent, or if we default under the Senior Credit Facility, the funds borrowed thereunder, together with accrued interest, could become immediately due and payable. If we were unable to repay such indebtedness, the lenders under the Senior Credit Facility could foreclose on the pledged assets to the exclusion of holders of the notes, even if an event of default exists under the Indenture at such time. Furthermore, if the lenders foreclose and sell the pledged equity interests in any guarantor in a transaction permitted under the terms of the Indenture, then such guarantor will be released from its guarantee of the notes automatically and immediately upon such sale. In any such event, because the notes are not secured by any of such assets or by the equity interests in any such guarantor, it is possible that there would be no assets from which your claims could be satisfied or, if any assets existed, they might be insufficient to satisfy your claims in full.

Not all of our subsidiaries are guarantors and therefore the notes will be structurally subordinated in right of payment to the indebtedness and other liabilities of our existing and future subsidiaries that do not guarantee the notes. Your right to receive payments on the notes could be adversely affected if any of these non-guarantor subsidiaries declare bankruptcy, liquidate or reorganize.

The guarantors will include Avis Budget Group, Avis Budget Holdings and our subsidiaries that guarantee our obligations under the Senior Credit Facility. None of our foreign subsidiaries will guarantee the notes. Certain of ABCR’s vehicles in its rental fleet are owned by unrestricted subsidiaries and these subsidiaries, as well as certain other subsidiaries, will also not guarantee the notes.

The notes and guarantees will be structurally subordinated to all of the liabilities of any of the Issuer’s subsidiaries that do not guarantee the notes and would be required to be paid before the holders of the notes have a claim, if any, against those subsidiaries and their assets. Therefore, if there was a dissolution, bankruptcy, liquidation or reorganization of any such subsidiary, the holders of notes would not receive any amounts with respect to the notes from the assets of such subsidiary until after the payment in full of the claims of creditors, including trade creditors and preferred stockholders, of such subsidiary.

In addition, the equity interests of other equity holders in any non-guarantor subsidiary in any dividend or other distribution made by these entities would need to be satisfied on a proportionate basis with us. These less than wholly-owned subsidiaries may also be subject to restrictions on their ability to distribute cash to us in their financing or other agreements and, as a result, we may not be able to access their cash flow to service our debt obligations, including in respect of the notes.

Our non-guarantor subsidiaries accounted for approximately $5.0 billion of our total revenues for the year ended December 31, 2013, excluding certain expenses relating to AESOP Leasing Company and equity in earnings eliminations. As of December 31, 2013, the non-guarantor subsidiaries accounted for approximately $12.7 billion of our total assets excluding certain intercompany balances and equity eliminations, and approximately $9.3 billion of our total liabilities, excluding certain intercompany balances, related taxes and equity eliminations. See Note 21 “Guarantor and Non-Guarantor Consolidating Financial Statements” contained in the 2013 10-K.

Our ability to meet our obligations under our debt, in part, depends on the earnings and cash flows of our subsidiaries and the ability of our subsidiaries to pay dividends or advance or repay funds to us.

We conduct a significant portion of our business operations through our subsidiaries. In servicing payments to be made on the notes, we will rely, in part, on cash flows from these subsidiaries, mainly dividend payments. The ability of these subsidiaries to make dividend payments to us will be affected by, among other factors, the obligations of these entities to their creditors, requirements of corporate and other law, and restrictions contained in agreements entered into by or relating to these entities. In addition, our foreign subsidiaries may be subject to currency controls, repatriation restrictions, withholding obligations on payments to us and other limits.

Avis Finance has no assets or operations and you should not rely upon Avis Finance to make payments on the notes.

Federal and state fraudulent transfer laws may permit a court to void the notes and/or the note guarantees and, if that occurs, you may not receive any payments on the notes.

Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes and the incurrence of the guarantees of such notes. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the notes or the note guarantees thereof could be voided as a fraudulent transfer or conveyance if we or any of the guarantors, as applicable, (a) issued the notes or incurred the note guarantees with the intent of hindering, delaying or defrauding creditors, or (b) received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the note guarantees and, in the case of (b) only, one of the following is also true at the time thereof:

•	we or any of the guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the note guarantees;

•	the issuance of the notes or the incurrence of the note guarantees left us or any of the guarantors, as applicable, with an unreasonably small amount of capital or assets to carry on the business;

•	we or any of the guarantors intended to, or believed that we or such guarantor would, incur debts beyond our or such guarantor’s ability to pay as they mature; or

•	we or any of the guarantors were a defendant in an action for money damages, or had a judgment for money damages docketed against us or such guarantor if, in either case, after final judgment, the judgment is unsatisfied.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its note guarantee, to the extent such guarantor did not obtain a reasonably equivalent benefit directly or indirectly from the issuance of the notes.

We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were insolvent at the relevant time or, regardless of the standard that a court uses, whether the notes or the note guarantees would be subordinated to our or any of our guarantors’ other debt. In general, however, a court would deem an entity insolvent if:

•	the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they became due.

If a court were to find that the issuance of the notes or the incurrence of a note guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or such note guarantee or subordinate the notes or such note guarantee to presently existing and future indebtedness of ours or of the related guarantor, or require the holders of notes to repay any amounts received with respect to such note guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. Further, the avoidance of the notes could result in an event of default with respect to our and our subsidiaries’ other debt that could result in acceleration of such debt.

Finally, as a court of equity, the bankruptcy court may subordinate the claims in respect of the notes to other claims against us under the principle of equitable subordination, if the court determines that: (i) the holder of notes engaged in some type of inequitable conduct; (ii) such inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holder of notes; and (iii) equitable subordination is not inconsistent with the provisions of title 11 of the United States Code, as amended.

We may be unable to repurchase the notes upon a change of control or asset sale.

Upon the occurrence of specified kinds of change of control events, holders of the notes will have the right to require us to repurchase all or any part of their outstanding notes at a price equal to 101% of the principal amount of the notes, together with accrued and unpaid interest, if any, to the date of repurchase. Similarly, under certain circumstances, we may be required to make an offer to repurchase notes if we make certain asset sales.

However, it is possible that we will not have sufficient funds when required under the Indenture to make the required repurchase of the notes. If we fail to repurchase notes in that circumstance, we will be in default under the Indenture. If we are required to repurchase a significant portion of the notes, we may require third-party financing. We cannot be sure that we would be able to obtain third-party financing on acceptable terms, or at all.

One of the circumstances under which a change of control may occur is upon the sale or disposition of all or substantially all of our assets. However, the phrase “all or substantially all” will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or disposition of “all or substantially all” of our capital stock, membership interests or assets has occurred, in which case, the ability of a holder of the notes to obtain the benefit of an offer to repurchase all or a portion of the notes held by such holder may be impaired.

The agreements governing our other indebtedness, including future agreements, may contain prohibitions of certain events, including events that would constitute a change of control or an asset sale and including repurchases of or other prepayments in respect of the notes. For example, the occurrence of a change of control would constitute a default under the Senior Credit Facility. The exercise by the holders of notes of their right to require us to repurchase the notes pursuant to a change of control offer or an asset sale offer could cause a default under these other agreements, even if the change of control or asset sale, if applicable, itself does not, due to the financial effect of such repurchases on us. In the event a change of control offer or an asset sale offer is required to be made at a time when we are prohibited from purchasing notes, we could attempt to refinance the borrowings that contain such prohibition. If we do not obtain a consent or repay those borrowings, we will remain prohibited from purchasing notes. In that case, our failure to purchase tendered notes would constitute an event of default under the Indenture which could, in turn, constitute a default under our other indebtedness. Finally, our ability to pay cash to the holders of notes upon a repurchase may be limited by our then existing financial resources.

There is no established trading market for the notes and there is no guarantee that an active trading market for the notes will develop. You may not be able to sell the notes readily or at all or at or above the price that you paid.

The Exchange Notes are a new issue of securities and there is no established trading market for them, or for the Old Notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for quotation on any automated dealer quotation system.

You may not be able to sell your notes at a particular time or at favorable prices. As a result, we cannot assure you as to the liquidity of any trading market for the Exchange Notes. Accordingly, you may be required to bear the financial risk of your investment in the notes indefinitely. If a trading market were to develop, future trading prices of the Exchange Notes may be volatile and will depend on many factors, including:

•	the number of holders of Exchange Notes;

•	our operating performance and financial condition;

•	our ability to complete the offer to exchange the Old Notes for the Exchange Notes;

•	the interest of securities dealers in making a market for the Exchange Notes; and

•	the market for similar securities.

The market for non-investment grade debt historically has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Exchange Notes. The market for the Exchange Notes, if any, may be subject to similar disruptions that could adversely affect their value. In addition, subsequent to their initial issuance, to tendering holders of the Old Notes in the exchange offer, the Exchange Notes, the notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may increase our future borrowing costs and reduce our access to capital.

There can be no assurances that any rating assigned to our debt security will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may increase our future borrowing costs and reduce our access to capital, which could have a material adverse impact on our financial condition and results of operations.

Holders of Old Notes who fail to exchange their Old Notes in the exchange offer will continue to be subject to restrictions on transfer.

If you do not exchange your Old Notes for Exchange Notes in the exchange offer, you will continue to be subject to the restrictions on transfer applicable to the Old Notes. The restrictions on transfer of your Old Notes arise because we issued the Old Notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the Old Notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. We do not plan to register the Old Notes under the Securities Act. For further information regarding the consequences of tendering your Old Notes in the exchange offer, see the discussion below under the caption “Exchange Offer—Consequences of failure to exchange.”

You must comply with the exchange offer procedures in order to receive new, freely tradable Exchange Notes.

Delivery of Exchange Notes in exchange for Old Notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of book-entry transfer of Old Notes into the exchange agent’s account at DTC, as depositary, including an agent’s message (as defined herein). We are not required to notify you of defects or irregularities in tenders of Old Notes for exchange. Exchange Notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, certain registration and other rights under the Registration Rights Agreement will terminate. See “Exchange Offer—Procedures for tendering Old Notes” and “Exchange Offer—Consequences of failure to exchange.”

Some holders who exchange their Old Notes may be deemed to be underwriters, and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

If you exchange your Old Notes in the exchange offer for the purpose of participating in a distribution of the Exchange Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

USE OF PROCEEDS

This exchange offer is intended to satisfy our obligations under the Registration Rights Agreement. We will not receive any cash proceeds from the issuance of the Exchange Notes. The Old Notes properly tendered and exchanged for Exchange Notes will be retired and cancelled. Accordingly, no additional debt will result from the exchange. We have agreed to bear the expense of the exchange offer.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets for our ratio of earnings to fixed charges on a historical basis for the periods indicated(1):

Year ended December 31,
2013	2012	2011	2010	2009
1.13x	1.47x	1.06x	1.14x	—

(1)	Dashes in the following table represent a ratio of earnings to fixed charges less than 1.0.

For the purposes of computing the ratio of earnings to fixed charges, earnings consist of income (loss) before provision for income taxes plus fixed charges. Fixed charges consist of interest expense on all indebtedness (including amortization of deferred financing costs) and the portion of operating lease rental expense that is representative of the interest factor. For the year ended December 31, 2009, earnings were less than fixed charges by $77 million.

SELECTED HISTORICAL FINANCIAL INFORMATION

The following table presents selected historical consolidated financial data. The consolidated statements of operations data for each of the years in the three-year period ended December 31, 2013 and the consolidated balance sheet data as of December 31, 2013 and 2012 have been derived from our consolidated financial statements incorporated by reference in this prospectus. The consolidated statements of operations data for each of the years ended December 31, 2010 and 2009 and the consolidated balance sheet data as of December 31, 2011, 2010 and 2009 have been derived from our audited consolidated financial statements, which are not incorporated by reference to this prospectus. The information set forth below should be read in conjunction with our audited financial statements, including the related notes thereto, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the 2013 10-K.

	As of and for the year ended December 31,
	2013	2012	2011	2010	2009
	(in millions, except per share data)
Results of operations
Net revenues	$7,937	$7,357	$5,900	$5,185	$5,131

Net income (loss)	$16	$290	$(29)	$54	$(47)

Per share data
Income (loss) from continuing operations
Basic	$0.15	$2.72	$(0.28)	$0.53	$(0.46)
Diluted	0.15	2.42	(0.28)	0.49	(0.46)
Net income (loss)
Basic	$0.15	$2.72	$(0.28)	$0.53	$(0.46)
Diluted	0.15	2.42	(0.28)	0.49	(0.46)
Cash dividend declared	$—	$—	$—	$—	$—

Financial position
Total assets	$16,284	$15,218	$12,938	$10,327	$10,093
Assets under vehicle programs	10,452	10,099	9,090	6,865	6,522
Long-term debt, including current portion	3,394	2,905	3,205	2,502	2,131
Debt under vehicle programs(a)	7,337	6,806	5,564	4,515	4,374
Stockholders’ equity	771	757	412	410	222

(a)	Includes related-party debt due to Avis Budget Rental Car Funding (AESOP) LLC (“Avis Budget Rental Car Funding”). See Note 14 to our Consolidated Financial Statements in our 2013 10-K.

In presenting the financial data above in conformity with GAAP, we are required to make estimates and assumptions that affect the amounts reported. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Accounting Policies—Critical Accounting Policies” in the 2013 10-K for a detailed discussion of the accounting policies that we believe require subjective and complex judgments that could potentially affect reported results.

Restructuring and Other Items

During 2013, 2012, 2011 and 2010, we recorded $51 million, $34 million, $255 million and $14 million, respectively, of transaction-related costs, primarily related to our acquisition of Avis Europe and Zipcar, the integration of acquired businesses with our operations and expenses related to our previous efforts to acquire Dollar Thrifty Automotive Group, Inc. (“Dollar Thrifty”). In 2013, these costs were primarily related to the acquisition of Zipcar and the integration of acquired businesses. During 2012, these costs were primarily related to the integration of Avis Europe’s operations with the Company’s. In 2011, these costs included (i) a $117 million non-cash charge related to the unfavorable license rights reacquired by the Company through the acquisition of Avis Europe, which provided Avis Europe with royalty-free license rights within certain territories, (ii) $89 million of expenses related to due-diligence, advisory and other costs, and (iii) $49 million for losses on foreign-currency transactions related to the Avis Europe purchase price. In 2010, these costs related to due-diligence and other cost for our previous efforts to acquire Dollar Thrifty. See Notes 2 and 5 to the Consolidated Financial Statements contained in our 2013 10-K.

In 2012, we implemented a restructuring initiative related to our Truck Rental segment, and in 2011, we implemented a restructuring initiative subsequent to the acquisition of Avis Europe. In 2010 and 2009, we implemented cost-reduction and efficiency improvement plans to reduce costs, enhance organizational efficiency and consolidate and rationalize existing processes and facilities. We recorded expenses related to these and other restructuring initiatives of $61 million in 2013, $38 million in 2012, $5 million in 2011, $11 million in 2010, and $20 million in 2009. See Note 4 to the Notes to Consolidated Financial Statements contained in our 2013 10-K.

In 2013, 2012 and 2010, we recorded $147 million, $75 million, and $52 million, respectively, of expense related to the early extinguishment of corporate debt.

In 2013, we recorded a charge of $33 million ($33 million, net of tax) for the impairment of our equity-method investment in our Brazilian licensee. In 2009, we recorded a $33 million ($20 million, net of tax) non-cash charge for the impairment of investments, to reflect the other-than-temporary decline of the investments’ fair value below their carrying value.

EXCHANGE OFFER

Purpose of the exchange offer

The exchange offer is designed to provide holders of Old Notes with an opportunity to acquire Exchange Notes which, unlike the Old Notes, will be freely transferable at all times, subject to any restrictions on transfer imposed by state “blue sky” laws and provided that the holder is not our affiliate within the meaning of the Securities Act and represents that the Exchange Notes are being acquired in the ordinary course of the holder’s business and the holder is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes.

The Old Notes were originally issued and sold on November 25, 2013, to the initial purchasers, pursuant to the purchase agreement dated November 20, 2013. The Old Notes were issued and sold in transactions not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act. The concurrent resale of the Old Notes by the initial purchasers to investors was done in reliance upon the exemptions provided by Rule 144A and Regulation S promulgated under the Securities Act. The Old Notes may not be reoffered, resold or transferred other than (i) to us or our subsidiaries, (ii) to a qualified institutional buyer in compliance with Rule 144A promulgated under the Securities Act, (iii) outside the United States to a non-U.S. person within the meaning of Regulation S under the Securities Act, (iv) pursuant to the exemption from registration provided by Rule 144 promulgated under the Securities Act (if available) or (v) pursuant to an effective registration statement under the Securities Act.

In connection with the original issuance and sale of the Old Notes, we entered into the Registration Rights Agreement, pursuant to which we agreed to file with the SEC a registration statement covering the exchange by us of the Exchange Notes for the Old Notes, pursuant to the exchange offer. The Registration Rights Agreement provides that we will file with the SEC an exchange offer registration statement on an appropriate form under the Securities Act and offer to holders of Old Notes who are able to make certain representations the opportunity to exchange their Old Notes for Exchange Notes.

Under existing interpretations by the Staff of the SEC as set forth in no-action letters issued to third parties in other transactions, the Exchange Notes would, in general, be freely transferable after the exchange offer without further registration under the Securities Act; provided, however, that in the case of broker-dealers participating in the exchange offer, a prospectus meeting the requirements of the Securities Act must be delivered by such broker-dealers in connection with resales of the Exchange Notes. We have agreed to furnish a prospectus meeting the requirements of the Securities Act to any such broker-dealer for use in connection with any resale of any Exchange Notes acquired in the exchange offer. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations).

We do not intend to seek our own interpretation regarding the exchange offer, and we cannot assure you that the staff of the SEC would make a similar determination with respect to the Exchange Notes as it has in other interpretations to third parties.

Each holder of Old Notes that exchanges such Old Notes for Exchange Notes in the exchange offer will be deemed to have made certain representations, including representations that (i) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of Exchange Notes and (iii) it is not our affiliate as defined in Rule 405 under the Securities Act, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of Old Notes or Exchange Notes. If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

Terms of the exchange offer; period for tendering outstanding Old Notes

Upon the terms and subject to the conditions set forth in this prospectus, we will accept any and all Old Notes that were acquired pursuant to Rule 144A or Regulation S validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of Old Notes accepted in the exchange offer. Holders may tender some or all of their Old Notes pursuant to the exchange offer. However, Old Notes may be tendered only in integral multiples of $1,000.

The form and terms of the Exchange Notes are the same as the form and terms of the outstanding Old Notes except that:

(1) the Exchange Notes will be registered under the Securities Act and will not have legends restricting their transfer;

(2) the Exchange Notes will not contain the registration rights and liquidated damages provisions contained in the outstanding Old Notes; and

(3) interest on the Exchange Notes will accrue from the last interest date on which interest was paid on your Old Notes.

The Exchange Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture.

We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Exchange Act of 1934, as amended, referred to herein as the Exchange Act, and the rules and regulations of the SEC.

We will be deemed to have accepted validly tendered Old Notes when, as and if we have given oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from us.

If any tendered Old Notes are not accepted for exchange because of an invalid tender or the occurrence of specified other events set forth in this prospectus, the certificates for any unaccepted Old Notes will be promptly returned, without expense, to the tendering holder.

Holders who tender Old Notes in the exchange offer will not be required to pay brokerage commissions or fees or transfer taxes with respect to the exchange of Old Notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See “Fees and expenses” and “Transfer taxes” below.

The exchange offer will remain open for at least 20 full business days. The term “expiration date” will mean 5:00 p.m., New York City time, on             , 2014, unless we, in our sole discretion, extend the exchange offer, in which case the term “expiration date” will mean the latest date and time to which the exchange offer is extended.

To extend the exchange offer, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date, we will:

(1) notify the exchange agent of any extension by oral notice (promptly confirmed in writing) or written notice, and

(2) mail to the registered holders an announcement of any extension, and issue a notice by press release or other public announcement before such expiration date.

We reserve the right, in our sole discretion:

(1) if any of the conditions below under the heading “Conditions to the exchange offer” shall have not been satisfied,

(a) to delay accepting any Old Notes,

(b) to extend the exchange offer, or

(c) to terminate the exchange offer, or

(2) to amend the terms of the exchange offer in any manner, provided however, that if we amend the exchange offer to make a material change, including the waiver of a material condition, we will extend the exchange offer, if necessary, to keep the exchange offer open for at least five business days after such amendment or waiver; provided further, that if we amend the exchange offer to change the percentage of Notes being exchanged or the consideration being offered, we will extend the exchange offer, if necessary, to keep the exchange offer open for at least ten business days after such amendment or waiver.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders.

Procedures for tendering Old Notes through brokers and banks

Since the Old Notes are represented by global book-entry notes, DTC, as depositary, or its nominee is treated as the registered holder of the Old Notes and will be the only entity that can tender your Old Notes for Exchange Notes. Therefore, to tender Old Notes subject to this exchange offer and to obtain Exchange Notes, you must instruct the institution where you keep your Old Notes to tender your Old Notes on your behalf so that they are received on or prior to the expiration of this exchange offer.

The letter of transmittal that may accompany this prospectus may be used by you to give such instructions.

YOU SHOULD CONSULT YOUR ACCOUNT REPRESENTATIVE AT THE BROKER OR BANK WHERE YOU KEEP YOUR OLD NOTES TO DETERMINE THE PREFERRED PROCEDURE.

IF YOU WISH TO ACCEPT THIS EXCHANGE OFFER, PLEASE INSTRUCT YOUR BROKER OR ACCOUNT REPRESENTATIVE IN TIME FOR YOUR OLD NOTES TO BE TENDERED BEFORE THE 5:00 PM (NEW YORK CITY TIME) DEADLINE ON             , 2014.

Deemed representations

To participate in the exchange offer, we require that you represent to us that:

(1) you or any other person acquiring Exchange Notes in exchange for your Old Notes in the exchange offer is acquiring them in the ordinary course of business;

(2) neither you nor any other person acquiring Exchange Notes in exchange for your Old Notes in the exchange offer is engaging in or intends to engage in a distribution of the Exchange Notes within the meaning of the federal securities laws;

(3) neither you nor any other person acquiring Exchange Notes in exchange for your Old Notes has an arrangement or understanding with any person to participate in the distribution of Exchange Notes issued in the exchange offer;

(4) neither you nor any other person acquiring Exchange Notes in exchange for your Old Notes is our “affiliate” as defined under Rule 405 of the Securities Act; and

(5) if you or another person acquiring Exchange Notes in exchange for your Old Notes is a broker-dealer and you acquired the Old Notes as a result of market-making activities or other trading activities, you acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes.

BY TENDERING YOUR OLD NOTES YOU ARE DEEMED TO HAVE MADE THESE REPRESENTATIONS.

Broker-dealers who cannot make the representations in item (5) of the paragraph above cannot use this exchange offer prospectus in connection with resales of the Exchange Notes issued in the exchange offer.

If you are our “affiliate,” as defined under Rule 405 of the Securities Act, if you are a broker-dealer who acquired your Old Notes in the initial offering and not as a result of market-making or trading activities, or if you are engaged in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of Exchange Notes acquired in the exchange offer, you or that person:

(1) may not rely on the applicable interpretations of the Staff of the SEC and therefore may not participate in the exchange offer; and

(2) must comply with the registration and prospectus delivery requirements of the Securities Act or an exemption therefrom when reselling the Old Notes.

You may tender some or all of your Old Notes in this exchange offer. However, your Old Notes may be tendered only in integral multiples of $1,000.

When you tender your outstanding Old Notes and we accept them, the tender will be a binding agreement between you and us as described in this prospectus.

The method of delivery of outstanding Old Notes and all other required documents to the exchange agent is at your election and risk.

We will decide all questions about the validity, form, eligibility, acceptance and withdrawal of tendered Old Notes, and our reasonable determination will be final and binding on you. We reserve the absolute right to:

(1) reject any and all tenders of any particular Old Note not properly tendered;

(2) refuse to accept any Old Note if, in our reasonable judgment or the judgment of our counsel, the acceptance would be unlawful; and

(3) waive any defects or irregularities or conditions of the exchange offer as to any particular Old Notes before the expiration of the offer.

Our interpretation of the terms and conditions of the exchange offer will be final and binding on all parties. You must cure any defects or irregularities in connection with tenders of Old Notes as we will reasonably determine. Neither us, the exchange agent nor any other person will incur any liability for failure to notify you or any defect or irregularity with respect to your tender of Old Notes. If we waive any terms or conditions pursuant to (3) above with respect to a noteholder, we will extend the same waiver to all noteholders with respect to that term or condition being waived.

Procedures for brokers and custodian banks; DTC ATOP Account

In order to accept this exchange offer on behalf of a holder of Old Notes you must submit or cause your DTC participant to submit an Agent’s Message as described below.

The exchange agent, on our behalf will seek to establish an Automated Tender Offer Program (“ATOP”) account with respect to the outstanding Old Notes at DTC promptly after the delivery of this prospectus. Any financial institution that is a DTC participant, including your broker or bank, may make book-entry tender of outstanding Old Notes by causing the book-entry transfer of such Old Notes into our ATOP account in accordance with DTC’s procedures for such transfers. Concurrently with the delivery of Old Notes, an Agent’s Message in connection with such book-entry transfer must be transmitted by DTC to, and received by, the exchange agent on or prior to 5:00 pm, New York City Time on the expiration date. The confirmation of a book entry transfer into the ATOP account as described above is referred to herein as a “Book-Entry Confirmation.”

The term “Agent’s Message” means a message transmitted by the DTC participants to DTC, and thereafter transmitted by DTC to the exchange agent, forming a part of the Book-Entry Confirmation which states that DTC has received an express acknowledgment from the participant in DTC described in such Agent’s Message stating that such participant and beneficial holder agree to be bound by the terms of this exchange offer.

Each Agent’s Message must include the following information:

(1) Name of the beneficial owner tendering such Old Notes;

(2) Account number of the beneficial owner tendering such Old Notes;

(3) Principal amount of Old Notes tendered by such beneficial owner; and

(4) A confirmation that the beneficial holder of the Old Notes tendered has made the representations for our benefit set forth under “Deemed representations” above.

BY SENDING AN AGENT’S MESSAGE THE DTC PARTICIPANT IS DEEMED TO HAVE CERTIFIED THAT THE BENEFICIAL HOLDER FOR WHOM NOTES ARE BEING TENDERED HAS BEEN PROVIDED WITH A COPY OF THIS PROSPECTUS.

The delivery of Old Notes through DTC, and any transmission of an Agent’s Message through ATOP, is at the election and risk of the person tendering Old Notes. We will ask the exchange agent to instruct DTC to promptly return those Old Notes, if any, that were tendered through ATOP but were not accepted by us, to the DTC participant that tendered such Old Notes on behalf of holders of the Old Notes.

Acceptance of Outstanding Old Notes for Exchange; Delivery of Exchange Notes

We will accept validly tendered Old Notes when the conditions to the exchange offer have been satisfied or we have waived them. We will have accepted your validly tendered Old Notes when we have given oral or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from us. If we do not accept any tendered Old Notes for exchange by book-entry transfer because of an invalid tender or other valid reason, we will credit the Notes to an account maintained with DTC promptly after the exchange offer terminates or expires.

THE AGENT’S MESSAGE MUST BE TRANSMITTED TO THE EXCHANGE AGENT ON OR BEFORE 5:00 PM, NEW YORK CITY TIME, ON THE EXPIRATION DATE.

Withdrawal rights

You may withdraw your tender of outstanding notes at any time before 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective, you should contact your bank or broker where your Old Notes are held and have them send an ATOP notice of withdrawal so that it is received by the exchange agent before 5:00 p.m., New York City time, on the expiration date. Such notice of withdrawal must:

(1) specify the name of the person that tendered the Old Notes to be withdrawn;

(2) identify the Old Notes to be withdrawn, including the CUSIP number and principal amount at maturity of the Old Notes; specify the name and number of an account at the DTC to which your withdrawn Old Notes can be credited.

We will decide all questions as to the validity, form and eligibility of the notices and our determination will be final and binding on all parties. Any tendered Old Notes that you withdraw will not be considered to have been validly tendered. We will promptly return any outstanding Old Notes that have been tendered but not exchanged, or credit them to the DTC account. You may re-tender properly withdrawn Old Notes by following one of the procedures described above before the expiration date.

Conditions on the exchange offer

Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to issue Exchange Notes in exchange for, any outstanding Old Notes and may terminate the exchange offer (whether or not any Old Notes have been accepted for exchange) or amend the exchange offer, if any of the following conditions has occurred or exists or has not been satisfied, or has not been waived by us in our sole reasonable discretion, prior to the expiration date:

•	there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission:

(1)	seeking to restrain or prohibit the making or completion of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result of this transaction; or

(2)	resulting in a material delay in our ability to accept for exchange or exchange some or all of the Old Notes in the exchange offer; or

(3)	any statute, rule, regulation, order or injunction has been sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any governmental authority, domestic or foreign; or

•	any action has been taken, proposed or threatened, by any governmental authority, domestic or foreign, that, in our sole reasonable judgment, would directly or indirectly result in any of the consequences referred to in clauses (1), (2) or (3) above or, in our sole reasonable judgment, would result in the holders of Exchange Notes having obligations with respect to resales and transfers of Exchange Notes which are greater than those described in the interpretation of the SEC referred to above, or would otherwise make it inadvisable to proceed with the exchange offer; or the following has occurred:

(1)	any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market; or

(2)	any limitation by a governmental authority which adversely affects our ability to complete the transactions contemplated by the exchange offer; or

(3)	a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit; or

(4)	a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the preceding events existing at the time of the commencement of the exchange offer, a material acceleration or worsening of these calamities; or

•	any change, or any development involving a prospective change, has occurred or been threatened in our business, financial condition, operations or prospects and those of our subsidiaries taken as a whole that is or may be adverse to us, or we have become aware of facts that have or may have an adverse impact on the value of the Old Notes or the Exchange Notes, which in our sole reasonable judgment in any case makes it inadvisable to proceed with the exchange offer and/or with such acceptance for exchange or with such exchange; or

•	there shall occur a change in the current interpretation by the Staff of the SEC which permits the Exchange Notes issued pursuant to the exchange offer in exchange for Old Notes to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is our affiliate within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders’ business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Notes; or

•	any law, statute, rule or regulation shall have been adopted or enacted which, in our reasonable judgment, would impair our ability to proceed with the exchange offer; or

•	a stop order shall have been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement, or proceedings shall have been initiated or, to our knowledge, threatened for that purpose, or any governmental approval has not been obtained, which approval we shall, in our sole reasonable discretion, deem necessary for the consummation of the exchange offer as contemplated hereby; or

•	we have received an opinion of counsel experienced in such matters to the effect that there exists any actual or threatened legal impediment (including a default or prospective default under an agreement, indenture or other instrument or obligation to which we are a party or by which we are bound) to the consummation of the transactions contemplated by the exchange offer.

If we determine in our sole reasonable discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, we may, subject to applicable law, terminate the exchange offer (whether or not any Old Notes have been accepted for exchange) or may waive any such condition or otherwise amend the terms of the exchange offer in any respect. If such waiver or amendment constitutes a material change to the exchange offer, we will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Notes and will extend the exchange offer to the extent required by Rule 14e-1 promulgated under the Exchange Act.

These conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any of these conditions, or we may waive them, in whole or in part, in our sole reasonable discretion, provided that we will not waive any condition with respect to an individual holder of Old Notes unless we waive that condition for all such holders. Any reasonable determination made by us concerning an event, development or circumstance described or referred to above will be final and binding on all parties. Our failure at any time to exercise any of the foregoing rights will not be a waiver of our rights and each such right will be deemed an ongoing right which may be asserted at any time before the expiration of the exchange offer.

Exchange agent

We have appointed Deutsche Bank Trust Company Americas as the exchange agent for the exchange offer. You should direct questions, requests for assistance, and requests for additional copies of this prospectus and the letter of transmittal that may accompany this prospectus to the exchange agent addressed as follows:

DEUTSCHE BANK TRUST COMPANY AMERICAS, EXCHANGE AGENT

By registered or certified mail, overnight delivery:

Deutsche Bank Trust Company Americas

c/o DB Services Americas, Inc.

Attn: Reorg Dept.

5022 Gate Parkway, Suite 200

Jacksonville, FL 32256

For Information Call:

877-843-9767

For facsimile transmission (for eligible institutions only):

615-866-3889

Confirm by Telephone:

877-843-9767

Delivery to an address other than set forth above will not constitute a valid delivery.

Fees and expenses

The principal solicitation is being made through DTC by Deutsche Bank Trust Company Americas, as exchange agent. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provisions of these services and pay other registration expenses, including registration and filing fees, fees and expenses of compliance with federal securities and state blue sky securities laws, printing expenses, messenger and delivery services and telephone, fees and disbursements to our counsel, application and filing fees and any fees and disbursements to our independent certified public accountants. We will not make any payment to brokers, dealers, or others soliciting acceptances of the exchange offer except for reimbursement of mailing expenses.

Additional solicitations may be made by telephone, facsimile or in person by our and our affiliates’ officers employees and by persons so engaged by the exchange agent.

Accounting treatment

The Exchange Notes will be recorded at the same carrying value as the existing Old Notes, as reflected in our accounting records on the date of exchange. Accordingly, we will recognize no gain or loss for accounting purposes. The expenses of the exchange offer will be capitalized and expensed over the term of the Exchange Notes.

Transfer taxes

If you tender outstanding Old Notes for exchange you will not be obligated to pay any transfer taxes. However, if you instruct us to register Exchange Notes in the name of, or request that your Old Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder, you will be responsible for paying any transfer tax owed.

YOU MAY SUFFER ADVERSE CONSEQUENCES IF YOU FAIL TO EXCHANGE OUTSTANDING OLD NOTES.

If you do not tender your outstanding Old Notes, you will not have any further registration rights, except for the rights described in the Registration Rights Agreement and described above, and your Old Notes will continue to be subject to the provisions of the indenture governing the Old Notes regarding transfer and exchange of the Old Notes and the restrictions on transfer of the Old Notes imposed by the Securities Act and states securities law when we complete the exchange offer. These transfer restrictions are required because the Old Notes were issued under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Accordingly, if you do not tender your Old Notes in the exchange offer, your ability to sell your Old Notes could be adversely affected. Once we have completed the exchange offer, holders who have not tendered notes will not continue to be entitled to any increase in interest rate that the indenture governing the Old Notes provides for if we do not complete the exchange offer.

Consequences of failure to exchange

The Old Notes that are not exchanged for Exchange Notes pursuant to the exchange offer will remain restricted securities. Accordingly, the Old Notes may be resold only:

(1) to us upon redemption thereof or otherwise;

(2) so long as the outstanding securities are eligible for resale pursuant to Rule 144A, to a person inside the United States who is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act, which other exemption is based upon an opinion of counsel reasonably acceptable to us;

(3) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

(4) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

Shelf registration

The Registration Rights Agreement also requires that we file a shelf registration statement if:

(1) we cannot file a registration statement for the exchange offer because the exchange offer is not permitted by law or SEC policy;

(2) a law or SEC policy prohibits a holder from participating in the exchange offer;

(3) a holder cannot resell the Exchange Notes it acquires in the exchange offer without delivering a prospectus and this prospectus is not appropriate or available for resales by the holder; or

(4) a holder is a broker-dealer and holds notes acquired directly from us or one of our affiliates.

We will also register the Exchange Notes under the securities laws of jurisdictions that holders may request before offering or selling notes in a public offering. We do not intend to register Exchange Notes in any jurisdiction unless a holder requests that we do so.

Old Notes may be subject to restrictions on transfer until:

(1) a person other than a broker-dealer has exchanged the Old Notes in the exchange offer;

(2) a broker-dealer has exchanged the Old Notes in the exchange offer and sells them to a purchaser that receives a prospectus from the broker, dealer on or before the sale;

(3) the Old Notes are sold under an effective shelf registration statement that we have filed; or

(4) the Old Notes are sold to the public under Rule 144 of the Securities Act.

DESCRIPTION OF EXCHANGE NOTES

The Exchange Notes are to be issued under the Indenture, dated as of November 25, 2013, among ABCR, Avis Finance, the Guarantors and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). This is the same indenture under which the Old Notes were issued. Any Old Note that remains outstanding after the completion of the exchange offer, together with the Exchange Notes issued in connection with the exchange offer, will be treated as a single class of securities under the Indenture.

The Indenture contains provisions that define your rights and govern the obligations of the Company under the notes. Copies of the form of the Indenture and the notes will be made available to prospective purchasers of the notes upon request, when available.

The following is a summary of certain provisions of the Indenture and the notes. It does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein and those terms to be made a part thereof by the TIA. The capitalized terms defined in “—Certain definitions” below are used in this “Description of Exchange Notes” as so defined. In this “Description of Exchange Notes,” any reference to a “Holder” or a “noteholder” refers to the registered holders of the notes (initially only Cede & Co., as nominee of DTC); and reference to “the Company” is to ABCR and not any of its subsidiaries. Any reference to the “Issuers” is to ABCR and Avis Finance, as co-issuers and not to any of their subsidiaries.

Brief description of the notes

The notes will:

•	be general, unsubordinated obligations of the Issuers;

•	be unsecured;

•	be structurally subordinated to all existing and future Indebtedness and other liabilities (including trade payables) of the Company’s Subsidiaries (other than Subsidiaries that are or become Subsidiary Guarantors pursuant to the provisions described below under “—Guarantees”);

•	be limited to an aggregate principal amount of $250.0 million, subject to our ability to issue Additional Notes;

•	mature on December 1, 2017;

•	bear interest at the applicable rate per annum shown on the front cover of this prospectus from November 25, 2013, or from the most recent date to which interest has been paid or provided for;

•	be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

•	be represented by one or more registered notes in global form, but in certain circumstances may be represented by notes in definitive form. See “Book entry, delivery and form”;

•	be pari passu in right of payment with all existing and future unsubordinated indebtedness of the Issuers; and

•	be unconditionally guaranteed on an unsubordinated basis by Avis Budget Group, Avis Budget Holdings, and each of the Company’s current and future Domestic Subsidiaries that guarantees payment by the Company of any Indebtedness of the Company under the Senior Credit Facilities.

Because the notes are unsecured, in the event of bankruptcy, liquidation, reorganization or other winding up of the Company or the Guarantors or upon default in payment with respect to, or the acceleration of, any Indebtedness under the Senior Credit Facilities or other senior secured indebtedness, the assets of our company and the guarantors that secure other senior secured indebtedness will be available to pay obligations on the notes and the guarantees only after all Indebtedness under such other secured indebtedness has been repaid in full from such assets.

Principal, maturity and interest

The notes were issued initially in an aggregate principal amount of $250 million. The notes will mature on December 1, 2017. Each note will bear interest at a rate per annum, reset quarterly, equal to LIBOR plus 2.75%, as determined by the calculation agent (the “Calculation Agent”), which shall initially be the Trustee.

Interest on the notes will be payable quarterly in cash to Holders of record at the close of business on the February 15, May 15, August 15 and November 15, immediately preceding the interest payment date, on March 1, June 1, September 1 and December 1 of each year, commencing March 1 2014. Interest will be paid on the basis of a 360-day year for the actual number of days elapsed and accrue from the date of original issuance.

The amount of interest for each day that the notes are outstanding (the “Daily Interest Amount”) will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the notes then outstanding. The amount of interest to be paid on the notes for each Interest Period will be calculated by adding the Daily Interest Amount for each day in the Interest Period. All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

The Calculation Agent will, upon the request of any Holder of notes, provide the interest rate then in effect with respect to the notes. All calculations made by the Calculation Agent in the absence of manifest error will be conclusive for all purposes and binding on the Issuers, the Guarantors and the Holders of the notes.

Additional securities may be issued under the Indenture in one or more series from time to time (“Additional Notes”), subject to the limitations set forth under “—Certain covenants—Limitation on indebtedness,” which will vote as a class with the notes and will be treated as a single class with the notes for all purposes under the Indenture.

Other terms

Principal of, premium, if any, and interest on, the notes will be payable, and the notes may be exchanged or transferred, at the office or agency of the Company maintained for such purposes (which initially shall be the corporate trust office of the Trustee), except that, at the option of the Company, payment of interest may be made by check mailed to the address of the registered holders of the notes as such address appears in the Note register.

The notes will be issued only in fully registered form, without coupons. The notes will be issued only in minimum denominations of $2,000 (the “Minimum Denomination”) and integral multiples of $1,000 in excess of $2,000.

Optional redemption

The notes will be redeemable, at the Company’s option, at any time prior to maturity at varying redemption prices in accordance with the applicable provisions set forth below.

The notes will be redeemable, at the Company’s option, in whole or in part, at any time and from time to time on or after June 1, 2015, and prior to maturity at the applicable redemption price set forth below. Such redemption may be made upon notice mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date. The Company may provide in such notice that payment of the redemption price and the performance of the Company’s obligations with respect to such redemption may be performed by another Person. Any such redemption and notice may, in the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the occurrence of a Change of Control. The notes will be so redeemable at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to, but not including, the relevant redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the periods set forth below:

Redemption Period	Price
June 1, 2015-May 31, 2016	102.000%
June 1, 2016- November 30, 2016	101.000%
December 1, 2016 and thereafter	100.000%

In addition, the Indenture provides that at any time and from time to time on or prior to June 1, 2015, the Company at its option may redeem notes in an aggregate principal amount equal to up to 35% of the original aggregate principal amount of the notes (including the principal amount of any Additional Notes), with funds in an aggregate amount (the “Redemption Amount”) not exceeding the aggregate proceeds of one or more Equity Offerings (as defined below), at a redemption price (expressed as a percentage of principal amount thereof) of 100.0% of the principal amount of the notes so redeemed, plus a premium equal to the interest rate per annum on the notes in effect on the date that notice of redemption is given, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that if notes are redeemed, an aggregate principal amount of notes equal to at least 65% of the original aggregate principal amount of notes must remain outstanding after each such redemption of notes.

“Equity Offering” means a sale of Capital Stock (x) that is a sale of Capital Stock of the Company (other than Disqualified Stock), or (y) proceeds of which in an amount equal to or exceeding the Redemption Amount are contributed to the equity capital of the Company or any of its Restricted Subsidiaries. Such redemption may be made upon notice mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date (but in no event more than 180 days after the completion of the related Equity Offering). The Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person. Any such notice may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the completion of the related Equity Offering.

At any time prior to June 1, 2015, the notes may also be redeemed or purchased (by the Company or any other Person) in whole or in part, at the Company’s option, at a price (the “Redemption Price”) equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the date of redemption or purchase (the “Redemption Date”) (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Such redemption or purchase may be made upon notice mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the Redemption Date. The Company may provide in such notice that payment of the Redemption Price and performance of the Company’s obligations with respect to such redemption or purchase may be performed by another Person. Any such redemption, purchase or notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the occurrence of a Change of Control.

“Applicable Premium” means, with respect to a note at any Redemption Date, the greater of (i) 1.0% of the principal amount of such note and (ii) the excess of (A) the present value at such Redemption Date of (1) the redemption price of such note on June 1, 2015, such redemption price being that described in the second paragraph of this “Optional redemption” section plus (2) all required remaining scheduled interest payments due on such note through such date, assuming that LIBOR in effect on the date of the applicable redemption notice would be the applicable LIBOR in effect through June 1, 2015, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such note on such Redemption Date; as calculated by the Company or on behalf of the Company by such Person as the Company shall designate; provided that such calculation shall not be a duty or obligation of the Trustee.

“Treasury Rate” means, with respect to a Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to June 1, 2015; provided, however, that if the period from the Redemption Date to such date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

Selection

In the case of any partial redemption, selection of the notes for redemption will be made by the Trustee on a pro rata basis, or by lot or by using a pool factor, or in the case of notes issued in global form, based on a method that most nearly approximates a pro rata selection as required by the procedures of DTC, although no note of the Minimum Denomination in original principal amount or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption relating to such note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original note. All redemptions will apply ratably to the notes offered hereby and the existing notes, together.

Guarantees

The notes are guaranteed by Avis Budget Group, our indirect parent company, Avis Budget Holdings, our direct parent company (collectively with Avis Budget Group, the “Parent Guarantors”), and each Domestic Subsidiary that guarantees payment by the Company of any Indebtedness of the Company under the Senior Credit Facilities (collectively, the “Subsidiary Guarantors”). In addition, the Company will cause each Domestic Subsidiary that guarantees payment by the Company of any Indebtedness of the Company under the Senior Credit Facilities to execute and deliver to the Trustee a supplemental indenture or other instrument pursuant to which such Domestic Subsidiary will guarantee payment of the notes, whereupon such Domestic Subsidiary will become a Subsidiary Guarantor for all purposes under the Indenture. In addition, the Company may cause any Subsidiary or other Person that is not a Subsidiary Guarantor to guarantee payment of the notes and become a Guarantor.

Each Guarantor, as primary obligor and not merely as surety, will jointly and severally, irrevocably, fully and unconditionally Guarantee, on an unsecured unsubordinated basis the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all monetary obligations of the Company under the Indenture and the notes, whether for principal of or interest on the notes, expenses, indemnification or otherwise. Each Guarantor will agree to pay, in addition to the amount stated above, any and all reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the applicable Holders in enforcing any rights under a Guarantee.

The obligations of each Guarantor will be limited to the maximum amount, as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including but not limited to any Guarantee by it of any Bank Indebtedness), result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law, or being void or unenforceable under any law relating to insolvency of debtors.

Each Guarantee shall be a continuing Guarantee and shall (i) remain in full force and effect until payment in full of the principal amount of all outstanding notes (whether by payment at maturity, purchase, redemption, defeasance, retirement or other acquisition) and all other applicable obligations then due and owing unless earlier terminated as described below, (ii) be binding upon such Guarantor and (iii) inure to the benefit of and be enforceable by the Trustee, the Holders and their permitted successors, transferees and assigns.

Notwithstanding the preceding paragraph, the Parent Guarantors and each Subsidiary Guarantor will automatically and unconditionally be released from all obligations under their Guarantees, and such Guarantees shall thereupon terminate and be discharged and of no further force or effect, (i) in the case of a Subsidiary Guarantor, concurrently with any direct or indirect sale or disposition (by merger or otherwise) of any Subsidiary Guarantor or any interest therein not prohibited by the terms of the Indenture (including the covenant described under “—Certain covenants—Limitation on sales of assets and subsidiary stock” and “—Merger and consolidation”) by the Company or a Restricted Subsidiary or any other transaction, following which such Subsidiary Guarantor is no longer a Restricted Subsidiary of the Company, (ii) at any time that such Guarantor is released from all of its obligations under all of its Guarantees of payment by the Company of any Indebtedness of the Company under the Senior Credit Facilities (it being understood that a release subject to contingent reinstatement is still a release, and that if any such Guarantee is so reinstated, such Guarantee shall also be reinstated), provided that the release of obligations described in this clause (ii) shall not apply to Avis Budget Group, Inc., (iii) upon the merger or consolidation of any Guarantor with and into the Company or another Guarantor that is the surviving Person in such merger or consolidation, or upon the liquidation of such Guarantor following or contemporaneously with the transfer of all of its assets to the Company or another Guarantor, provided that the release of obligations described in this clause (iii) shall not apply to Avis Budget Group, Inc., (iv) concurrently with a Subsidiary Guarantor becoming an Unrestricted Subsidiary, (v) upon legal or covenant defeasance of the Company’s obligations, or satisfaction and discharge of the Indenture, or (vi) subject to customary contingent reinstatement provisions, upon payment in full of the aggregate principal amount of all notes then outstanding. In addition, the Company will have the right, upon 5 days’ notice to the Trustee, to cause any Subsidiary Guarantor that has not guaranteed payment by the Company of any Indebtedness of the Company under the Senior Credit Facilities to be unconditionally released from all obligations under its Subsidiary Guarantee, and such Subsidiary Guarantee shall thereupon terminate and be discharged and of no further force or effect. Upon any such occurrence specified in this paragraph, the Trustee shall execute any documents reasonably required in order to evidence such release, discharge and termination in respect of such Subsidiary Guarantee.

Neither the Company nor any such Guarantor shall be required to make a notation on the notes to reflect any such Guarantee or any such release, termination or discharge.

Ranking

The indebtedness evidenced by the notes (a) will be unsecured unsubordinated indebtedness of the Issuers, (b) will rank pari passu in right of payment with all existing and future unsubordinated indebtedness of the Issuers and (c) will be senior in right of payment to all existing and future Subordinated Obligations of the Issuers to the extent set forth in the instrument containing the applicable subordination agreement. The notes are unsecured. In the event of a bankruptcy or insolvency, the Company’s secured lenders will have a prior secured claim to any collateral securing the debt owed to them.

Each Subsidiary Guarantee will (a) be unsecured unsubordinated indebtedness of the applicable Subsidiary Guarantor, (b) will rank pari passu in right of payment with all existing and future unsubordinated indebtedness of such Person and (c) will be senior in right of payment to all existing and future Guarantor Subordinated Obligations of such Person to the extent set forth in the instrument containing the applicable subordination agreement. Each Subsidiary Guarantee is unsecured. In the event of a bankruptcy or insolvency, the secured lenders of each Subsidiary Guarantor will have a prior secured claim to any collateral securing the debt owed to them.

A substantial part of the operations of the Company are conducted through its Subsidiaries. Claims of creditors of such Subsidiaries, including trade creditors, and claims of preferred shareholders (if any) of such Subsidiaries will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of the Company, including holders of the notes, unless such Subsidiary is a Subsidiary Guarantor with respect to the notes. The notes, therefore, will be “structurally” subordinated to creditors (including trade creditors) and preferred shareholders (if any) of other Subsidiaries of the Company (other than Subsidiaries that become Subsidiary Guarantors). Certain of the operations of a Subsidiary Guarantor may be conducted through Subsidiaries thereof that are not also Subsidiary Guarantors. Claims of creditors of such Subsidiaries, including trade creditors, and claims of preferred shareholders (if any) of such Subsidiaries will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of such Subsidiary Guarantor, including claims under its Subsidiary Guarantee. Such Subsidiary Guarantee, if any, therefore, will be “structurally” subordinated to creditors (including trade creditors) and preferred shareholders (if any) of such Subsidiaries. Although the Indenture limits the incurrence of Indebtedness (including preferred stock) by certain of the Company’s Subsidiaries, such limitation is subject to a number of significant qualifications.

Change of control

Upon the occurrence after the Issue Date of a Change of Control (as defined below), each Holder of notes will have the right to require the Company to repurchase all or any part of such notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that the Company shall not be obligated to repurchase notes pursuant to this covenant in the event that it has exercised its right to redeem all of the notes as described under “—Optional redemption.”

The term “Change of Control” means:

(i)	any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders or a Parent, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company, provided that (x) so long as the Company is a Subsidiary of any Parent, no “person” shall be deemed to be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of the Company unless such “person” shall be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of such Parent and (y) any Voting Stock of which any Permitted Holder is the “beneficial owner” shall not in any case be included in any Voting Stock of which any such “person” is the “beneficial owner”;

(ii)

the Company or the Parent merges or consolidates with or into, or sells or transfers (in one or a series of related transactions) all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to, another Person (other than one or more Permitted Holders) and any “person” (as defined in clause (i) above), other than one or more Permitted Holders or any Parent, is or becomes the “beneficial owner” (as so defined), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the surviving Person in such merger or consolidation, or the transferee Person in such sale or transfer of assets, as the case may be, provided that (x) so long as such surviving or transferee Person is a Subsidiary of a parent Person, no “person” shall be deemed to be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of such surviving or transferee Person unless such “person” shall be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of such parent Person and (y) any Voting Stock of which any Permitted Holder is the “beneficial owner” shall not in any case be included in any Voting Stock of which any such “person” is the beneficial owner; or

(iii)	during any period of two consecutive years (during which period the Company has been a party to the Indenture), individuals who at the beginning of such period were members of the Board (together with any new members thereof whose election by such Board or whose nomination for election by holders of Capital Stock of the Company was approved by one or more Permitted Holders or by a vote of a majority of the members of such Board then still in office who were either members thereof at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board then in office.

In the event that, at the time of such Change of Control, the terms of any Bank Indebtedness restrict or prohibit the repurchase of the notes pursuant to this covenant, then prior to the mailing of the notice to applicable Holders provided for in the immediately following paragraph but in any event not later than 30 days following the date the Company obtains actual knowledge of any Change of Control (unless the Company has exercised its right to redeem all the notes as described under “—Optional redemption”), the Company shall, or shall cause one or more of its Subsidiaries to, (i) repay in full all such Bank Indebtedness subject to such terms or offer to repay in full all such Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the agreements governing such Bank Indebtedness to permit the repurchase of the notes as provided for in the immediately following paragraph. The Company shall first comply with the provisions of the immediately preceding sentence before it shall be required to repurchase notes pursuant to the provisions described below. The Company’s failure to comply with such provisions or the provisions of the immediately following paragraph shall constitute an Event of Default described in clause (iv) and not in clause (ii) under “—Defaults” below.

Unless the Company has exercised its right to redeem all the notes as described under “—Optional redemption,” the Company shall, not later than 30 days following the date the Company obtains actual knowledge of any Change of Control having occurred, mail a notice (a “Change of Control Offer”) to each Holder with a copy to the Trustee stating: (1) that a Change of Control has occurred or may occur and that such Holder has, or upon such occurrence will have, the right to require the Company to purchase such Holder’s notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date); (2) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); (3) the instructions determined by the Company, consistent with this covenant, that a Holder must follow in order to have its notes purchased; and (4) if such notice is mailed prior to the occurrence of a Change of Control, that such offer is conditioned on the occurrence of such Change of Control. No note will be repurchased in part if less than the Minimum Denomination in original principal amount of such note would be left outstanding.

The Company will not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all notes validly tendered and not withdrawn under such Change of Control Offer, or (ii) notice of redemption has been given pursuant to the Indenture as described under the caption “—Optional redemption,” unless and until there is a default in the payment of the applicable redemption price.

To the extent that the provisions of any securities laws or regulations conflict with provisions of this “Change of Control” covenant, the Company may comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue thereof.

The Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchaser. The Company has no present plans to engage in a transaction involving a Change of Control, although it is possible that the Company could decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the Company’s capital structure or credit ratings. Restrictions on the ability of the Company and its Restricted Subsidiaries to Incur additional Indebtedness are contained in the covenants described under “—Certain covenants—Limitation on indebtedness” and “—Certain covenants—Limitation on liens.” Such restrictions can only be waived with the consent of the Holders of a majority in principal amount of the notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders protection in the event of a highly leveraged transaction.

The occurrence of a Change of Control would constitute a default under the Senior Credit Agreement. Agreements governing future Indebtedness of the Company may contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness to be repurchased or repaid upon a Change of Control. The Senior Credit Agreement is expected to, and the agreements governing future Indebtedness of the Company may, prohibit the Company from repurchasing the notes upon a Change of Control unless the Indebtedness governed by such Senior Credit Agreement or the agreements governing such future Indebtedness, as the case may be, has been repurchased or repaid (or an offer made to effect such repurchase or repayment has been made and the Indebtedness of those creditors accepting such offer has been repurchased or repaid) and/or other specified requirements have been met. Moreover, the exercise by the Holders of their right to require the Company to repurchase the notes could cause a default under such agreements, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company and its Subsidiaries. Finally, the Company’s ability to pay cash to the Holders upon a repurchase may be limited by the Company’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. The provisions under the Indenture relating to the Company’s obligation to make an offer to purchase the notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the notes. As described above under “—Optional redemption,” the Company also has the right to redeem the notes at specified prices, in whole or in part, upon a Change of Control or otherwise.

The definition of Change of Control includes a phrase relating to the sale or other transfer of “all or substantially all” of the Company’s assets. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Company, and therefore it may be unclear as to whether a Change of Control has occurred and whether the holders of the notes have the right to require the Company to repurchase such notes.

Certain covenants

The Indenture contains covenants including, among others, the covenants as described below.

Limitation on indebtedness

The Indenture provides as follows:

(a)	The Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Company or any Restricted Subsidiary may Incur Indebtedness if on the date of the Incurrence of such Indebtedness, after giving effect to the Incurrence thereof, the Consolidated Coverage Ratio would be greater than 2.00 to 1.00.

(b)	Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

(i)	Indebtedness Incurred pursuant to any Credit Facility (including, but not limited to, in respect of letters of credit or bankers’ acceptances issued or created thereunder) and Indebtedness Incurred other than under any Credit Facility, and (without limiting the foregoing), in each case, any Refinancing Indebtedness in respect thereof, in a maximum principal amount at anytime outstanding not exceeding in the aggregate the amount equal to $2,675 million;

(ii)	Indebtedness (A) of any Restricted Subsidiary to the Company or (B) of the Company or any Restricted Subsidiary to any Restricted Subsidiary; provided, that any subsequent issuance or transfer of any Capital Stock of such Restricted Subsidiary to which such Indebtedness is owed, or other event, that results in such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of such Indebtedness (except to the Company or a Restricted Subsidiary) will be deemed, in each case, an Incurrence of such Indebtedness by the issuer thereof not permitted by this clause (ii);

(iii)	Indebtedness represented by the notes, the Subsidiary Guarantees and the related exchange notes and exchange guarantees issued in an exchange transaction pursuant to the Registration Rights Agreement, any Indebtedness (other than the Indebtedness described in clause (ii) above) outstanding on the Issue Date and any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iii), clause (b)(x) of this covenant, or paragraph (a) above;

(iv)	Purchase Money Obligations and Capitalized Lease Obligations, and any Refinancing Indebtedness with respect thereto;

(v)	Indebtedness consisting of (x) accommodation guarantees for the benefit of trade creditors of the Company or any of its Restricted Subsidiaries, (y) Guarantees in connection with the construction or improvement of all or any portion of a Public Facility to be used by the Company or any Restricted Subsidiary or (z) Guarantees required or reasonably necessary (in the good faith determination of the Company) in connection with Vehicle Rental Concession Rights;

(vi)	(A) Guarantees by the Company or any Restricted Subsidiary of Indebtedness or any other obligation or liability of the Company or any Restricted Subsidiary (other than any Indebtedness Incurred by the Company or such Restricted Subsidiary, as the case may be, in violation of the covenant described under “—Limitation on indebtedness”), or (B) without limiting the covenant described under “—Limitation on liens,” Indebtedness of the Company or any Restricted Subsidiary arising by reason of any Lien granted by or applicable to such Person securing Indebtedness of the Company or any Restricted Subsidiary (other than any Indebtedness Incurred by the Company or such Restricted Subsidiary, as the case may be, in violation of the covenant described under “—Limitation on indebtedness”);

(vii)	Indebtedness of the Company or any Restricted Subsidiary (A) arising from the honoring of a check, draft or similar instrument of such Person drawn against insufficient funds, provided that such Indebtedness is extinguished within five Business Days of its Incurrence, or (B) consisting of guarantees, indemnities, obligations in respect of earnouts or other purchase price adjustments, or similar obligations, Incurred in connection with the acquisition or disposition of any business, assets or Person;

(viii)

Indebtedness of the Company or any Restricted Subsidiary in respect of (A) deductible obligations, self-insurance obligations, re-insurance obligations, completion guarantees, surety, judgment, appeal or performance bonds, or other similar bonds, instruments or obligations, provided, or relating to liabilities or obligations incurred, in the ordinary course of business, or (B) Hedging Obligations entered into for bona fide hedging purposes that are incurred in the ordinary course of business, or (C) the financing of insurance premiums in the ordinary course of business, or (D) netting, overdraft protection and other arrangements arising under standard business terms of any bank at which the Company or any Restricted Subsidiary maintains an overdraft, cash pooling or other similar facility or arrangement;

(ix)	Indebtedness (A) of a Special Purpose Subsidiary secured by a Lien on all or part of the assets disposed of in, or otherwise Incurred in connection with, a Financing Disposition or (B) otherwise Incurred in connection with a Special Purpose Financing; provided that (1) such Indebtedness is not recourse to the Company or any Restricted Subsidiary that is not a Special Purpose Subsidiary (other than with respect to Special Purpose Financing Undertakings or with respect to potential liability of Aviscar Inc. or Budgetcar Inc., or their respective successors, in their capacity as partners in a Canadian Securitization Entity), (2) in the event such Indebtedness shall become recourse to the Company or any Restricted Subsidiary that is not a Special Purpose Subsidiary (other than with respect to Special Purpose Financing Undertakings), such Indebtedness will be deemed to be, and must be classified by the Company as, Incurred at such time (or at the time initially Incurred) under one or more of the other provisions of this covenant for so long as such Indebtedness shall be so recourse, and (3) in the event that at anytime thereafter such Indebtedness shall comply with the provisions of the preceding subclause (1), the Company may classify such Indebtedness in whole or in part as Incurred under this clause (b)(ix) of this covenant;

(x)	Indebtedness of any Person that is assumed by the Company or any Restricted Subsidiary in connection with its acquisition of assets from such Person or any Affiliate thereof or is issued and outstanding on or prior to the date on which such Person was acquired by the Company or any Restricted Subsidiary or merged or consolidated with or into any Restricted Subsidiary (other than Indebtedness Incurred to finance, or otherwise Incurred in connection with, such acquisition), provided that on the date of such acquisition, merger or consolidation, after giving effect thereto, the Company could Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) above; and any Refinancing Indebtedness with respect to any such Indebtedness;

(xi)	Indebtedness of the Company or any Restricted Subsidiary that (A) is in the form of a demand note or other promissory note, (B) is in favor of, or for the benefit of, any Unrestricted Subsidiary, and (C) serves as credit enhancement for any vehicle-related financing; and

(xii)	in addition to the items referred to in clauses (i) through (xi) above, Indebtedness of the Company or any Restricted Subsidiary in an aggregate outstanding principal amount at anytime not exceeding an amount equal to 3.25% of Consolidated Tangible Assets.

(c)

For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant, (i) any other obligation of the obligor on such Indebtedness (or of any other Person who could have Incurred such Indebtedness under this covenant) arising under any Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness; (ii) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in paragraphs (a) or (b) above, the Company, in its sole discretion, shall classify such item of Indebtedness and may include the amount and type of such Indebtedness in one or more of such clauses (including in part under one such clause and in part under another such clause), and may reclassify such item of Indebtedness in any manner that complies with this covenant and only be required to include the amount and type of such Indebtedness in one of such clauses; (iii) if obligations in respect of letters of credit are Incurred pursuant to a Credit Facility and are being treated as Incurred pursuant to clause (i) of paragraph (b) above and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included; and (iv) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

(d)	For purposes of determining compliance with any dollar-denominated restriction on the Incurrence of Indebtedness denominated in a foreign currency, the dollar-equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness, provided that (x) the dollar-equivalent principal amount of any such Indebtedness outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date, (y) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency (or in a different currency from such Indebtedness so being Incurred), and such refinancing would cause the applicable dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding or committed principal amount (whichever is higher) of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing, and (z) the dollar-equivalent principal amount of Indebtedness denominated in a foreign currency and Incurred pursuant to a Senior Credit Facility shall be calculated based on the relevant currency exchange rate in effect on, at the Company’s option, (i) the Issue Date, (ii) any date on which any of the respective commitments under such Senior Credit Facility shall be reallocated between or among facilities or subfacilities thereunder, or on which such rate is otherwise calculated for any purpose thereunder, or (iii) the date of such Incurrence. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Limitation on restricted payments

The Indenture provides as follows:

(a)

The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any such payment in connection with any merger or consolidation to which the Company is a party) except (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and (y) dividends or distributions payable to the Company or any Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to other holders of its Capital Stock on no more than a pro rata basis), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than the Company or a Restricted Subsidiary, (iii) voluntarily purchase, repurchase, redeem, defease or otherwise voluntarily acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than a purchase, repurchase, redemption, defeasance or other acquisition or retirement for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such acquisition or retirement) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, repurchase, redemption, defeasance, other acquisition or retirement or Investment being herein referred to as a “Restricted Payment”), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment and after giving effect thereto:

(i)	a Default shall have occurred and be continuing (or would result therefrom);

(ii)	the Company could not Incur at least an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under “—Limitation on indebtedness”; or

(iii)	the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, as determined in good faith by the Board, whose determination shall be conclusive and evidenced by a resolution of the Board) declared or made subsequent to the Issue Date and then outstanding would exceed, without duplication, the sum of:

(A)	50% of the Consolidated Net Income accrued during the period (treated as one accounting period) beginning on April 1, 2006 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which Consolidated Financial Statements of the Company are available (or, in case such Consolidated Net Income shall be a negative number, 100% of such negative number);

(B)	100% of the aggregate Net Cash Proceeds and the fair value (as determined in good faith by the Board) of property or assets received (x) by the Company as capital contributions to the Company after the Issue Date or from the issuance or sale (other than to a Restricted Subsidiary) of its Capital Stock (other than Disqualified Stock) after the Issue Date or (y) by the Company or any Restricted Subsidiary from the issuance and sale by the Company or any Restricted Subsidiary of Indebtedness that shall have been converted into or exchanged after the Issue Date for Capital Stock of the Company or any Parent (other than Disqualified Stock), plus the amount of any cash and the fair value (as determined in good faith by the Board) of any property or assets, received by the Company or any Restricted Subsidiary upon such conversion or exchange;

(C)	the aggregate amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (i) dividends, distributions, cancellation of indebtedness for borrowed money owed by the Company or any Restricted Subsidiary to an Unrestricted Subsidiary, interest payments, return of capital, repayments of Investments or other transfers of assets to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary, including dividends or other distributions related to dividends or other distributions made pursuant to clause (viii) of the following paragraph (b) (but only to the extent such amount is not included in Consolidated Net Income), or (ii) the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of “Investment”), not to exceed in the case of any such Unrestricted Subsidiary the aggregate amount of Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary after the Issue Date; and

(D)	in the case of any disposition or repayment of any Investment constituting a Restricted Payment (without duplication of any amount deducted in calculating the amount of Investments at anytime outstanding included in the amount of Restricted Payments), an amount in the aggregate equal to the lesser of the return of capital, repayment or other proceeds with respect to all such Investments received by the Company or a Restricted Subsidiary and the initial amount of all such Investments constituting Restricted Payments.

(b)	The provisions of the foregoing paragraph (a) do not prohibit any of the following, so long as a Default shall not have occurred and be continuing (or would result therefrom) (each, a “Permitted Payment”):

(i)	any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Capital Stock of the Company or Subordinated Obligations made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent issuance or sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Restricted Subsidiary) or a substantially concurrent capital contribution to the Company; provided, that the Net Cash Proceeds from such issuance, sale or capital contribution shall be excluded in subsequent calculations under clause (iii)(B) of the preceding paragraph (a);

(ii)	any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Obligations (w) made by exchange for, or out of the proceeds of the substantially concurrent issuance or sale of, Indebtedness of the Company or Refinancing Indebtedness Incurred in compliance with the covenant described under “—Limitation on indebtedness,” (x) from Net Available Cash to the extent permitted by the covenant described under “—Limitation on sales of assets and subsidiary stock,” (y) following the occurrence of a Change of Control (or other similar event described therein as a “change of control”), but only if the Company shall have complied with the covenant described under “—Change of control” and, if required, purchased all notes tendered pursuant to the offer to repurchase all the notes required thereby, prior to purchasing or repaying such Subordinated Obligations or (z) constituting Acquired Indebtedness;

(iii)	dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with the preceding paragraph (a);

(iv)	the payment by the Company of, or loans, advances, dividends or distributions by the Company to any Parent to pay, any outstanding principal amount of, plus accrued and unpaid interest on, Avis Budget Group’s 3.50% Convertible Senior Notes due 2014;

(v)	the payment by the Company of, or loans, advances, dividends or distributions by the Company to any Parent to pay, dividends on or purchase or repurchase the common stock or equity of such Parent in an amount not to exceed in any fiscal year $25.0 million;

(vi)	notwithstanding the existence of any default or Event of Default, loans, advances, dividends or distributions to any Parent or other payments by the Company or any Restricted Subsidiary to permit such Parent to make payments pursuant to (A) any Tax Sharing Agreement, or (B) to pay or permit any Parent to pay (1) any Parent Expenses or (2) any Related Taxes;

(vii)	payments by the Company, or loans, advances, dividends or distributions by the Company to any Parent to make payments, to holders of Capital Stock of the Company or any Parent in lieu of issuance of fractional shares of such Capital Stock, not to exceed $5.0 million in the aggregate outstanding at any time;

(viii)	dividends or other distributions of Capital Stock, Indebtedness or other securities of Unrestricted Subsidiaries;

(ix)	the declaration and payment of dividends to holders of any class or series of Disqualified Stock, or of any Preferred Stock of a Restricted Subsidiary, Incurred in accordance with the terms of the covenant described under “Certain covenants—Limitation on indebtedness” above;

(x)	distributions by a Special Purpose Entity organized outside the United States to its partners pursuant to a financing arrangement solely out of the cash flows of such Special Purpose Entity;

(xi)	Restricted Payments (including loans and advances) in an aggregate amount outstanding at anytime not exceeding an amount (net of repayments of such loans or advances) equal to 1% of Consolidated Tangible Assets;

(xii)	the purchase, redemption or other acquisition, cancellation or retirement for value of Equity Interests of the Company or any Restricted Subsidiary or any Parent held by any existing or former employees or management or directors of the Company or any Parent or any Subsidiary of the Company or their assigns, estates or heirs, in each case in connection with (x) the death or disability of such employee, manager or director or (y) the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees or directors; provided that in the case of clause (y) such redemptions or repurchases pursuant to such clause will not exceed $2.5 million in the aggregate during any twelve-month period plus the aggregate Net Cash Proceeds received by the Company after the Issue Date from the issuance of such Capital Stock or equity appreciation rights to, or the exercise of options, warrants or other rights to purchase or acquire Capital Stock of the Company by, any current or former director, officer or employee of the Company or any Restricted Subsidiary; provided that the amount of such Net Cash Proceeds received by the Company and utilized pursuant to this clause (xii) for any such repurchase, redemption, acquisition or retirement will be excluded from clause (a)(iii)(B) of the preceding paragraph; and provided, further, that unused amounts available pursuant to this clause (xii) to be utilized for Restricted Payments during any twelve-month period may be carried forward and utilized in the next succeeding twelve-month period; and

(xiii)	repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents (i) a portion of the exercise price thereof or (ii) withholding incurred in connection with such exercise.

provided, that (A) in the case of clauses (iii), (v), (vi)(B)(1) (but only such Parent Expenses referred to in clause (ii) and clause (iv) of the definition of “Parent Expenses”), (vii), (ix) and (xi), the net amount of any such Permitted Payment shall be included in subsequent calculations of the amount of Restricted Payments (but only to the extent such amount was not included as an expense in the calculation of Consolidated Net Income), and (B) in all cases other than pursuant to clause (A) immediately above, the net amount of any such Permitted Payment shall be excluded in subsequent calculations of the amount of Restricted Payments.

Limitation on restrictions on distributions from restricted subsidiaries

The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company (provided that dividend or liquidation priority between classes of Capital Stock, or subordination of any obligation (including the application of any remedy bars thereto) to any other obligation, will not be deemed to constitute such an encumbrance or restriction), except any encumbrance or restriction:

(1)	pursuant to any agreement in effect at or entered into on the Issue Date, including, without limitation, the Indenture, the notes, the Senior Credit Facilities or any other Credit Facility;

(2)	pursuant to any agreement or instrument of a Person, or relating to Indebtedness or Capital Stock of a Person, which Person is acquired by or merged or consolidated with or into the Company or any

Restricted Subsidiary, or which agreement or instrument is assumed by the Company or any Restricted Subsidiary in connection with an acquisition of assets from such Person, as in effect at the time of such acquisition, merger or consolidation (except to the extent that such Indebtedness was incurred to finance, or otherwise in connection with, such acquisition, merger or consolidation); provided that for purposes of this clause (2), if a Person other than the Company is the Successor Company with respect thereto, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed, as the case may be, by the Company or a Restricted Subsidiary, as the case may be, when such Person becomes such Successor Company;

(3)	pursuant to an agreement or instrument (a “Refinancing Agreement”) effecting a refinancing of Indebtedness Incurred pursuant to, or that otherwise extends, renews, refunds, refinances or replaces, an agreement or instrument referred to in clause (1) or (2) of this covenant or this clause (3) (an “Initial Agreement”) or contained in any amendment, supplement or other modification to an Initial Agreement (an “Amendment”); provided, however, that the encumbrances and restrictions contained in any such Refinancing Agreement or Amendment taken as a whole are not materially less favorable to the Holders of the notes than encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such Refinancing Agreement or Amendment relates (as determined in good faith by the Company);

(4)	(A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any lease, license or other contract, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture, (C) contained in mortgages, pledges or other security agreements securing Indebtedness of a Restricted Subsidiary to the extent restricting the transfer of the property or assets subject thereto, (D) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary, (E) pursuant to Purchase Money Obligations that impose encumbrances or restrictions on the property or assets so acquired, (F) on cash or other deposits or net worth imposed by customers or suppliers under agreements entered into in the ordinary course of business, (G) pursuant to customary provisions contained in agreements and instruments entered into in the ordinary course of business (including but not limited to leases and joint venture and other similar agreements entered into in the ordinary course of business), (H) that arises or is agreed to in the ordinary course of business and does not detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or such Restricted Subsidiary, (I) pursuant to Hedging Obligations, (J) in connection with or relating to any Vehicle Rental Concession Right or (K) that is included in the constating documents of a Special Purpose Entity;

(5)	with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(6)	by reason of any applicable law, rule, regulation or order, or required by any regulatory authority having jurisdiction over the Company or any Restricted Subsidiary or any of their businesses; or

(7)

pursuant to an agreement or instrument (A) relating to any Indebtedness permitted to be Incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on indebtedness” (i) if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not less favorable to the Holders of the notes than the encumbrances and restrictions contained in the Initial Agreements (as determined in good faith by the Company), or (ii) if such encumbrance or restriction is not materially more disadvantageous to the Holders of the notes than is customary in comparable financings (as determined in good faith by the Company) and either (x) the Company determines in good faith that such encumbrance or restriction will not materially affect the Company’s ability to make principal or interest payments on the notes or (y) such encumbrance or restriction applies only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness, (B) relating to any sale of receivables by a Foreign Subsidiary (C) of, or relating to Indebtedness of or a Financing Disposition by or to or in favor of, any Special Purpose Entity or (D) of a financing arrangement of a Special Purpose Entity organized outside the United States.

Limitation on sales of assets and subsidiary stock

The	Indenture provides as follows:

(a)	The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless:

(i)	the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value of the shares and assets subject to such Asset Disposition, as such fair market value may be determined (and shall be determined, to the extent such Asset Disposition or any series of related Asset Dispositions involves aggregate consideration in excess of $25.0 million) in good faith by the Board, whose determination shall be conclusive (including as to the value of all non cash consideration);

(ii)	in the case of any Asset Disposition (or series of related Asset Dispositions) having a fair market value of $25.0 million or more other than in a sale of the Budget Truck Division for fair market value, at least 75% of the consideration therefor (excluding, in the case of an Asset Disposition (or series of related Asset Dispositions), any consideration by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, that are not Indebtedness) received by the Company or such Restricted Subsidiary is in the form of cash; and

(iii)	an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or any Restricted Subsidiary, as the case may be) as follows:

(A)	first, either (x) to the extent the Company elects (or is required by the terms of any Bank Indebtedness, any senior indebtedness of the Company or any Subsidiary Guarantor or any Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor), to prepay, repay or purchase any such Indebtedness or (in the case of letters of credit, bankers’ acceptances or other similar instruments) cash collateralize any such Indebtedness (in each case other than Indebtedness owed to the Company or a Restricted Subsidiary) within 365 days after the later of the date of such Asset Disposition and the date of receipt of such Net Available Cash, or (y) to the extent the Company or such Restricted Subsidiary elects, to invest in Additional Assets (including by means of an investment in Additional Assets by a Restricted Subsidiary with an amount equal to Net Available Cash received by the Company or another Restricted Subsidiary) within 365 days from the later of the date of such Asset Disposition and the date of receipt of such Net Available Cash, or, if such investment in Additional Assets is a project authorized by the Board that will take longer than such 365 days to complete, the period of time necessary to complete such project;

(B)	second, if the balance of such Net Available Cash after application in accordance with clause (A) above exceeds $25.0 million, (such balance, the “Excess Proceeds”), to the extent of such Excess Proceeds, to make an offer to purchase notes and (to the extent the Company or such Restricted Subsidiary elects, or is required by the terms thereof) to purchase, redeem or repay any other unsubordinated indebtedness of the Company or a Restricted Subsidiary, pursuant and subject to the conditions of the Indenture and the agreements governing such other Indebtedness; and

(C)	third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B) above, to fund (to the extent consistent with any other applicable provision of the Indenture) any general corporate purpose (including but not limited to the repurchase, repayment or other acquisition or retirement of any Subordinated Obligations);

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A)(x) or (B) above, the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash or equivalent amount in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions or equivalent amount that is not applied in accordance with this covenant exceeds $50.0 million. If the aggregate principal amount of notes or other Indebtedness of the Company or a Restricted Subsidiary validly tendered and not withdrawn (or otherwise subject to purchase, redemption or repayment) in connection with an offer pursuant to clause (B) above exceeds the Excess Proceeds, the Excess Proceeds will be apportioned between such notes and such other Indebtedness of the Company or a Restricted Subsidiary, with the portion of the Excess Proceeds payable in respect of such notes to equal the lesser of (x) the Excess Proceeds amount multiplied by a fraction, the numerator of which is the outstanding principal amount of such notes and the denominator of which is the sum of the outstanding principal amount of the notes and the outstanding principal amount of the relevant other Indebtedness of the Company or a Restricted Subsidiary, and (y) the aggregate principal amount of notes validly tendered and not withdrawn.

For the purposes of clause (ii) of paragraph (a) above, the following are deemed to be cash: (1) Temporary Cash Investments and Cash Equivalents, (2) the assumption of Indebtedness of the Company (other than Disqualified Stock of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on payment of the principal amount of such Indebtedness in connection with such Asset Disposition, (3) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Company and each other Restricted Subsidiary are released from any Guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Disposition, (4) securities received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days, and (5) consideration consisting of Indebtedness of the Company or any Restricted Subsidiary.

(b)	In the event of an Asset Disposition that requires the purchase of notes pursuant to clause (iii)(B) of paragraph (a) above, the Company will be required to purchase notes tendered pursuant to an offer by the Company for the notes (the “Offer”) at a purchase price of 100% of their principal amount plus accrued and unpaid interest to the Purchase Date in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of the notes tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of notes, the remaining Net Available Cash will be available to the Company for use in accordance with clause (iii)(B) of paragraph (a) above (to repay other Indebtedness of the Company or a Restricted Subsidiary) or clause (iii)(C) of paragraph (a) above. The Company shall not be required to make an Offer for notes pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clause (iii)(A) of paragraph (a) above) is less than $50.0 million for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). No note will be repurchased in part if less than the Minimum Denomination in original principal amount.

(c)	To the extent that the provisions of any securities laws or regulations conflict with provisions of this “Limitation on sales of assets and subsidiary stock” covenant, the Company may comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue thereof.

Limitation on transactions with affiliates

The Indenture provides as follows:

(a)	The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) unless:

(i)	such Affiliate transaction is entered into in good faith and the terms of such Affiliate Transaction are, taken as a whole, fair and reasonable to the Company or such Restricted Subsidiary; and

(ii)	if such Affiliate Transaction involves aggregate consideration in excess of $25.0 million, the terms of such Affiliate Transaction have been approved by a majority of the Disinterested Directors.

For purposes of this paragraph, any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in this paragraph if (x) such Affiliate Transaction is approved by a majority of the Disinterested Directors or (y) in the event there are no Disinterested Directors, the Company or such Restricted Subsidiary receives an opinion in customary form from a nationally recognized appraisal or investment banking firm to the effect that such Affiliate Transaction is fair to the Company or such Restricted Subsidiary from a financial point of view.

(b)	The provisions of the preceding paragraph (a) will not apply to:

(i)	any Restricted Payment Transaction;

(ii)	(1) the entering into, maintaining or performance of any employment contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or any other similar arrangement for or with any employee, officer or director heretofore or hereafter entered into in the ordinary course of business, including vacation, health, insurance, deferred compensation, severance, retirement, savings or other similar plans, programs or arrangements, (2) the payment of compensation, performance of indemnification or contribution obligations, or any issuance, grant or award of stock, options, other equity-related interests or other securities, to employees, officers or directors in the ordinary course of business, (3) the payment of reasonable fees to directors of the Company or any of its Subsidiaries (as determined in good faith by the Company or such Subsidiary) or (4) Management Advances and payments in respect thereof (or in reimbursement of any expenses referred to in the definition of such term);

(iii)	any transaction with, including an investment in, the Company, any Restricted Subsidiary, or any Special Purpose Entity;

(iv)	any transaction arising out of the Separation and Distribution Agreement, dated as of July 27, 2006 (as amended, modified or supplemented in accordance with its terms), among Avis Budget Group, Inc., Realogy Corporation, Wyndham Worldwide Corporation and Travelport Inc. in existence on the Issue Date, and any payments made pursuant thereto;

(v)	any transaction in the ordinary course of business, or approved by a majority of the Board, between the Company or any Restricted Subsidiary and any Affiliate of the Company controlled by the Company that is a joint venture or similar entity;

(vi)	the execution, delivery and performance of any Tax Sharing Agreement;

(vii)	any issuance or sale of Capital Stock (other than Disqualified Stock) of the Company or capital contribution to the Company;

(viii)	transactions with Affiliates solely in their capacity as holders of Indebtedness or Capital Stock of the Company or any of its Subsidiaries, where such Affiliates hold less Indebtedness or Capital Stock than non-Affiliates and such Affiliates receive the same consideration as non-Affiliates in such transactions;

(ix)	any transaction with any Person who is not an Affiliate immediately before the consummation of such transaction that becomes an Affiliate as a result of such transaction; and

(x)	transactions exclusively between or among the Company and any of its Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the Indenture.

Limitation on liens

The Indenture provides that the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien (other than Permitted Liens) on any of its property or assets (including Capital Stock of any other Person), whether owned on the date of the Indenture or thereafter acquired, securing any Indebtedness (the “Initial Lien”), unless contemporaneously therewith effective provision is made to secure the Indebtedness due under the Indenture and the notes or, in respect of Liens on any Restricted Subsidiary’s property or assets, any Subsidiary Guarantee of such Restricted Subsidiary, equally and ratably with (or on a senior basis to, in the case of Subordinated Obligations or Guarantor Subordinated Obligations) such obligation for so long as such obligation is so secured by such Initial Lien. Any such Lien thereby created in favor of the notes or any such Subsidiary Guarantee will be automatically and unconditionally released and discharged upon (i) the release and discharge of the Initial Lien to which it relates, (ii) in the case of any such Lien in favor of any such Subsidiary Guarantee, upon the termination and discharge of such Subsidiary Guarantee in accordance with the terms of the Indenture or (iii) any sale, exchange or transfer (other than a transfer constituting a transfer of all or substantially all of the assets of the Company that is governed by the provisions of the covenant described under “—Merger and consolidation” below) to any Person not an Affiliate of the Company of the property or assets secured by such Initial Lien, or of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Initial Lien.

Future subsidiary guarantors

As set forth more particularly under “—Subsidiary guarantees,” the Indenture provides that the Company will cause each Domestic Subsidiary that guarantees payment by the Company of any Indebtedness of the Company under the Senior Credit Facilities to execute and deliver to the Trustee a supplemental indenture or other instrument pursuant to which such Domestic Subsidiary will guarantee payment of the notes, whereupon such Domestic Subsidiary will become a Subsidiary Guarantor for all purposes under the Indenture. The Company will also have the right to cause any other Subsidiary to guarantee payment of the notes. Subsidiary Guarantees will be subject to release and discharge under certain circumstances prior to payment in full of the notes. See “—Subsidiary guarantees.”

SEC reports

Prior to consummation of the Exchange Offer and when any notes under the Indenture are outstanding, the Company will provide to the Trustee and the holders of notes:

(a)	within 90 days after the end of the Company’s fiscal year, financial statements and management’s discussion and analysis of financial condition and results of operations substantially equivalent to that which would be required to be included in an Annual Report on Form 10-K of the Company were the Company subject to an obligation to file such a report under the Exchange Act;

(b)	within 45 days after the end of each of the first three fiscal quarters in each fiscal year of the Company, financial statements and management’s discussion and analysis of financial condition and results of operations substantially equivalent to that which would be required to be included in a Quarterly Report on Form 10-Q of the Company were the Company subject to an obligation to file such a report under the Exchange Act;

provided, however, that the reports set forth in clauses (a) and (b) above shall not be required to: (x) contain any certification required by any such form or the Sarbanes-Oxley Act of 2002, (y) include separate financial statements of any Guarantor or the Co-Issuer or (z) include any exhibit.

The Indenture provides that, following consummation of the Exchange Offer, notwithstanding that the Company may not be required to be or remain subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, the Company will file with the SEC (unless such filing is not permitted under the Exchange Act or by the SEC), so long as any notes are outstanding, the annual reports, information, documents and other reports that the Company is required to file with the SEC pursuant to such Section 13(a) or 15(d) or would be so required to file if the Company were so subject. The Company will also, within 15 days after the date on which the Company was so required to file or would be so required to file if the Company were so subject, transmit by mail to all applicable Holders, as their names and addresses appear in the Note register, and to the Trustee (or make available on a Company website) copies of any such information, documents and reports (without exhibits) so required to be filed. The Company will be deemed to have satisfied the requirements of this paragraph if any Parent files with the SEC and provides reports, documents and information of the types otherwise so required, in each case within the applicable time periods specified by the applicable rules and regulations of the SEC, and the Company is not required to file such reports, documents and information separately under the applicable rules and regulations of the SEC (after giving effect to any exemptive relief) because of the filings by such Parent. The Company will comply with the other provisions of TIA § 314(a). The Trustee will have no obligation to determine if and when the Company’s statements or reports are publically available and accessible electronically. Delivery of these reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of them will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates)

Merger and consolidation

The Indenture provides that the Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

(i)	the resulting, surviving or transferee Person (the “Successor Company”) will be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume all the obligations of the Company under the notes and the Indenture by executing and delivering to the Trustee a supplemental indenture or one or more other documents or instruments;

(ii)	immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default will have occurred and be continuing;

(iii)	immediately after giving effect to such transaction, either (A) the Successor Company could Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of the covenant described under “—Certain covenants—Limitation on indebtedness,” or (B) the Consolidated Coverage Ratio of the Company (or, if applicable, the Successor Company with respect thereto) would equal or exceed the Consolidated Coverage Ratio of the Company immediately prior to giving effect to such transaction;

(iv)	each applicable Subsidiary Guarantor (other than (x) any Subsidiary Guarantor that will be released from its obligations under its Subsidiary Guarantee in connection with such transaction and (y) any party to any such consolidation or merger) shall have delivered a supplemental indenture or other document or instrument, confirming its Subsidiary Guarantee (other than any Subsidiary Guarantee that will be discharged or terminated in connection with such transaction); and

(v)	the Company will have delivered to such Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer complies with the provisions described in this paragraph, provided that (x) in giving such opinion such counsel may assume compliance with the foregoing clauses (ii) and (iii) to the extent such opinion would otherwise be required to address financial matters or tests and, as to any matters of fact may rely on an Officer’s Certificate, and (y) no Opinion of Counsel will be required for a consolidation, merger or transfer described in the last paragraph of this covenant.

Any Indebtedness that becomes an obligation of the Company or any Restricted Subsidiary (or that is deemed to be Incurred by any Person that becomes a Restricted Subsidiary) as a result of any such transaction undertaken in compliance with this covenant, and any Refinancing Indebtedness with respect thereto, shall be deemed to have been Incurred in compliance with the covenant described under “—Certain covenants—Limitation on indebtedness.”

The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and thereafter the predecessor Company shall be relieved of all obligations and covenants under the Indenture, except that the predecessor Company in the case of a lease of all or substantially all its assets will not be released from the obligation to pay the principal of and interest on the notes.

Clauses (ii) and (iii) of the first paragraph of this “Merger and consolidation” covenant will not apply to any transaction in which (1) any Restricted Subsidiary consolidates with, merges with or into or conveys or transfers all or part of its assets to the Company or (2) the Company consolidates with or merges with or into or conveys or transfers all or substantially all its properties and assets to (x) an Affiliate incorporated or organized for the purpose of reincorporating or reorganizing the Company in another jurisdiction or changing its legal structure to a corporation or other entity or (y) a Restricted Subsidiary of the Company so long as all assets of the Company and the Restricted Subsidiaries immediately prior to such transaction (other than Capital Stock of such Restricted Subsidiary) are owned by such Restricted Subsidiary and its Restricted Subsidiaries immediately after the consummation thereof.

Defaults

An Event of Default is defined in the Indenture as:

(i)	a default in any payment of interest on any note when due, continued for 30 days;

(ii)	a default in the payment of principal of any note when due, whether at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(iii)	the failure by the Company to comply with its obligations under the first paragraph of the covenant described under “—Merger and consolidation” above;

(iv)	the failure by the Company to comply for 30 days after notice with any of its obligations under the covenant described under “—Change of control” above (other than a failure to purchase notes);

(v)	the failure by the Company to comply for 60 days after notice with its other agreements contained in the notes or the Indenture;

(vi)	the failure by any applicable Subsidiary Guarantor to comply for 45 days after notice with its obligations under its applicable Subsidiary Guarantee;

(vii)	the failure by the Company or any Restricted Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, if the total amount of such Indebtedness so unpaid or accelerated exceeds $50.0 million or its foreign currency equivalent; provided, that no Default or Event of Default will be deemed to occur with respect to any such accelerated Indebtedness that is paid or otherwise acquired or retired within 30 days after such acceleration (the “cross acceleration provision”);

(viii)	certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary, or of other Restricted Subsidiaries that are not Significant Subsidiaries but would in the aggregate constitute a Significant Subsidiary if considered as a single Person (the “bankruptcy provisions”);

(ix)	the rendering of any judgment or decree for the payment of money in an amount (net of any insurance or indemnity payments actually received in respect thereof prior to or within 90 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) in excess of $50.0 million or its foreign currency equivalent against the Company or a Significant Subsidiary, or jointly and severally against other Restricted Subsidiaries that are not Significant Subsidiaries but would in the aggregate constitute a Significant Subsidiary if considered as a single Person, that is not discharged, or bonded or insured by a third Person, if such judgment or decree remains outstanding for a period of 90 days following such judgment or decree and is not discharged, waived or stayed (the “judgment default provision”); or

(x)	the failure of any applicable Subsidiary Guarantee by a Subsidiary Guarantor that is a Significant Subsidiary to be in full force and effect (except as contemplated by the terms thereof or of the Indenture) or the denial or disaffirmation in writing by any applicable Subsidiary Guarantor that is a Significant Subsidiary of its obligations under the Indenture or any applicable Subsidiary Guarantee, if such Default continues for 10 days.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

However, a Default under clause (iv), (v) or (vi) will not constitute an Event of Default until the Trustee or the Holders of at least 30% in principal amount of the outstanding notes notify the Company of the Default and the Company does not cure such Default within the time specified in such clause after receipt of such notice.

If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing the Trustee by notice to the Company, or the Holders of at least 30% in principal amount of the outstanding notes by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the notes to be due and payable. Upon the effectiveness of such a declaration, such principal and interest will be due and payable immediately.

Notwithstanding the foregoing, if an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and accrued but unpaid interest on all the notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any applicable Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding notes may rescind any such acceleration with respect to the notes and its consequences.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, such Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the notes unless (i) such Holder has previously given the Trustee written notice that an Event of Default is continuing, (ii) Holders of at least 30% in principal amount of the outstanding notes of the applicable class have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) such Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding notes of the applicable class have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding notes of the applicable class are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on such Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that such Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve such Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, such Trustee must mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, or premium (if any) or interest on, any note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the noteholders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default occurring during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event that would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof. The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes unless a written notice of such Default or Event of Default shall have been given to a Trust Officer.

Amendments and waivers

Subject to certain exceptions, the Indenture may be amended with the consent of the Holders of a majority in principal amount of the notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the notes of the applicable class then outstanding (including in each case, consents obtained in connection with a tender offer or exchange offer for notes). However, without the consent of each Holder of an outstanding note affected, no amendment or waiver may (i) reduce the principal amount of notes of the applicable class whose Holders must consent to an amendment or waiver, (ii) reduce the rate of or extend the time for payment of interest on any note of the applicable class, (iii) reduce the principal of or extend the Stated Maturity of any note of the applicable class, (iv) reduce the premium payable upon the redemption of any note of the applicable class, or change the date on which any note of the applicable class may be redeemed as described under “—Optional redemption” above, (v) make any note of the applicable class payable in money other than that stated in such note, (vi) impair the right of any Holder to receive payment of principal of and interest on such Holder’s notes of the applicable class on or after the due dates therefor or to institute suit for the enforcement of any such payment on or with respect to such Holder’s notes of the applicable class, or (vii) make any change in the amendment or waiver provisions described in this sentence.

Without the consent of any applicable Holder, the Company, the Trustee and (as applicable) any Subsidiary Guarantor may amend the Indenture to cure any ambiguity, manifest error, omission, defect or inconsistency, to provide for the assumption by a successor of the obligations of the Company or a Subsidiary Guarantor under such Indenture, to provide for uncertificated notes in addition to or in place of certificated notes, to add Guarantees with respect to the notes, to secure the notes, to confirm and evidence the release, termination or discharge of any Guarantee or Lien with respect to or securing the notes when such release, termination or discharge is provided for under the Indenture, to add to the covenants of the Company for the benefit of the noteholders or to surrender any right or power conferred upon the Company, to provide for or confirm the issuance of Additional Notes, to conform the text of the Indenture, the notes or any Subsidiary Guarantee to any provision of this “Description of notes,” to provide additional rights or benefits to the Holders or make any change that does not materially adversely affect the rights of any Holder, to release a Subsidiary Guarantor from its obligations under its Subsidiary Guarantee or the Indenture in accordance with the applicable provisions of the Indenture, to provide for the appointment of a successor trustee, provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of the Indenture, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA or otherwise.

The consent of the noteholders is not necessary under the Indenture to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver. Until an amendment or waiver becomes effective, a consent to it by a noteholder is a continuing consent by such noteholder and every subsequent Holder of all or part of the related note. Any such noteholder or subsequent holder may revoke such consent as to its note by written notice to the Trustee or the Company, received thereby before the date on which the Company certifies to such Trustee that the Holders of the requisite principal amount of notes have consented to such amendment or waiver. After an amendment or waiver under the Indenture becomes effective, the Company is required to mail to noteholders a notice briefly describing such amendment or waiver. However, the failure to give such notice to all noteholders, or any defect therein, will not impair or affect the validity of the amendment or waiver.

Defeasance

The Company at any time may terminate all its obligations under the notes and the Indenture (“legal defeasance”), except for certain obligations, including those relating to the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes. The Company at any time may terminate its obligations under certain covenants under the Indenture, including the covenants described under “—Certain covenants” and “—Change of control,” the operation of the default provisions relating to such covenants described under “—Defaults” above, the operation of the cross acceleration provision, the bankruptcy provisions with respect to Subsidiaries and the judgment default provision described under “—Defaults” above, and the limitations contained in clauses (iii), (iv) and (v) under “—Merger and consolidation” above (“covenant defeasance”). If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its applicable Subsidiary Guarantee.

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clause (iv), (v) (as it relates to the covenants described under “—Certain covenants” above), (vi), (vii), (viii) (but only with respect to events of bankruptcy, insolvency or reorganization of a Subsidiary), (ix) or (x) under “—Defaults” above or because of the failure of the Company to comply with clause (iii), (iv) or (v) under “—Merger and consolidation” above.

Either defeasance option may be exercised to any redemption date or to the maturity date for the notes. In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations, or a combination thereof, sufficient (without reinvestment) to pay principal of, and premium (if any) and interest on (assuming that the interest rate thereon will be the interest rate on the date such funds are deposited), the notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel (subject to customary exceptions and exclusions) to the effect that holders of the notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and defeasance and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel (x) must be based on a ruling of the Internal Revenue Service or other change in applicable United States federal income tax law since the Issue Date and (y) need not be delivered if all notes not theretofore delivered to the Trustee for cancellation have become due and payable, will become due and payable at its Stated Maturity within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee in the name, and at the expense, of the Company).

Satisfaction and discharge

The Indenture will be discharged and cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the notes, as expressly provided for in such Indenture) as to all outstanding notes of the applicable class when (i) either (a) all notes of the applicable class previously authenticated and delivered (other than certain lost, stolen or destroyed notes, and certain notes for which provision for payment was previously made and thereafter the funds have been released to the Company) have been delivered to the Trustee for cancellation or (b) all notes of the applicable class not previously delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable at their Stated Maturity within one year or (z) have been or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by such Trustee in the name, and at the expense, of the Company; (ii) the Company has irrevocably deposited or caused to be deposited with the Trustee money, U.S. Government Obligations, or a combination thereof, sufficient (without reinvestment) to pay and discharge the entire indebtedness on the notes of the applicable class not previously delivered to the Trustee for cancellation, for principal, premium, if any, and interest to, but not including, the date of redemption or their Stated Maturity, as the case may be (assuming that the interest rate thereon will be the interest rate on the date such funds are deposited); (iii) the Company has paid or caused to be paid all other sums payable under the Indenture by the Company; and (iv) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each to the effect that all conditions precedent under the “Satisfaction and Discharge” section of the Indenture relating to the satisfaction and discharge of such Indenture have been complied with, provided that any such counsel may rely on any Officer’s Certificate as to matters of fact (including as to compliance with the foregoing clauses (i), (ii) and (iii)).

No personal liability of directors, officers, employees, incorporators and stockholders

No director, officer, employee, incorporator, equity holder, member or stockholder of any Issuer, any Subsidiary Guarantor or any Subsidiary of any thereof shall have any liability for any obligation of the Company or any Subsidiary Guarantor under the Indenture, the notes or any Subsidiary Guarantee, or for any claim based on, in respect of, or by reason of, any such obligation or its creation. Each noteholder, by accepting the notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes.

Concerning the Trustee

Deutsche Bank Trust Company Americas is the Trustee under the Indenture and is appointed by the Company as Registrar and Paying Agent with regard to the notes.

The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are set forth specifically in such Indenture. During the existence of an Event of

Default, the Trustee will exercise such of the rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The Indenture and the TIA impose certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, that if it acquires any conflicting interest as described in the TIA, it must eliminate such conflict, apply to the SEC for permission to continue as Trustee with such conflict, or resign.

Transfer and exchange

A noteholder may transfer or exchange notes in accordance with the Indenture. Upon any transfer or exchange, the registrar and the Trustee may require such noteholder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require such noteholder to pay any taxes or other governmental charges required by law or permitted by the Indenture. The Company is not required to transfer or exchange any note selected for redemption or purchase or to transfer or exchange any note for a period of 15 Business Days prior to the day of the mailing of the notice of redemption or purchase. No service charge will be made for any registration of transfer or exchange of the notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable in connection with the transfer or exchange. The notes will be issued in registered form and the registered holder of a note will be treated as the owner of such note for all purposes.

Governing law

The Indenture provides that it and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Certain definitions

“Acquired Indebtedness” means Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case other than Indebtedness Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be Incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

“Additional Assets” means (i) any property or assets that replace the property or assets that are the subject of an Asset Disposition; (ii) any property or assets (other than Indebtedness and Capital Stock) used or to be used by the Company or a Restricted Subsidiary or otherwise useful in a Related Business (including any capital expenditures on any property or assets already so used); (iii) the Capital Stock of a Person that is engaged in a Related Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iv) Capital Stock of any Person that at such time is a Restricted Subsidiary acquired from a third party.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Asset Disposition” means any sale, lease (other than an operating lease entered into in the ordinary course of business), transfer or other disposition of shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares, or (in the case of a Foreign Subsidiary) to the extent required by applicable law), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction), other than (i) a disposition to the Company or a Restricted Subsidiary, (ii) a sale or other disposition in the ordinary course of business, (iii) the sale or discount (with or without recourse, and on customary or commercially reasonable terms) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable, (iv) any Restricted Payment Transaction, (v) a disposition that is governed by the provisions described under “—Merger and consolidation” or any disposition that constitutes a Change of Control, (vi) any Financing Disposition, (vii) any “fee in lieu” or other disposition of assets to any governmental authority or agency that continue in use by the Company or any Restricted Subsidiary, so long as the Company or any Restricted Subsidiary may obtain title to such assets upon reasonable notice by paying a nominal fee, (viii) any exchange of property pursuant to or intended to qualify under Section 1031 (or any successor section) of the Code, or any exchange of equipment to be leased, rented or otherwise used in a Related Business, (ix) any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Issue Date, including without limitation any sale/leaseback transaction or asset securitization, (x) any disposition arising from foreclosure, condemnation or similar action with respect to any property or other assets, or exercise of termination rights under any lease, license, concession or other agreement, (xi) any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary, (xii) a disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), entered into in connection with such acquisition, (xiii) a disposition of not more than 5% of the outstanding Capital Stock of a Foreign Subsidiary that has been approved by the Board, (xiv) any disposition or series of related dispositions for aggregate consideration not to exceed $50.0 million, (xv) the creation of a Permitted Lien and dispositions in connection with Permitted Liens, (xvi) dispositions of Investments or receivables, in each case in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings, (xvii) the unwinding of any Hedging Obligation, or (xviii) the licensing of any intellectual property.

“Average Book Value” means, for any period, the amount equal to (x) the sum of the respective book values of Rental Vehicles of the Company and its Restricted Subsidiaries as of the end of each of the most recent thirteen fiscal months of the Company that have ended at or prior to the end of such period, divided by (y) 13.

“Average Interest Rate” means, for any period, the amount equal to (x) the total interest expense of the Company and its Restricted Subsidiaries for such period (excluding any interest expense on any Indebtedness of any Special Purpose Subsidiary that is a Restricted Subsidiary directly or indirectly Incurred to finance or refinance the acquisition of, or secured by, Rental Vehicles and/or related rights and/or assets), divided by (y) the Average Principal Amount of Indebtedness of the Company and its Restricted Subsidiaries for such period (excluding any Indebtedness of any Special Purpose Subsidiary that is a Restricted Subsidiary directly or indirectly Incurred to finance or refinance the acquisition of, or secured by, Rental Vehicles and/or related rights and/or assets).

“Average Principal Amount” means, for any period, the amount equal to (x) the sum of the respective aggregate outstanding principal amounts of the applicable Indebtedness as of the end of each of the most recent thirteen fiscal months of the Company that have ended at or prior to the end of such period, divided by (y) 13.

“Bank Indebtedness” means any and all amounts, whether outstanding on the Issue Date or thereafter incurred, payable under or in respect of any Credit Facility, including without limitation principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees, other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

“Board ” means, for any Person, the board of directors or other governing body of such Person or, if such Person is owned or managed by a single entity, the board of directors or other governing body of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such board or governing body. Unless otherwise provided, “Board” means the Board of the Company.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City (or any other city in which a Paying Agent maintains its office).

“Canadian Securitization Entity” means WTH Funding Limited Partnership, an Ontario limited partnership, any other special purpose entity formed for the purpose of engaging in vehicle financing in Canada including, without limitation, any other partnership formed from time to time and each of the special purpose entities that may be partners in WTH Funding Limited Partnership or in any other such partnerships, and any successor of the foregoing.

“Capital Stock” of any Person means any and all shares of, rights to purchase, warrants or options for, or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP. The Stated Maturity of any Capitalized Lease Obligation shall be the date of the last payment of rent or any other amount due under the related lease.

“Cash Equivalents” means any of the following: (a) securities issued or fully guaranteed or insured by the United States of America or any agency or instrumentality thereof, (b) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof having a credit rating of “A” or better at the time of acquisition from either S&P or Moody’s, (c) time deposits, certificates of deposit or bankers’ acceptances of (i) any lender under a Senior Credit Facility or any affiliate thereof or (ii) any commercial bank having capital and surplus in excess of $500,000,000 and the commercial paper of the holding company of which is rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (d) money market instruments, commercial paper or other short-term obligations rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (e) investments in money market funds subject to the risk limiting conditions of Rule 2a-7 or any successor rule of the SEC under the Investment Company Act of 1940, as amended and (f) investments similar to any of the foregoing denominated in foreign currencies approved by the Board.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commodities Agreement” means, in respect of a Person, any commodity futures contract, forward contract, option or similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is a party or beneficiary.

“Consolidated Coverage Ratio” as of any date of determination means the ratio of (i) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which Consolidated Financial Statements of the Company are available to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, that

(1)	if since the beginning of such period the Company or any Restricted Subsidiary has Incurred any Indebtedness that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (B) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation);

(2)	if since the beginning of such period the Company or any Restricted Subsidiary has repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged any Indebtedness that is no longer outstanding on such date of determination or the Indebtedness of any Special Purpose Subsidiary which is an Unrestricted Subsidiary is reduced (each, a “Discharge”) or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a Discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such Discharge had occurred on the first day of such period;

(3)	if since the beginning of such period the Company or any Restricted Subsidiary shall have disposed of any company, any business or any group of assets constituting an operating unit of a business (any such disposition, a “Sale”), the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to (A) the Consolidated Interest Expense attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Sale for such period (including but not limited to through the assumption of such Indebtedness by another Person) plus (B) if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such Sale;

(4)	if since the beginning of such period the Company or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise acquired any company, any business or any group of assets constituting an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction causing a calculation to be made hereunder (any such Investment or acquisition, a “Purchase”), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any related Indebtedness) as if such Purchase occurred on the first day of such period; and

(5)	if since the beginning of such period any Person became a Restricted Subsidiary or was merged or consolidated with or into the Company or any Restricted Subsidiary, and since the beginning of such period such Person shall have Discharged any Indebtedness or made any Sale or Purchase that would have required an adjustment pursuant to clause (2), (3) or (4) above if made by the Company or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Discharge, Sale or Purchase occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred or repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged in connection therewith, the pro forma calculations in respect thereof (including without limitation in respect of anticipated cost savings or synergies relating to any such Sale, Purchase or other transaction) shall be as determined in good faith by the Chief Financial Officer or an authorized Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness). If any Indebtedness bears, at the option of the Company or a Restricted Subsidiary, a rate of interest based on a prime or similar rate, a eurocurrency interbank offered rate or other fixed or floating rate, and such Indebtedness is being given pro forma effect, the interest expense on such Indebtedness shall be calculated by applying such optional rate as the Company or such Restricted Subsidiary may designate. If any Indebtedness that is being given pro forma effect was Incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate determined in good faith by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated EBITDA” means, for any period, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income, without duplication: (i) provision for all taxes (whether or not paid, estimated or accrued) based on income, profits or capital, (ii) Consolidated Interest Expense and any Special Purpose Financing Fees, (iii) depreciation (excluding Consolidated Vehicle Depreciation), amortization (including but not limited to amortization of goodwill and intangibles and amortization and write-off of financing costs) and all other non-cash charges or non-cash losses, (iv) any expenses or charges related to any Equity Offering, Investment or Indebtedness permitted by the Indenture (whether or not consummated or incurred), and (v) the amount of any minority interest expense.

“Consolidated Interest Expense” means, for any period, (i) the total interest expense of the Company and its Restricted Subsidiaries to the extent deducted in calculating Consolidated Net Income, net of any interest income of the Company and its Restricted Subsidiaries, including without limitation any such interest expense consisting of (a) interest expense attributable to Capitalized Lease Obligations, (b) amortization of debt discount, (c) interest in respect of Indebtedness of any other Person that has been Guaranteed by the Company or any Restricted Subsidiary, but only to the extent that such interest is actually paid by the Company or any Restricted Subsidiary, (d) non-cash interest expense, (e) the interest portion of any deferred payment obligation and (f) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, plus (ii) Preferred Stock dividends paid in cash in respect of Disqualified Stock of the Company held by Persons other than the Company or a Restricted Subsidiary and minus (iii) to the extent otherwise included in such interest expense referred to in clause (i) above, (x) Consolidated Vehicle Interest Expense and (y) amortization or write-off of financing costs, in each case under clauses (i) through (iii) as determined on a Consolidated basis in accordance with GAAP (to the extent applicable, in the case of Consolidated Vehicle Interest Expense); provided, that gross interest expense shall be determined after giving effect to any net payments made or received by the Company and its Restricted Subsidiaries with respect to Interest Rate Agreements; provided, further, that notwithstanding the definition of “Consolidated Vehicle Interest Expense,” “Consolidated Interest Expense” shall include the interest expense in respect of Indebtedness that is secured by Liens incurred pursuant to clause (v) of the definition of “Permitted Liens.”

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its Restricted Subsidiaries, determined on a Consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends; provided, that there shall not be included in such Consolidated Net Income:

(i)	any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the limitations contained in clause (iii) below, the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (ii) below) and (B) the Company’s equity in the net loss of such Person shall be included to the extent of the aggregate Investment of the Company or any of its Restricted Subsidiaries in such Person;

(ii)	solely for purposes of determining the amount available for Restricted Payments under clause (a)(iii)(A) of the covenant described under “—Certain covenants—Limitation on restricted payments,” any net income (loss) of any Restricted Subsidiary that is not a Subsidiary Guarantor if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of similar distributions by such Restricted Subsidiary, directly or indirectly, to the Company by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its stockholders (other than (x) restrictions that have been waived or otherwise released, (y) restrictions pursuant to the notes or the Indenture and (z) restrictions in effect on the Issue Date with respect to a Restricted Subsidiary and other restrictions with respect to such Restricted Subsidiary that taken as a whole are not materially less favorable to the noteholders than such restrictions in effect on the Issue Date), except that (A) subject to the limitations contained in clause (iii) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of any dividend or distribution that was or that could have been made by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the net loss of such Restricted Subsidiary shall be included to the extent of the aggregate Investment of the Company or any of its other Restricted Subsidiaries in such Restricted Subsidiary;

(iii)	any gain or loss realized upon the sale or other disposition of any asset of the Company or any Restricted Subsidiary (including pursuant to any sale/leaseback transaction) that is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by the Board);

(iv)	the cumulative effect of a change in accounting principles;

(v)	all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness;

(vi)	any unrealized gains or losses in respect of Currency Agreements;

(vii)	any unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person;

(viii)	any non-cash compensation charge arising from any grant of stock, stock options or other equity based awards;

(ix)	to the extent otherwise included in Consolidated Net Income, any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of the Company or any Restricted Subsidiary owing to the Company or any Restricted Subsidiary;

(x)	any non-cash charge, expense or other impact attributable to application of the purchase method of accounting (including the total amount of depreciation and amortization, cost of sales or other non-cash expense resulting from the write-up of assets to the extent resulting from such purchase accounting adjustments); and

(xi)	any item classified as an extraordinary, unusual or non-recurring gain, loss or charge, including any fees and expenses and charges associated with the Separation Transactions and any acquisition, merger or consolidation after the Issue Date.

For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto, the pro forma calculations in respect thereof (including without limitation in respect of anticipated cost savings or synergies relating to any such Sale, Purchase or other transaction) shall be as determined in good faith by a responsible financial or accounting Officer of the Company.

“Consolidated Quarterly Tangible Assets” means, as of any date of determination, the total assets less the sum of the goodwill, net, and “other intangibles, net,” in each case reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of any fiscal quarter of the Company for which such a balance sheet is available, determined on a Consolidated basis in accordance with GAAP (and, in the case of any determination relating to any Incurrence of Indebtedness or any Investment, on a pro forma basis including any property or assets being acquired in connection therewith).

“Consolidated Secured Indebtedness” means, as of any date of determination, an amount equal to the Consolidated Total Indebtedness as of such date that in each case the payment of which is then secured by Liens on property or assets of the Company and its Restricted Subsidiaries (other than property or assets held in a defeasance or similar trust or arrangement for the benefit of the Indebtedness secured thereby).

“Consolidated Secured Leverage Ratio” means, as of any date of determination, the ratio of (x) Consolidated Secured Indebtedness at such date to (y) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Company are available, provided, that:

(1)	if since the beginning of such period the Company or any Restricted Subsidiary has Incurred any Consolidated Secured Indebtedness that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Secured Leverage Ratio is an Incurrence of Consolidated Secured Indebtedness, Consolidated EBITDA and Consolidated Secured Indebtedness (to the extent it does not already include such Incurrence of Consolidated Secured Indebtedness) for such period shall be calculated after giving effect on a pro forma basis to such Consolidated Secured Indebtedness as if such Consolidated Secured Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Consolidated Secured Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average daily balance of such Consolidated Secured Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (B) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation);

(2)	if since the beginning of such period Consolidated Secured Indebtedness has been Discharged or if the transaction giving rise to the need to calculate the Consolidated Secured Leverage Ratio involves a Discharge of Consolidated Secured Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid), Consolidated EBITDA and Consolidated Secured Indebtedness (to the extent it does not already exclude such Discharge of Consolidated Secured Indebtedness) for such period shall be calculated after giving effect on a pro forma basis to such Discharge of such Consolidated Secured Indebtedness, including with the proceeds of such new Consolidated Secured Indebtedness, as if such Discharge had occurred on the first day of such period;

(3)	if since the beginning of such period the Company or any Restricted Subsidiary shall have made a Sale, the Consolidated EBITDA for such period shall be reduced by an amount equal to the

Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period;

(4)	if since the beginning of such period the Company or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made a Purchase (including any Purchase occurring in connection with a transaction causing a calculation to be made hereunder), Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Purchase occurred on the first day of such period; and

(5)	if since the beginning of such period any Person became a Restricted Subsidiary or was merged or consolidated with or into the Company or any Restricted Subsidiary, and since the beginning of such period such Person shall have made any Sale or Purchase that would have required an adjustment pursuant to clause (2), (3) or (4) above if made by the Company or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDA and Consolidated Secured Indebtedness for such period shall be calculated after giving pro forma effect thereto as if such Sale or Purchase occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto, the pro forma calculations in respect thereof (including without limitation in respect of anticipated cost savings or synergies relating to any such Sale, Purchase or other transaction) shall be as determined in good faith by a responsible financial or accounting Officer of the Company.

“Consolidated Tangible Assets” means, as of any date of determination, the amount equal to (x) the sum of Consolidated Quarterly Tangible Assets as at the end of each of the most recently ended four fiscal quarters of the Company for which a calculation thereof is available, divided by (y) four; provided that for purposes of paragraph (b) of the covenant described in “—Certain covenants—Limitation on indebtedness,” “—Certain covenants—Limitation on restricted payments” and the definition of “Permitted Investment,” Consolidated Tangible Assets shall not be deemed to be less than $10,646 million.

“Consolidated Total Indebtedness” means, as of any date of determination, an amount equal to (1) the aggregate principal amount of outstanding Indebtedness of the Company and its Restricted Subsidiaries (other than the notes) as of such date consisting of (without duplication) Indebtedness for borrowed money (including Purchase Money Obligations and unreimbursed outstanding drawn amounts under funded letters of credit); Capitalized Lease Obligations; debt obligations evidenced by bonds, debentures, notes or similar instruments; Disqualified Stock; and (in the case of any Restricted Subsidiary that is not a Subsidiary Guarantor) Preferred Stock, determined on a Consolidated basis in accordance with GAAP (excluding items eliminated in Consolidation, and for the avoidance of doubt, excluding Hedging Obligations), minus (2) the amount of such Indebtedness consisting of Indebtedness of a type referred to in, or Incurred pursuant to, clause (b)(ix) of the covenant described under “—Certain covenants—Limitation on indebtedness,” to the extent not Incurred to finance or refinance the acquisition of Rental Vehicles, and minus (3) the Consolidated Vehicle Indebtedness as of such date.

“Consolidated Vehicle Depreciation” means, for any period, depreciation on all Rental Vehicles (after adjustments thereto), to the extent deducted in calculating Consolidated Net Income for such period.

“Consolidated Vehicle Indebtedness” means, as of any date of determination, the amount equal to either (a) the sum of (x) the aggregate principal amount of then outstanding Indebtedness of any Special Purpose Subsidiary that is a Restricted Subsidiary directly or indirectly Incurred to finance or refinance the acquisition of, or secured by, Rental Vehicles and/or related rights and/or assets plus (y) the aggregate principal amount of other then outstanding Indebtedness of the Company and its Restricted Subsidiaries that is attributable to the financing or refinancing of Rental Vehicles and/or related rights and/or assets, as determined in good faith by the Chief Financial Officer or an authorized officer of the Company (which determination shall be conclusive) or, at the

Company’s option, (b) 90% of the book value of Rental Vehicles of the Company and its Restricted Subsidiaries (such book value being determined as of the end of the most recently ended fiscal month of the Company for which internal consolidated financial statements of the Company are available, on a pro forma basis including (x) any Rental Vehicles acquired by the Company or any Restricted Subsidiary since the end of such fiscal month and (y) in the case of any determination relating to any Incurrence of Indebtedness, any Rental Vehicles being acquired by the Company or any Restricted Subsidiary in connection therewith).

“Consolidated Vehicle Interest Expense” means, for any period, the sum of (a) the aggregate interest expense for such period on any Indebtedness (including costs associated with letters of credit related to such Indebtedness) of any Special Purpose Subsidiary that is a Restricted Subsidiary directly or indirectly Incurred to finance or refinance the acquisition of, or secured by, Rental Vehicles and/or related rights and/or assets plus (b) either (x) the aggregate interest expense for such period on other Indebtedness of the Company and its Restricted Subsidiaries that is attributable to the financing or refinancing of Rental Vehicles and/or any related rights and/or assets, as determined in good faith by the Chief Financial Officer or an authorized Officer of the Company (which determination shall be conclusive) or, at the Company’s option, (y) an amount of the total interest expense of the Company and its Restricted Subsidiaries for such period equal to (i) the Average Interest Rate for such period multiplied by (ii) the amount equal to (1) 90% of the Average Book Value for such period of Rental Vehicles of the Company and its Restricted Subsidiaries minus (2) the Average Principal Amount for such period of any Indebtedness of any Special Purpose Subsidiary that is a Restricted Subsidiary directly or indirectly Incurred to finance or refinance the acquisition of, or secured by, Rental Vehicles and/or related rights and/or assets.

“Consolidation” means the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP; provided that “Consolidation” will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in any Unrestricted Subsidiary will be accounted for as an investment. The term “Consolidated” has a correlative meaning.

“Credit Facilities” means one or more of (i) the Senior Credit Facilities, and (ii) any other facilities or arrangements designated by the Company, in each case with one or more banks or other lenders or institutions providing for revolving credit loans, term loans, receivables or fleet financings (including without limitation through the sale of receivables or fleet assets to such institutions or to special purpose entities formed to borrow from such institutions against such receivables or fleet assets or the creation of any Liens in respect of such receivables or fleet assets in favor of such institutions), letters of credit or other Indebtedness, in each case, including all agreements, instruments and documents executed and delivered pursuant to or in connection with any of the foregoing, including but not limited to any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original banks, lenders or institutions or other banks, lenders or institutions or otherwise, and whether provided under any original Credit Facility or one or more other credit agreements, indentures, financing agreements or other Credit Facilities or otherwise). Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

“Currency Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement or arrangements (including derivative agreements or arrangements), as to which such Person is a party or a beneficiary.

“Default” means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

“Designated Noncash Consideration” means the Fair Market Value of noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Noncash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation.

“Determination Date,” with respect to an Interest Period, means the second London Banking Day preceding the first day of such Interest Period.

“Disinterested Directors” means, with respect to any Affiliate Transaction, one or more members of the Board, or one or more members of the Board of a Parent, having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of any such Board shall not be deemed to have such a financial interest by reason of such member’s holding Capital Stock of the Company or any Parent or any options, warrants or other rights in respect of such Capital Stock.

“Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (other than following the occurrence of a Change of Control or other similar event described under such terms as a “change of control,” or an Asset Disposition) (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof (other than following the occurrence of a Change of Control or other similar event described under such terms as a “change of control,” or an Asset Disposition), in whole or in part, in each case on or prior to the final Stated Maturity of the notes.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

“Equity Interests” means Capital Stock and all warrants, options, profits, interests, equity appreciation rights or other rights to acquire or purchase Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to any asset or property, the fair market value of such asset or property as determined in good faith by the Board, whose determination will be conclusive.

“Financing Disposition” means any sale, transfer, conveyance or other disposition of, or creation or incurrence of any Lien on, property or assets by the Company or any Subsidiary thereof to or in favor of any Special Purpose Entity, or by any Special Purpose Subsidiary, in each case in connection with a financing by a Special Purpose Entity or in connection with the Incurrence by a Special Purpose Entity of Indebtedness or obligations to make payments to the obligor on Indebtedness, which may be secured by a Lien in respect of such property or assets.

“Foreign Subsidiary” means (a) any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any state thereof or the District of Columbia, (b) any Restricted Subsidiary of a Restricted Subsidiary described in clause (a), and (c) any Restricted Subsidiary of the Company that has no material assets other than securities or Indebtedness of one or more Foreign Subsidiaries (or Subsidiaries thereof), and other assets relating to an ownership interest in any such securities, Indebtedness or Subsidiaries.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the Issue Date including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the

Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity to the extent possible with GAAP.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor Subordinated Obligations” means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinated in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee pursuant to a written agreement.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodities Agreement.

“Holder” or “noteholder” means the Person in whose name a note is registered in the Note register.

“Incur” means issue, assume, enter into any Guarantee of, incur or otherwise become liable for; and the terms “Incurs,” “Incurred” and “Incurrence” shall have a correlative meaning; provided, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an Incurrence of Indebtedness. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed Incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(i)	the principal of indebtedness of such Person for borrowed money;

(ii)	the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(iii)	the principal component of all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (except to the extent such reimbursement obligation relates to a Trade Payable or similar liability and such obligation is satisfied within 30 days of Incurrence);

(iv)	the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except Trade Payables), which purchase price is due more than one year after the date of placing such property in final service or taking final delivery and title thereto;

(v)	all Capitalized Lease Obligations of such Person;

(vi)

the redemption, repayment or other repurchase amount of such Person with respect to any Disqualified Stock of such Person or (if such Person is a Subsidiary of the Company other than a Subsidiary Guarantor) any Preferred Stock of such Subsidiary, but excluding, in each case, any accrued dividends (the amount of such obligation to be equal at any time to the maximum fixed involuntary redemption, repayment or repurchase price for such Capital Stock, or if less (or if such Capital Stock has no such fixed price), to the involuntary redemption, repayment or repurchase price thereof calculated in accordance with the terms thereof as if then redeemed, repaid or repurchased, and if such price is based upon or measured by the fair market value of such Capital Stock, such fair market value shall be as determined in good faith by the Board or the board of directors or other governing body of the issuer of such Capital Stock);

(vii)	the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination (as determined in good faith by the Company) and (B) the amount of such Indebtedness of such other Persons;

(viii)	the principal component of Indebtedness of other Persons, to the extent Guaranteed by such Person; and

(ix)	to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligation to be equal at anytime to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time).

The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in the Indenture, or otherwise shall equal the amount thereof that would appear as a liability on a balance sheet of such Person (excluding any notes thereto) prepared in accordance with GAAP.

“Interest Period” means the period commencing on and including an interest payment date and ending on and including the day immediately preceding the next succeeding interest payment date, with the exception that the first Interest Period shall commence on and include the Issue Date and end on and include February 28, 2014.

“Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, future agreement, option agreement, swap agreement, cap agreement, collar agreement, hedge agreement or other similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is party or a beneficiary.

“Inventory” means goods held for sale, lease or use by a Person in the ordinary course of business, net of any reserve for goods that have been segregated by such Person to be returned to the applicable vendor for credit, as determined in accordance with GAAP.

“Investment” in any Person by any other Person means any direct or indirect advance, loan or other extension of credit (other than to customers, dealers, licensees, franchisees, suppliers, directors, officers or employees of any Person in the ordinary course of business) or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “—Certain covenants—Limitation on restricted payments” only, (i) “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary, provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation, and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer. Guarantees shall not be deemed to be Investments. The amount of any Investment outstanding at anytime shall be the original cost of such Investment, reduced (at the

Company’s option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment; provided, that to the extent that the amount of Restricted Payments outstanding at any time is so reduced by any portion of any such amount or value that would otherwise be included in the calculation of Consolidated Net Income, such portion of such amount or value shall not be so included for purposes of calculating the amount of Restricted Payments that may be made pursuant to paragraph (a) of the covenant described under “—Certain covenants—Limitation on restricted payments.”

“Issue Date” means the first date on which notes are issued.

“LIBOR,” with respect to an Interest Period, means the rate (expressed as a percentage per annum) for deposits in U.S. Dollars for a three-month period beginning on the second London Banking Day after the Determination Date that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the Determination Date. If Telerate Page 3750 does not include such a rate or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent (in consultation with the Issuers), to provide such bank’s offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in U.S. dollars for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such offered quotations are so provided, LIBOR for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent (in consultation with the Issuers), to provide such bank’s rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in U.S. Dollars to leading European banks for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such rates are so provided, LIBOR for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR for the Interest Period will be LIBOR in effect with respect to the immediately preceding Interest Period.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“London Banking Day” is any day on which dealings in U.S. dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

“Management Advances” means loans or advances made to directors, officers or employees of any Parent, the Company or any Restricted Subsidiary (x) in respect of travel, entertainment or moving-related expenses incurred in the ordinary course of business, (y) in respect of moving-related expenses incurred in connection with any closing or consolidation of any facility, or (z) in the ordinary course of business and (in the case of this clause (z)) not exceeding $5.0 million in the aggregate outstanding at anytime.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Net Available Cash” from an Asset Disposition means an amount equal to all cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of (i) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or to be accrued as a liability under GAAP, as a consequence of such Asset Disposition (including as a consequence of any transfer of funds in connection with the application thereof in accordance with the covenant described under “—Certain covenants—Limitation on sales of assets and subsidiary stock”), (ii) all payments made, and all installment payments required to be made, on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or that must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, or to any other Person (other than the Company or a Restricted Subsidiary) owning a beneficial interest in the assets disposed of in such Asset Disposition, (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities, (v) any liabilities or obligations associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition, including without limitation pension and other post-employment benefit liabilities, liabilities related to environmental matters, and liabilities relating to any indemnification obligations associated with such Asset Disposition, and (vi) the amount of any purchase price or similar adjustment (x) claimed by any Person to be owed by the Company or any Restricted Subsidiary, until such time as such claim shall have been settled or otherwise finally resolved, or (y) paid or payable by the Company or any Restricted Subsidiary, in either case in respect of such Asset Disposition.

“Net Cash Proceeds” means, with respect to any issuance or sale of any securities of the Company or any Subsidiary by the Company or any Subsidiary, or any capital contribution, an amount equal to all the cash proceeds of such issuance, sale or contribution net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance, sale or contribution and net of taxes paid or payable as a result thereof.

“Obligations” means, with respect to any Indebtedness, any principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, Guarantees of such Indebtedness (or of Obligations in respect thereof), other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

“Officer” means, with respect to the Company or any other obligor upon the notes, the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Controller, the Treasurer or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity (or any other individual designated as an “Officer” for the purposes of the Indenture by the Board).

“Officer’s Certificate” means, with respect to the Company or any other obligor upon the notes, a certificate signed by one Officer of such Person.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or any Parent.

“Parent” means any of Avis Budget Group, Inc., any Other Parent and any other Person that is a Subsidiary of Avis Budget Group, Inc. or any Other Parent, and of which the Company is a Subsidiary. As used herein, “Other Parent” means a Person of which the Company becomes a Subsidiary after the Issue Date, provided that either (x) immediately after the Company first becomes a Subsidiary of such Person, more than 50% of the Voting Stock of such Person shall be held by one or more Persons that held more than 50% of the Voting Stock of a Parent of the Company immediately prior to the Company first becoming such Subsidiary or (y) such Person shall be deemed not to be an Other Parent for the purpose of determining whether a Change of Control shall have occurred by reason of the Company first becoming a Subsidiary of such Person.

“Parent Expenses” means (i) costs (including all professional fees and expenses) incurred by any Parent in connection with its reporting obligations under, or in connection with compliance with, applicable laws or applicable rules of any governmental, regulatory or self-regulatory body or stock exchange, the Indenture, or any other agreement or instrument relating to Indebtedness of the Company or any Restricted Subsidiary, including in respect of any reports filed with respect to the Securities Act, Exchange Act or the respective rules and regulations promulgated thereunder, (ii) corporate overhead expenses Incurred in the ordinary course of business, and to pay salaries or other compensation of employees who perform services for any Parent or for both such Parent and the Company, (iii) expenses incurred by any Parent in connection with the acquisition, development, maintenance, ownership, prosecution, protection and defense of its intellectual property and associated rights (including but not limited to trademarks, service marks, trade names, trade dress, patents, copyrights and similar rights, including registrations and registration or renewal applications in respect thereof; inventions, processes, designs, formulae, trade secrets, know-how, confidential information, computer software, data and documentation, and any other intellectual property rights; and licenses of any of the foregoing) to the extent such intellectual property and associated rights relate to the business or businesses of the Company or any Subsidiary thereof, (iv) indemnification obligations of any Parent owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with any such Person, (v) other operational and tax expenses of any Parent incurred on behalf of the Company in the ordinary course of business, including obligations in respect of director and officer insurance (including premiums therefor); it being understood for purposes of this definition, that all operational and tax expenses of any Parent are deemed to be incurred on behalf of the Company if the Company’s activities represent substantially all of the operating activities of any Parent and all of its Subsidiaries and (vi) fees and expenses incurred by any Parent in connection with any offering of Capital Stock or Indebtedness, (x) where the net proceeds of such offering are intended to be received by or contributed or loaned to the Company or a Restricted Subsidiary, or (y) in a prorated amount of such expenses in proportion to the amount of such net proceeds intended to be so received, contributed or loaned, or (z) otherwise on an interim basis prior to completion of such offering so long as any Parent shall cause the amount of such expenses to be repaid to the Company or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed.

“Permitted Holder” means any Person acting in the capacity of an underwriter in connection with a public or private offering of Voting Stock of any Parent or the Company. In addition, any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) whose status as a “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) constitutes or results in a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture, together with its Affiliates, shall thereafter constitute Permitted Holders.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in, or consisting of, any of the following:

(i)	a Restricted Subsidiary, the Company, or a Person that will, upon the making of such Investment, become a Restricted Subsidiary, so long as such Person is primarily engaged in a Related Business;

(ii)	another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, or is liquidated into, the Company or a Restricted Subsidiary, so long as such Person is primarily engaged in a Related Business;

(iii)	Temporary Cash Investments or Cash Equivalents;

(iv)	receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business;

(v)	any securities or other Investments received as consideration in, or retained in connection with, sales or other dispositions of property or assets, including Asset Dispositions made in compliance with the covenant described under “—Certain covenants—Limitation on sales of assets and subsidiary stock”;

(vi)	securities or other Investments received in settlement of debts created in the ordinary course of business and owing to, or of other claims asserted by, the Company or any Restricted

Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person;

(vii)	Investments in existence or made pursuant to legally binding written commitments in existence on the Issue Date;

(viii)	Currency Agreements, Interest Rate Agreements, Commodities Agreements and related Hedging Obligations, which obligations are Incurred in compliance with the covenant described under “—Certain covenants—Limitation on indebtedness”;

(ix)	pledges or deposits (x) with respect to leases or utilities in the ordinary course of business or (y) otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted under the covenant described under “—Certain covenants—Limitation on liens”;

(x)	(1) Investments in a Subsidiary, consisting of a demand note or promissory note of the Company or a Restricted Subsidiary issued in favor of or for the benefit of a Special Purpose Subsidiary and which serves solely as credit enhancement for any vehicle-related financing in such Special Purpose Subsidiary, (2) Investments by a Special Purpose Subsidiary which is a Restricted Subsidiary in any such demand note or other promissory note issued by the Company, any Restricted Subsidiary or any Parent to such Special Purpose Subsidiary which is a Restricted Subsidiary, provided that if such Parent receives cash from the relevant Special Purpose Entity in exchange for such note, an equal cash amount is contributed by any Parent to the Company and (3) Investments made between Restricted Subsidiaries in connection with, or relating to, a Canadian Special Purpose Financing;

(xi)	bonds secured by assets leased to and operated by the Company or any Restricted Subsidiary that were issued in connection with the financing of such assets so long as the Company or any Restricted Subsidiary may obtain title to such assets at any time by paying a nominal fee, canceling such bonds and terminating the transaction;

(xii)	notes;

(xiii)	any Investment to the extent made using Capital Stock of the Company (other than Disqualified Stock) or Capital Stock of any Parent as consideration;

(xiv)	Management Advances;

(xv)	Investments consisting of, or arising out of or related to, Vehicle Rental Concession Rights (including any Investments referred to in the definition of the term “Vehicle Rental Concession Rights”);

(xvi)	any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of paragraph (b) of the covenant described under “—Certain covenants—Limitation on transactions with affiliates” (except transactions described in clauses (i), (v) and (vi) of such paragraph);

(xvii)	other Investments in an aggregate amount outstanding at any time not to exceed 1.0% of Consolidated Tangible Assets;

(xviii)	Equity Interests, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor; and

(xix)	endorsements of negotiable instruments and documents in the ordinary course of business or pledges or deposits permitted under clause (c) of the definition of “Permitted Liens”.

Investment pursuant to clause (xvii) above is made in any Person that is not a Restricted Subsidiary and such Person thereafter becomes a Restricted Subsidiary, such Investment shall thereafter be deemed to have been made pursuant to clause (i) above and not clause (xvii) above for so long as such Person continues to be a Restricted Subsidiary.

“Permitted Liens” means:

(a)	Liens for taxes, assessments or other governmental charges not yet delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Company and its Restricted Subsidiaries or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or a Subsidiary thereof, as the case may be, in accordance with GAAP;

(b)	carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business in respect of obligations that are not overdue for a period of more than 60 days or that are bonded or that are being contested in good faith and by appropriate proceedings;

(c)	pledges, deposits or Liens in connection with workers’ compensation, unemployment insurance and other social security and other similar legislation or other insurance-related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

(d)	pledges, deposits or Liens to secure the performance of bids, tenders, trade, government or other contracts (other than for borrowed money), obligations for utilities, leases, licenses, statutory obligations, completion guarantees, surety, judgment, appeal or performance bonds, other similar bonds, instruments or obligations, and other obligations of a like nature incurred in the ordinary course of business;

(e)	easements (including reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, charges, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in the aggregate materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole;

(f)	Liens existing on, or provided for under written arrangements existing on, the Issue Date, or (in the case of any such Liens securing Indebtedness of the Company or any of its Subsidiaries existing or arising under written arrangements existing on the Issue Date) securing any Refinancing Indebtedness in respect of such Indebtedness so long as the Lien securing such Refinancing Indebtedness is limited to all or part of the same property, assets or substitute assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or under such written arrangements could secure) the original Indebtedness, provided, that liens incurred under the Senior Credit Facilities or any Refinancing Indebtedness with respect thereto shall not be deemed to be permitted under this clause (f);

(g)	(i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary of the Company has easement rights or on any leased property and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property;

(h)	Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of Hedging Obligations, Purchase Money Obligations or Capitalized Lease Obligations Incurred in compliance with the covenant described under “—Certain covenants—Limitation on indebtedness”;

(i)	Liens arising out of judgments, decrees, orders or awards in respect of which the Company shall in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired;

(j)	leases, subleases, licenses or sublicenses (including, without limitation, real property and intellectual property rights) to third parties;

(k)	Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of (1) Indebtedness Incurred in compliance with clause (b)(i), (b)(iv), (b)(v), (b)(vii), (b)(viii), or (b)(ix) of the covenant described under “—Certain covenants—Limitation on indebtedness,” or clause (b)(iii) thereof (other than Refinancing Indebtedness Incurred in respect of Indebtedness described in paragraph (a) thereof), (2) Bank Indebtedness Incurred in compliance with paragraph (b) of the covenant described under “—Certain covenants—Limitation on indebtedness,” (3) the notes, (4) Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor, and (5) Indebtedness or other obligations of any Special Purpose Entity;

(l)	Liens existing on property or assets of a Person at the time such Person becomes a Subsidiary of the Company (or at the time the Company or a Restricted Subsidiary acquires such property or assets, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary); provided, however, that such Liens are not created in connection with, or in contemplation of, such other Person becoming such a Subsidiary (or such acquisition of such property or assets), and that such Liens are limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate;

(m)	Liens on Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(n)	any encumbrance or restriction (including, but not limited to, put and call agreements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(o)	Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness secured by, or securing any refinancing, refunding, extension, renewal or replacement (in whole or in part) of any other obligation secured by, any other Permitted Liens, provided that any such new Lien is limited to all or part of the same property or assets or replacements thereof (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the obligations to which such Liens relate, other than Liens incurred in compliance with clause (k) above or clause (v) below;

(p)

Liens (1) arising by operation of law (or by agreement to the same effect) in the ordinary course of business, (2) on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets, (3) on cash set aside at the time of the Incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent that such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose, (4) securing or arising by reason of any netting or set-off arrangement entered into in the ordinary course of banking or other trading activities, (5) in favor of the Company or any Subsidiary (other than Liens on property or assets of the Company or any Subsidiary Guarantor in favor of any Subsidiary that is not a Subsidiary Guarantor), (6) arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business, (7) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft, cash pooling or similar obligations incurred in the ordinary course of business, (8) attaching to commodity trading or other brokerage accounts incurred in the ordinary course of business, (9) on receivables (including related rights) or (10) arising in connection with repurchase agreements permitted under the covenant described under “—Certain covenants—Limitation on indebtedness,” on assets that are the subject of such repurchase agreements;

(q)	Liens on or under, or arising out of or relating to, any Vehicle Rental Concession Rights;

(r)	other Liens securing obligations, which obligations do not exceed $50.0 million at any time outstanding;

(s)	Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of Indebtedness Incurred in compliance with the covenant described under “—Certain covenants—Limitation on indebtedness,” not to exceed $25 million;

(t)	any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

(u)	Liens securing the notes and Subsidiary Guarantees;

(v)	Liens securing Indebtedness which is secured by Rental Vehicles so long as the aggregate amount of Indebtedness secured by such Rental Vehicles does not exceed the sum of (i) 75% of the estimated value of such Rental Vehicles and (ii) the aggregate amount of letters of credit supporting such Indebtedness; and

(w)	Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of Indebtedness Incurred in compliance with the covenant described under “—Certain covenants—Limitation on indebtedness,” provided that on the date of the Incurrence of such Indebtedness after giving effect to such Incurrence (or on the date of the initial borrowing of such Indebtedness after giving pro forma effect to the Incurrence of the entire committed amount of such Indebtedness), the Consolidated Secured Leverage Ratio shall not exceed 4.0 to 1.0.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” as applied to the Capital Stock of any corporation means Capital Stock of any class or classes (however designated) that by its terms is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Public Facility” means (i) any airport; marine port; rail, subway, bus or other transit stop, station or terminal; stadium; convention center; or military camp, fort, post or base or (ii) any other facility owned or operated by any nation or government or political subdivision thereof, or agency, authority or other instrumentality of any thereof, or other entity exercising regulatory, administrative or other functions of or pertaining to government, or any organization of nations (including the United Nations, the European Union and the North Atlantic Treaty Organization).

“Public Facility Operator” means a Person that grants or has the power to grant a Vehicle Rental Concession.

“Purchase Money Obligations” means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets, and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise; provided that for purposes of clause (b)(iv) of the covenant described under “—Certain covenants—Limitation on indebtedness,” Purchase Money Obligations shall not include Indebtedness to the extent Incurred to finance or refinance the direct acquisition of Inventory or Vehicles (not acquired through the acquisition of Capital Stock of any Person owning property or assets, or through the acquisition of property or assets, that include Inventory or Vehicles).

“Receivable” means a right to receive payment pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay, as determined in accordance with GAAP.

“refinance” means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell or extend (including pursuant to any defeasance or discharge mechanism); and the terms “refinances,” “refinanced” and “refinancing” as used for any purpose in the Indenture shall have a correlative meaning.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refinance any Indebtedness existing on the date of the Indenture or Incurred in compliance with such Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted in such Indenture) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, that (1) if the Indebtedness being refinanced is Subordinated Obligations or Guarantor Subordinated Obligations, the Refinancing Indebtedness has a final Stated Maturity at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the final Stated Maturity of the Indebtedness being refinanced (or if shorter, the notes), (2) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced, plus (y) fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such Refinancing Indebtedness and (3) Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor that refinances Indebtedness of the Company or a Subsidiary Guarantor that could not have been initially Incurred by such Restricted Subsidiary pursuant to the covenant described under “—Certain covenants—Limitation on indebtedness” or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

“Related Business” means those businesses in which the Company or any of its Subsidiaries is engaged on the date of the Indenture, or that are related, complementary, incidental or ancillary thereto or extensions, developments or expansions thereof.

“Related Taxes” means any and all Taxes required to be paid by any Parent other than Taxes directly attributable to (i) the income of any entity other than any Parent, the Company or any of its Subsidiaries, (ii) owning stock or other equity interests of any corporation or other entity other than any Parent, the Company or any of its Subsidiaries or (iii) withholding taxes on payments actually made by any Parent other than to another Parent, the Company or any of its Subsidiaries.

“Rental Vehicles” means all passenger Vehicles owned by or leased to the Company or any Subsidiary that are or have been offered for lease or rental by any of the Company and its Restricted Subsidiaries in their vehicle rental operations (and not, for the avoidance of doubt, in connection with any business or operations involving the leasing or renting of other types of Vehicles), including any such Vehicles being held for sale.

“Representative Amount” means a principal amount of not less than U.S. $1,000,000 for a single transaction in the relevant market at the relevant time.

“Restricted Payment Transaction” means any Restricted Payment permitted pursuant to the covenant described under “—Certain covenants—Limitation on restricted payments,” any Permitted Payment, any Permitted Investment, or any transaction specifically excluded from the definition of the term “Restricted Payment” (including pursuant to the exception contained in clause (i) and the parenthetical exclusions contained in clauses (ii) and (iii) of such definition).

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and its successors.

“SEC” means the Securities and Exchange Commission.

“Senior Credit Facilities” or “Senior Credit Agreement” means the second amended and restated senior secured credit facilities, dated August 2, 2013, entered into by ABCR as borrower, and certain of its subsidiaries, as subsidiary borrowers, with JPMorgan Chase Bank, N.A., as administrative agent, Deutsche Bank Securities Inc., as syndication agent, and the lenders party thereto from time to time, and in each case any Loan Documents (as defined therein), any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages, letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under one or more credit agreements, indentures (including the Indenture) or financing agreements or otherwise). Without limiting the generality of the foregoing, the term “Senior Credit Facilities” shall include any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as such Regulation is in effect on the Issue Date.

“Special Purpose Entity” means (x) any Special Purpose Subsidiary, (y) any other Person that is engaged in the business of (i) acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time), other accounts and/or other receivables, and/or related assets, and/or (ii) acquiring, selling, leasing, financing or refinancing Vehicles, and/or related rights (including under leases, manufacturer warranties and buy-back programs, and insurance policies) and/or assets (including managing, exercising and disposing of any such rights and/or assets) or (z) any successor of any of the foregoing.

“Special Purpose Financing” means any financing or refinancing of assets consisting of or including Receivables, Vehicles of the Company or any Restricted Subsidiary that have been transferred to a Special Purpose Entity or made subject to a Lien in a Financing Disposition.

“Special Purpose Financing Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Special Purpose Financing.

“Special Purpose Financing Undertakings” means representations, warranties, covenants, indemnities, guarantees of performance and (subject to clause (y) of the proviso below) other agreements and undertakings entered into or provided by the Company or any of its Restricted Subsidiaries that the Company determines in good faith (which determination shall be conclusive) are customary or otherwise necessary or advisable in connection with a Special Purpose Financing or a Financing Disposition; provided that (x) it is understood that Special Purpose Financing Undertakings may consist of or include (i) reimbursement and other obligations in respect of notes, letters of credit, surety bonds and similar instruments provided for credit enhancement purposes or (ii) Hedging Obligations, or other obligations relating to Interest Rate Agreements, Currency Agreements or Commodities Agreements entered into by the Company or any Restricted Subsidiary, in respect of any Special Purpose Financing or Financing Disposition, and (y) subject to the preceding clause (x), any such other agreements and undertakings shall not include any Guarantee of Indebtedness of a Special Purpose Subsidiary by the Company or a Restricted Subsidiary that is not a Special Purpose Subsidiary.

“Special Purpose Subsidiary” means a Subsidiary of the Company that (a) is engaged solely in (x) the business of (i) acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time) and other accounts and receivables (including any thereof constituting or evidenced by chattel paper, instruments or general intangibles), all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and/or (ii) acquiring, selling, leasing, financing or refinancing Vehicles, and/or related rights (including under leases, manufacturer warranties and buy-back programs, and insurance policies) and/or assets (including managing, exercising and disposing of any such rights and/or assets), all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and (y) any business or activities incidental or related to such business, and (b) is designated as a “Special Purpose Subsidiary” by the Board and which shall, for greater certainty, include any Canadian Securitization Entity.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).

“Subordinated Obligations” means any Indebtedness of the Company (whether outstanding on the date of the Indenture or thereafter Incurred) that is expressly subordinated in right of payment to the notes pursuant to a written agreement.

“Subsidiary” of any Person means (x) any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person and/or (ii) one or more Subsidiaries of such Person or (y) any partnership, where more than 50% of the general partners of such partnership are owned or controlled, directly or indirectly, by (i) such Person and/or (ii) one or more Subsidiaries of such Person.

“Subsidiary Guarantee” means any guarantee that may from time to time be entered into by a Restricted Subsidiary of the Company on or after the Issue Date pursuant to the covenant described under “—Certain covenants—Future subsidiary guarantors.” As used in the Indenture, “Subsidiary Guarantee” refers to a Subsidiary Guarantee of the notes.

“Subsidiary Guarantor” means each Domestic Subsidiary that guarantees payment by the Company of any Indebtedness of the Company under the Senior Credit Facilities and any Restricted Subsidiary of the Company that enters into a Subsidiary Guarantee. As used in the Indenture, “Subsidiary Guarantor” refers to a Subsidiary Guarantor of the notes.

“Successor Company” shall have the meaning assigned thereto in clause (i) under “—Merger and consolidation.”

“Taxes” means any taxes, charges or assessments, including but not limited to income, sales, use, transfer, rental, ad valorem, value-added, stamp, property consumption, franchise, license, capital, net worth, gross receipts, excise, occupancy, intangibles or similar tax, charges or assessments.

“Tax Sharing Agreement” means any tax sharing, indemnity or similar agreement of which Avis Budget Group, Inc. or any of its subsidiaries is or will be a party.

“Telerate Page 3750” means the display designated as “Page 3750” on the Moneyline Telerate service (or such other page as may replace Page 3750 on that service).

“Temporary Cash Investments” means any of the following: (i) any investment in (x) direct obligations of the United States of America, a member state of The European Union or any country in whose currency funds are being held pending their application in the making of an investment or capital expenditure by the Company or a Restricted Subsidiary in that country or with such funds, or any agency or instrumentality of any thereof or obligations Guaranteed by the United States of America or a member state of The European Union or any country in whose currency funds are being held pending their application in the making of an investment or capital expenditure by the Company or a Restricted Subsidiary in that country or with such funds, or any agency or instrumentality of any of the foregoing, or obligations guaranteed by any of the foregoing or (y) direct obligations of any foreign country recognized by the United States of America rated at least “A” by S&P or “A-1” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (ii) overnight bank deposits, and investments in time deposit accounts, certificates of deposit, bankers’ acceptances and money market deposits (or, with respect to foreign banks, similar instruments) maturing not more than one year after the date of acquisition thereof issued by (x) any bank or other institutional lender under a Credit Facility or any affiliate thereof or (y) a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital and surplus aggregating in excess of $250.0 million (or the foreign currency equivalent thereof) and whose long term debt is rated at least “A” by S&P or “A-1” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization) at the time such Investment is made, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) or (ii) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) Investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a Person (other than that of the Company or any of its Subsidiaries), with a rating at the time as of which any Investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (v) Investments in securities maturing not more than one year after the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or “A” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (vi) Preferred Stock (other than of the Company or any of its Subsidiaries) having a rating of “A” or higher by S&P or “A-2” or higher by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (vii) investment funds investing 95% of their assets in securities of the type described in clauses (i)-(vi) above (which funds may also hold reasonable amounts of cash pending investment and/or distribution), (viii) any money market deposit accounts issued or offered by a domestic commercial bank or a commercial bank organized and located in a country recognized by the United States of America, in each case, having capital and surplus in excess of $250.0 million (or the foreign currency equivalent thereof), or investments in money market funds subject to the risk limiting conditions of Rule 2a-7 (or any successor rule) of the SEC under the Investment Company Act of 1940, as amended, and (ix) similar investments approved by the Board in the ordinary course of business.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-7bbbb), as amended from time to time.

“Trade Payables” means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

“Trustee” means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

“Trust Officer” means any officer of the Trustee having direct responsibility for the administration of the Indenture and the Notes.

“Unrestricted Subsidiary” means (i) any Subsidiary of the Company that at the time of determination is an Unrestricted Subsidiary, as designated by the Board in the manner provided below, (ii) any Special Purpose Subsidiary that is designated by the Board in the manner provided below and (iii) any Subsidiary of an Unrestricted Subsidiary. The Board may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, that (A) such designation was made at or prior to the Issue Date, or (B) the Subsidiary to be so designated has total consolidated assets of $1,000 at the time of designation or less or (C) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the covenant described under “—Certain covenants—Limitation on restricted payments.” The Board may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that immediately after giving effect to such designation (x) the Company could Incur at least $1.00 of additional Indebtedness under paragraph (a) in the covenant described under “—Certain covenants—Limitation on indebtedness” or (y) the Consolidated Coverage Ratio would be greater than it was immediately prior to giving effect to such designation or (z) such Subsidiary shall be a Special Purpose Subsidiary with no Indebtedness outstanding other than Indebtedness that can be Incurred (and upon such designation shall be deemed to be Incurred and outstanding) pursuant to paragraph (b) of the covenant described under “—Certain covenants—Limitation on indebtedness.” Any such designation by the Board shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Company’s Board giving effect to such designation and an Officer’s Certificate of the Company certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligation” means (x) any security that is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under the preceding clause (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation that is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation that is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

“Vehicle Rental Concession” means any right, whether or not exclusive, to conduct a Vehicle rental business at a Public Facility, or to pick up or discharge persons or otherwise to possess or use all or part of a Public Facility in connection with such a business, and any related rights or interests.

“Vehicle Rental Concession Rights” means any or all of the following: (a) any Vehicle Rental Concession, (b) any rights of the Company or any Restricted Subsidiary thereof under or relating to (i) any law, regulation, license, permit, request for proposals, invitation to bid, lease, agreement or understanding with a

Public Facility Operator in connection with which a Vehicle Rental Concession has been or may be granted to the Company or any Restricted Subsidiary and (ii) any agreement with, or Investment or other interest or participation in, any Person, property or asset required (x) by any such law, ordinance, regulation, license, permit, request for proposals, invitation to bid, lease, agreement or understanding or (y) by any Public Facility Operator as a condition to obtaining or maintaining a Vehicle Rental Concession, and (c) any liabilities or obligations relating to or arising in connection with any of the foregoing.

“Vehicles” means vehicles owned or operated by, or leased or rented to or by, the Company or any of its Subsidiaries, including automobiles, trucks, tractors, trailers, vans, sport utility vehicles, buses, campers, motor homes, motorcycles and other motor vehicles.

“Voting Stock” of an entity means all classes of Capital Stock of such entity then outstanding and normally entitled to vote in the election of directors or all interests in such entity with the ability to control the management or actions of such entity.

BOOK-ENTRY DELIVERY AND FORM

Except as described below, the Exchange Notes will be initially represented by one or more global bonds (“Global Bonds”) in fully registered form without interest coupons. The Global Bonds will be deposited with the Trustee, as custodian for DTC, and DTC or its nominee will initially be the sole registered holder of the Exchange Notes for all purposes under the Indenture. We expect that, pursuant to procedures established by DTC, (i) upon the issuance of Global Bonds, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such Global Bonds to the respective accounts of persons who have accounts with such depositary, and (ii) ownership of beneficial interests in the Global Bonds will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Ownership of beneficial interests in the Global Bonds will be limited to persons who have accounts with DTC (“participants”) or persons who hold interests through participants. Holders of Exchange Notes may hold their interests in the Global Bonds directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system.

So long as DTC, or its nominee, is the registered owner or holder of the Global Bonds, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Exchange Notes represented by such Global Bonds for all purposes under the Indenture. No beneficial owner of an interest in the Global Bonds will be able to transfer that interest except in accordance with DTC’s procedures, in addition to those provided for under the Indenture with respect to the Exchange Notes.

Payments of the principal of, premium (if any) and interest on the Global Bonds will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee, nor any paying agent will have any responsibility or liability for any aspect of the records relating to such beneficial ownership interest.

We expect that DTC or its nominee, upon receipt of any payment of principal, premium (if any), or interest on the Global Bonds, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Bonds as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the Global Bonds held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way through DTC’s same-day funds system in accordance with DTC rules and will be settled in same-day funds.

So long as DTC or its nominee is the registered owner or holder of such Global Bonds, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Exchange Notes represented by such Global Bonds for the purposes of receiving payment on the Exchange Notes, receiving notices and for all other purposes under the Indenture and the Exchange Notes. Beneficial interests in the Global Bonds will be evidenced only by, and transfers thereof will be effected only through, records maintained by DTC and its participants. Except as provided below, owners of beneficial interests in a Global Bond will not be entitled to receive physical delivery of certificated Exchange Notes in definitive form and will not be considered the holders of such Global Bond for any purposes under the Indenture. Accordingly, each person owning a beneficial interest in a Global Bond must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder of Exchange Notes under the Indenture. We understand that under existing industry practices, in the event that we request any action of holders of Exchange Notes or that an owner of a beneficial interest in a Global Bond desires to give or take any action that a holder of Exchange Notes is entitled to give or take under the Indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of the beneficial owners owning through them.

DTC has advised us that it will take any action permitted to be taken by a holder of Exchange Notes only at the direction of one or more participants to whose account the DTC interests in the Global Bonds are credited and only in respect of such portion of the aggregate principal amounts of Exchange Notes as to which such participant or participants has or have been given such direction.

DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies, and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Bonds among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither us nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain United States federal income tax considerations relating to the exchange of Old Notes for Exchange Notes in the exchange offer. This summary is based on the provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder, judicial authority, published administrative positions of the United States Internal Revenue Service (“IRS”) and other applicable authorities. Changes in such rules or new interpretations thereof may have retroactive effect and could significantly affect the United States federal income tax considerations discussed below. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary and there can be no assurance that the IRS will agree with our statements and conclusions or that a court would not sustain any challenge by the IRS in the event of litigation.

This summary deals only with beneficially owners of Old Notes who hold the notes as “capital assets” within the meaning of section 1221 of the Code (generally, property held for investment). This summary is general in nature and does not purport to deal with all aspects of United States federal income taxation that might be relevant to particular holders in light of their personal investment circumstances or status, nor does it address tax considerations applicable to investors that may be subject to special tax rules, such as certain financial institutions, individual retirement and other tax-deferred accounts, tax-exempt organizations, S corporations, partnerships or other pass-through entities for United States federal income tax purposes or investors in such entities, insurance companies, regulated investment companies, real estate investment trusts, broker dealers, dealers or traders in securities or currencies, certain former citizens or residents of the United States subject to section 877 of the Code and taxpayers subject to the alternative minimum tax. This summary also does not discuss notes held as part of a hedge, straddle, synthetic security or conversion transaction, or situations in which the “functional currency” of holders is not the United States dollar. Moreover, the effect of any applicable federal estate or gift, state, local or non-United States tax laws is not discussed.

In the case of a beneficial owner of notes that is classified as a partnership for United States federal income tax purposes, the tax treatment of notes to a partner in the partnership generally will depend upon the tax status of the partner and the activities of the partner and the partnership. If you are a partner in a partnership holding notes, then you should consult your tax advisor.

The following discussion is for informational purposes only and is not a substitute for careful tax planning and advice. Investors considering the purchase of notes should consult their tax advisors with respect to the application of the United States federal income tax laws to their particular situations, as well as any tax consequences arising under the federal estate or gift tax laws or the laws of any state, local or non-United States taxing jurisdiction or under any applicable tax treaty.

Consequences of tendering Old Notes

The exchange of your Old Notes for Exchange Notes in the exchange offer should not constitute an exchange for United States federal income tax purposes because the Exchange Notes should not be considered to differ materially in kind or extent from the Old Notes. Accordingly, the exchange offer should have no United States federal income tax consequences to you if you exchange your Old Notes for Exchange Notes. For example, there should be no change in your tax basis and your holding period should carry over to the Exchange Notes. In addition, the United States federal income tax consequences of holding and disposing of your Exchange Notes should be the same as those applicable to your Old Notes.

The preceding discussion of certain United States federal income tax considerations of the exchange offer is for general information only and is not tax advice. Accordingly, each investor should consult its own tax advisor as to particular tax consequences to it of exchanging Old Notes for Exchange Notes, including the applicability and effect of any state, local or foreign tax laws, and of any proposed changes in applicable laws.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of Exchange Notes.

This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes if the Old Notes were acquired as a result of market-making activities or other trading activities.

We have agreed to make this prospectus, as amended or supplemented, available to any broker-dealer to use in connection with any such resale for a period of at least 180 days after the expiration date. In addition, until , 2014 (91 days after the date of this prospectus), all broker-dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions:

•	in the over-the-counter market;

•	in negotiated transactions; or

•	through the writing of options on the Exchange Notes or a combination of such methods of resale.

These resales may be made:

•	at market prices prevailing at the time of resale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Any such resale may be made directly to purchasers or to or through brokers or dealers. Brokers or dealers may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. An “underwriter” within the meaning of the Securities Act includes:

•	any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer; or

•	any broker or dealer that participates in a distribution of such Exchange Notes.

Any profit on any resale of Exchange Notes and any commissions or concessions received by any persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of not less than 180 days after the expiration of the exchange offer we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests those documents in the letter of transmittal. We have agreed to pay all expenses incident to performance of our obligations in connection with the exchange offer, other than commissions or concessions of any brokers or dealers. We will indemnify the holders of the Exchange Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act, and will contribute to payments that they may be required to make in request thereof.

LEGAL MATTERS

Certain legal matters relating to the validity of the Exchange Notes will be passed upon for us by Kirkland & Ellis LLP, New York, New York.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from Avis Budget Group Inc. and subsidiaries’ Annual Report on Form 10-K for the year ended December 31, 2013, and the effectiveness of the Avis Budget Group Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The audited financial statements of Avis Europe plc, now known as Avis Budget EMEA Limited, for the year ended December 31, 2010, included in Avis Budget Group, Inc.’s Current Report on Form 8-K/A dated October 25, 2011, have been incorporated by reference into this prospectus in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the Exchange Notes being offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and the Exchange Notes, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

The issuers and the guarantors (other than Avis Budget Group) are not currently subject to the periodic reporting and other informational requirements of the Exchange Act. Avis Budget Group, the indirect parent company of the issuers and a guarantor, is currently subject to the periodic reporting and other informational requirements of the Exchange Act, and Avis Budget Group files annual, quarterly and current reports and other information with the SEC. Following the offering of the Exchange Notes, Avis Budget Group will continue to file periodic reports and other information with the SEC. The registration statement of which this prospectus forms a part, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at Room 1580, 100 F Street, N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement of which this prospectus forms a part, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the Internet (http://www.sec.gov). The SEC filings of Avis Budget Group are also available free of charge at its Internet website (http://www.avisbudgetgroup.com). The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not a part of this prospectus and is not incorporated in this prospectus by reference.

$250,000,000

Avis Budget Car Rental, LLC

Avis Budget Finance, Inc.

Exchange Offer for all Outstanding

Floating Rate Senior Notes due 2017

PROSPECTUS

                    , 2014

We have not authorized any dealer, salesperson or other person to give any information or represent anything to you other than the information contained in this prospectus. You may not rely on unauthorized information or representations.

This prospectus does not offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who can not legally be offered the securities.

The information in this prospectus is current only as of the date on its cover, and may change after that date. For any time after the cover date of this prospectus, we do not represent that our affairs are the same as described or that the information in this prospectus is correct, nor do we imply those things by delivering this prospectus or selling securities to you.

Until                     , 2014, all dealers that effect transactions in these securities, whether or not participating in the exchange offer may be required to deliver a prospectus. This is in addition to the dealers’ obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Delaware

AB Car Rental Services, Inc., Avis Finance, Avis Budget Group, Inc., Avis Caribbean, Limited, Avis Enterprises, Inc., Avis International, Ltd., BGI Leasing, Inc., Budget Rent A Car System, Inc., PF Claims Management, Ltd., PR Holdco, Inc., Wizard Co., Inc., Wizard Services, Inc. and Zipcar, Inc. are incorporated under the laws of the State of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Section 145 of the Delaware General Corporation Law, or the DGCL, provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The Limited Liability Company Agreements of each of ARACS LLC, ABCR, Avis Budget Holdings, Avis Car Rental Group, LLC, Avis Group Holdings, LLC, Avis Operations, LLC, Avis Rent A Car System, LLC, Avis Asia and Pacific, LLC, Budget Truck Rental LLC, Budget Rent A Car Licensor, LLC and Runabout, LLC provide, to the fullest extent authorized by the Delaware Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the companies from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the companies.

The Bylaws of Avis Finance, AB Car Rental Services, Inc., Avis Budget Group, Inc., Avis Caribbean, Limited, Avis Enterprises, Inc., Avis International, Ltd., BGI Leasing, Inc., Budget Rent A Car System, Inc., PF Claims Management, Ltd., PR Holdco, Inc., Wizard Co., Inc. and Wizard Services, Inc. provide for the indemnification of all current and former directors and officers to the fullest extent permitted by the DGCL.

The Certificate of Incorporation of BGI Leasing, Inc. provides for the indemnification of all directors and officers to the fullest extent permitted by the DGCL.

The Certificate of Incorporation of Zipcar, Inc. provides for the indemnification of all directors and officers to the fullest extent permitted by the DGCL.

The Registrants also maintain, at their expense, policies of insurance which insure their respective directors and officers, subject to exclusions and deductions as are usual in these kinds of insurance policies, against specified liabilities which may be incurred in those capacities.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT NO.	DESCRIPTION

2.1	Separation and Distribution Agreement by and among Cendant Corporation*, Realogy Corporation, Wyndham Worldwide Corporation and Travelport Inc., dated as of July 27, 2006 (Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated August 1, 2006).

2.2	Letter Agreement dated August 23, 2006 related to the Separation and Distribution Agreement by and among Realogy Corporation, Cendant Corporation*, Wyndham Worldwide Corporation and Travelport Inc. dated as of July 27, 2006 (Incorporated by reference to Exhibit 2.2 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2007).

3.1	Amended and Restated Certificate of Incorporation of Avis Budget Group, Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated September 5, 2006).

3.2	Amended and Restated Bylaws of Avis Budget Group, Inc. (as of November 5, 2009) (Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K dated November 5, 2009).

3.3	Certificate of Formation of Avis Budget Car Rental, LLC (f/k/a Cendant Car Rental Group, LLC) (Incorporated by reference to Exhibit 3.3 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.4	Amended and Restated Limited Liability Company Agreement of Avis Budget Car Rental, LLC (f/k/a Cendant Car Rental Group, LLC) (Incorporated by reference to Exhibit 3.4 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.5	Certificate of Formation of Avis Budget Holdings, LLC (Incorporated by reference to Exhibit 3.5 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.6	By-laws of Avis Budget Finance, Inc. (Incorporated by reference to Exhibit 3.6 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.7	Certificate of Formation of Avis Budget Holdings, LLC (Incorporated by reference to Exhibit 3.7 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.8	Certificate of Formation of Avis Budget Car Rental, LLC (f/k/a Cendant Car Rental Group, LLC) (Incorporated by reference to Exhibit 3.8 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.9	Certificate of Formation of Avis Budget Car Rental, LLC (f/k/a Cendant Car Rental Group, LLC) (Incorporated by reference to Exhibit 3.9 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.10	Certificate of Formation of Avis Budget Car Rental, LLC (f/k/a Cendant Car Rental Group, LLC) (Incorporated by reference to Exhibit 3.10 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

EXHIBIT NO.	DESCRIPTION

3.11	Certificate of Formation of Avis Car Rental Group, LLC (Incorporated by reference to Exhibit 3.11 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.12	Limited Liability Company Agreement of Avis Car Rental Group, LLC (Incorporated by reference to Exhibit 3.12 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.13	Certificate of Incorporation of Avis Caribbean, Limited (Incorporated by reference to Exhibit 3.13 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.14	By-laws of Avis Caribbean, Limited (Incorporated by reference to Exhibit 3.14 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.15	Certificate of Incorporation of Avis Enterprises, Inc. (Incorporated by reference to Exhibit 3.15 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.16	By-laws of Avis Enterprises, Inc. (Incorporated by reference to Exhibit 3.16 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-166753, dated May 11, 2010).

3.17	Certificate of Formation of Avis Group Holdings, LLC (Incorporated by reference to Exhibit 3.17 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.18	Limited Liability Company Agreement of Avis Group Holdings, LLC (Incorporated by reference to Exhibit 3.18 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.19	Certificate of Incorporation of Avis International, Ltd. (Incorporated by reference to Exhibit 3.19 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.20	By-laws of Avis International, Ltd. (Incorporated by reference to Exhibit 3.20 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.21	Certificate of Incorporation of PR Holdco, Inc. (Incorporated by reference to Exhibit 3.21 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-166753, dated May 11, 2010).

3.22	By-laws of PR Holdco, Inc. (Incorporated by reference to Exhibit 3.22 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-166753, dated May 11, 2010).

3.23	Certificate of Formation of Avis Rent A Car System, LLC (Incorporated by reference to Exhibit 3.23 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.24	Limited Liability Company Operating Agreement of Avis Rent A Car System, LLC (Incorporated by reference to Exhibit 3.24 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.25	Certificate of Incorporation of PF Claims Management, Ltd. (Incorporated by reference to Exhibit 3.25 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.26	By-laws of PF Claims Management, Ltd. (Incorporated by reference to Exhibit 3.26 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-166753, dated May 11, 2010).

EXHIBIT NO.	DESCRIPTION

3.27	Certificate of Incorporation of AB Car Rental Services Inc. (f/k/a Cendant Car Rental Operations Support, Inc.) (Incorporated by reference to Exhibit 3.27 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-166753, dated May 11, 2010).

3.28	By-laws of AB Car Rental Services Inc. (f/k/a Cendant Car Rental Operations Support, Inc.) (Incorporated by reference to Exhibit 3.28 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.29	Certificate of Incorporation of Wizard Co., Inc. (Incorporated by reference to Exhibit 3.29 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.30	By-laws of Wizard Co., Inc. (Incorporated by reference to Exhibit 3.30 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-166753, dated May 11, 2010).

3.31	Certificate of Formation of ARACS LLC (Incorporated by reference to Exhibit 3.31 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.32	Limited Liability Company Operating Agreement of ARACS LLC (Incorporated by reference to Exhibit 3.32 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.33	Certificate of Formation of Avis Operations, LLC (Incorporated by reference to Exhibit 3.33 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.34	Limited Liability Company Operating Agreement of Avis Operations, LLC (Incorporated by reference to Exhibit 3.34 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.35	Certificate of Incorporation of BGI Leasing, Inc. (Incorporated by reference to Exhibit 3.35 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.36	By-laws of BGI Leasing, Inc. (Incorporated by reference to Exhibit 3.36 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-166753, dated May 11, 2010).

3.37	Certificate of Incorporation of Budget Rent A Car System, Inc. (f/k/a Cherokee Acquisition Corporation) (Incorporated by reference to Exhibit 3.37 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.38	By-laws of Budget Rent A Car System, Inc. (f/k/a Cherokee Acquisition Corporation) (Incorporated by reference to Exhibit 3.38 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.39	Certificate of Formation of Budget Truck Rental LLC (Incorporated by reference to Exhibit 3.39 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.40	Limited Liability Company Agreement of Budget Truck Rental LLC (Incorporated by reference to Exhibit 3.40 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.41	Certificate of Incorporation of Wizard Services, Inc. (Incorporated by reference to Exhibit 3.41 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-166753, dated May 11, 2010).

EXHIBIT NO.	DESCRIPTION

3.42	By-laws of Wizard Services, Inc. (Incorporated by reference to Exhibit 3.42 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-166753, dated May 11, 2010).

3.43	Certificate of Formation of Runabout, LLC (Incorporated by reference to Exhibit 3.43 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-166753, dated May 11, 2010).

3.44	Limited Liability Company Agreement of Runabout, LLC (Incorporated by reference to Exhibit 3.44 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-166753, dated May 11, 2010).

3.45	Certificate of Formation of Budget Rent A Car Licensor, LLC (Incorporated by reference to Exhibit 3.45 to Avis Budget Car Rental, LLC and Avis Budget Finance, Inc.’s Registration Statement on Form S-4, Registration No. 333-177490, dated October 25, 2010).

3.46	Limited Liability Company Operating Agreement of Budget Rent A Car Licensor, LLC (Incorporated by reference to Exhibit 3.46 to Avis Budget Car Rental, LLC and Avis Budget Finance, Inc.’s Registration Statement on Form S-4, Registration No. 333-17490, dated October 25, 2011).

3.47	Certificate of Formation of Avis Asia and Pacific, LLC (Incorporated by reference to Exhibit 3.47 to Avis Budget Car Rental, LLC and Avis Budget Finance, Inc.’s Registration Statement on Form S-4, Registration No. 333-17490, dated October 25, 2011).

3.48	Limited Liability Company Operating Agreement of Avis Asia and Pacific, LLC (Incorporated by reference to Exhibit 3.48 to Avis Budget Car Rental, LLC and Avis Budget Finance, Inc.’s Registration Statement on Form S-4, Registration No. 333-17490, dated October 25, 2011).

3.49	Certificate of Incorporation of Zipcar, Inc. (Incorporated by reference to Exhibit 3.49 to Avis Budget Car Rental, LLC and Avis Budget Finance, Inc.’s Registration Statement on Form S-4, Registration No. 333-189524, dated June 21, 2013).

3.50	Amended and Restated Bylaws of Zipcar, Inc. (Incorporated by reference to Exhibit 3.48 to Avis Budget Car Rental, LLC and Avis Budget Finance, Inc.’s Registration Statement on Form S-4, Registration No. 333-189524, dated June 21, 2013).

4.1	Indenture dated as of October 13, 2009, by and between Avis Budget Group, Inc. and The Bank of Nova Scotia Trust Company of New York, as Trustee (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated October 13, 2009).

4.2	Indenture dated as of October 15, 2010 among Avis Budget Car Rental, LLC and Avis Budget Finance, Inc., as Issuers, the Guarantors from time to time parties thereto and The Bank of Nova Scotia Trust Company of New York as Trustee (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated October 18, 2010).

4.2(a)	Supplemental Indenture, dated as of June 30, 2011, to the Indenture dated as of October 15, 2010 among Avis Budget Car Rental, LLC and Avis Budget Finance, Inc., as Issuers, the Guarantors from time to time parties thereto and The Bank of Nova Scotia Trust Company of New York as Trustee. (Incorporated by reference to Exhibit 4.8(b) to Avis Budget Car Rental, LLC and Avis Budget Finance, Inc.’s Registration Statement on Form S-4, Registration No. 333-17490, dated October 25, 2011).

4.2(b)	Supplemental Indenture, dated as of June 21, 2013, to the Indenture, dated as of October 15, 2010, by and among Avis Budget Car Rental, LLC and Avis Budget Finance, Inc., as Issuers, the Guarantors from time to time parties thereto and The Bank of Nova Scotia Trust Company of New York as Trustee (Incorporated by reference to Exhibit 4.6(c) to Avis Budget Car Rental, LLC and Avis Budget Finance, Inc.’s Registration Statement on Form S-4, Registration No. 333-189524, dated June 21, 2013).

EXHIBIT NO.	DESCRIPTION

4.3	Form of 8.25% Senior Notes Due 2019 (Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated October 18, 2010).

4.4	Indenture dated as of October 3, 2011 between AE Escrow Corporation and The Bank of Nova Scotia Trust Company of New York as Trustee (Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated October 14, 2011).

4.4(a)	Supplemental Indenture dated as of October 10, 2011 among Avis Budget Car Rental, LLC, Avis Budget Finance, Inc., Avis Budget Group, Inc., Avis Budget Holdings, LLC, and the other guarantors party thereto and The Bank of Nova Scotia Trust Company of New York, as trustee (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated October 14, 2011).

4.4(b)	Supplemental Indenture, dated as of June 21, 2013, to the Indenture, dated as of October 3, 2011, by and among Avis Budget Car Rental, LLC and Avis Budget Finance, Inc., as Issuers (successors to AE Escrow Corporation ), the Guarantors from time to time parties thereto and The Bank of Nova Scotia Trust Company of New York as Trustee (Incorporated by reference to Exhibit 4.7(c) to Avis Budget Car Rental, LLC and Avis Budget Finance, Inc.’s Registration Statement on Form S-4, Registration No. 333-189524, dated June 21, 2013).

4.5	Form of 9.75% Senior Notes Due 2020 (Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated October 5, 2011).

4.6	Indenture dated as of November 8, 2012 among Avis Budget Car Rental, LLC and Avis Budget Finance, Inc., as Issuers, the Guarantors from time to time parties thereto and The Bank of Nova Scotia Trust Company of New York as Trustee (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated November 13, 2012).

4.6(a)	Supplemental Indenture, dated as of June 21, 2013, to the Indenture, dated as of November 8, 2012, by and among Avis Budget Car Rental, LLC and Avis Budget Finance, Inc., as Issuers, the Guarantors from time to time parties thereto and The Bank of Nova Scotia Trust Company of New York as Trustee (Incorporated by reference to Exhibit 4.9(b) to Avis Budget Car Rental, LLC and Avis Budget Finance, Inc.’s Registration Statement on Form S-4, Registration No. 333-189524, dated June 21, 2013).

4.7	Form of 4.875% Senior Notes Due 2017 (Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated November 13, 2012).

4.8	Indenture dated as of March 7, 2013 among Avis Budget Finance, plc, as Issuer, the Guarantors from time to time parties thereto, Bank of Nova Scotia Trust Company of New York as Trustee and Citibank, N.A., London Branch, as paying agent and note registrar (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated March 11, 2013).

4.8(a)	Supplemental Indenture, dated as of June 21, 2013, to the Indenture, dated as of March 7, 2013, by and among Avis Budget Finance plc, as Issuer, the Guarantors from time to time parties thereto and The Bank of Nova Scotia Trust Company of New York as Trustee (Incorporated by reference to Exhibit 4.11(b) to Avis Budget Car Rental, LLC and Avis Budget Finance, Inc.’s Registration Statement on Form S-4, Registration No. 333-189524,dated June 21, 2013).

4.9	Form of 6.0% Senior Notes Due 2021 (Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated March 11, 2013).

4.10	Indenture, dated as of April 3, 2013, among Avis Budget Car Rental, LLC and Avis Budget Finance, Inc., as Issuers, the Guarantors from time to time parties thereto and The Bank of Nova Scotia Trust Company of New York as Trustee (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated April 8, 2013).

EXHIBIT NO.	DESCRIPTION

4.10(a)	Supplemental Indenture, dated as of June 21, 2013, to the Indenture, dated as of April 3, 2013, by and among Avis Budget Finance plc, as Issuer, the Guarantors from time to time parties thereto and The Bank of Nova Scotia Trust Company of New York as Trustee (Incorporated by reference to Exhibit 4.12(b) to Avis Budget Car Rental, LLC and Avis Budget Finance, Inc.’s Registration Statement on Form S-4, Registration No. 333-189524, dated June 21, 2013).

4.11	Form of 5.50% Senior Notes due 2023 (Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated April 8, 2013).

4.12	Indenture dated as of November 25, 2013 among Avis Budget Car Rental, LLC and Avis Budget Finance, Inc., as Issuers, the Guarantors from time to time parties thereto and Deutsche Bank Trust Company Americas as Trustee (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated December 2, 2013).

4.13	Form of Floating Rate Senior Notes Due 2017 (Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated December 2, 2013).

5.1	Opinion of Kirkland & Ellis LLP.

10.1	Amended and Restated Employment Agreement between Avis Budget Group, Inc. and Ronald L. Nelson (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated January 29, 2010).†

10.2	Amended and Restated Employment Agreement between Avis Budget Group, Inc. and David B. Wyshner (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated January 27, 2012).†

10.3	Agreement between Avis Budget Group, Inc. and Larry D. De Shon dated December 19, 2008 (Incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K dated December 31, 2008).†

10.3(a)	Amendment dated January 22, 2014 to Agreement between Avis Budget Group, Inc. and Larry D. De Shon dated December 19, 2008.†

10.4	Agreement between Avis Budget Group, Inc. and Patric T. Siniscalchi dated December 19, 2008 (Incorporated by reference to Exhibit 10.6 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, dated February 26, 2009).†

10.4(a)	Amendment dated January 23, 2014 to Agreement between Avis Budget Group, Inc. Patric T. Siniscalchi dated December 19, 2008.†

10.5	Agreement between Avis Budget Group, Inc. and Thomas Gartland dated April 21, 2008 (Incorporated by reference to Exhibit 10.7(a) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 dated February 23, 2010).†

10.5(a)	Agreement between Avis Budget Group, Inc. and Thomas Gartland dated December 19, 2008 (Incorporated by reference to Exhibit 10.7(b) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, dated February 24, 2010).†

10.5(b)	Amendment dated January 21, 2014 to Agreement between Avis Budget Group, Inc. and Thomas Gartland dated December 19, 2008.†

10.6	Form of Avis Budget Group, Inc. Severance Agreement (Incorporated by reference to Exhibit 10.8 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, dated February 24, 2010).†

10.7	1997 Stock Option Plan (Incorporated by reference to Exhibit 10.23 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 30, 1997, dated June 16, 1997).†

EXHIBIT NO.	DESCRIPTION

10.7(a)	Amendment to 1997 Stock Option Plan dated January 3, 2001 (Incorporated by reference to Exhibit 10.11(b) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000, dated March 29, 2001).†

10.7(b)	Amendment to 1997 Stock Option Plan dated March 19, 2002 (Incorporated by reference to Exhibit 10.11(c) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, dated March 5, 2003).†

10.7(c)	Amendment to 1997 Stock Option Plan dated December 2011 (Incorporated by reference to Exhibit 10.10(d) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, dated February 29, 2012).†

10.8	Avis Budget Group, Inc. Amended and Restated 2007 Equity and Incentive Plan (Incorporated by reference to Annex A to the Company’s Definitive Proxy Statement on Schedule 14A, dated April 17, 2012).†

10.9	1997 Stock Incentive Plan (Incorporated by reference to Appendix E to the Joint Proxy Statement/ Prospectus included as part of the Company’s Registration Statement on Form S-4, Registration No. 333-34517, dated August 28, 1997).†

10.9(a)	Amendment to 1997 Stock Incentive Plan dated March 27, 2000 (Incorporated by reference to Exhibit 10.12(b) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000 dated March 29, 2001).†

10.9(b)	Amendment to 1997 Stock Incentive Plan dated March 28, 2000 (Incorporated by reference to Exhibit 10.12(c) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000 dated March 29, 2001).†

10.9(c)	Amendment to 1997 Stock Incentive Plan dated January 3, 2001 (Incorporated by reference to Exhibit 10.12(d) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000 dated March 29, 2001).†

10.10	Amendment to Certain Stock Plans (Incorporated by reference to Exhibit 10.16(c) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 dated March 5, 2003).†

10.11	Amendment to Various Equity-Based Plans (Incorporated by reference to Exhibit 10.16 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 dated March 1, 2006).†

10.12	Avis Budget Group, Inc. Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated June 18, 2009).†

10.12(a)	Amendment No. 1 to the Avis Budget Group, Inc. Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.17(b) to Avis Budget Car Rental, LLC and Avis Budget Finance, Inc.’s Registration Statement on Form S-4, Registration No. 333-17490, dated October 25, 2011).†

10.13	Form of Award Agreement-Restricted Stock Units (Incorporated by reference to Exhibit 10.17(a) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, dated February 29, 2012).†

10.14	Form of Award Agreement-Stock Appreciation Rights (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated August 4, 2006).†

10.15	Form of Award Agreement-Stock Options (Incorporated by reference to Exhibit 10.15(c) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, dated February 26, 2009).†

EXHIBIT NO.	DESCRIPTION

10.16	Form of Award Agreement-Stock Options (Incorporated by reference to Exhibit 10.15(d) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, dated February 26, 2009).†

10.17	Form of Other Stock or Cash-Based Award Agreement (Incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, dated August 6, 2009).†

10.18	Avis Budget Group, Inc. Non-Employee Directors Deferred Compensation Plan, amended and restated as of January 1, 2013 (Incorporated by reference to Exhibit 10.20 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 dated February 21, 2013).†

10.19	Avis Budget Group, Inc. Deferred Compensation Plan, amended and restated as of November 1, 2008 (Incorporated by reference to Exhibit 10.17 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, dated February 26, 2009).†

10.20	Avis Budget Group, Inc. Savings Restoration Plan, amended and restated as of November 1, 2008 (Incorporated by reference to Exhibit 10.18 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, dated February 26, 2009).†

10.21	Amended and Restated Equalization Benefit Plan (Incorporated by reference to Exhibit 10.59 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, dated February 29, 2008).†

10.22	Avis Rent A Car System, LLC Pension Plan (Incorporated by reference to Exhibit 10.20 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008).†

10.23	Asset and Stock Purchase Agreement by and among Budget Group, Inc. and certain of its Subsidiaries, Cendant Corporation* and Cherokee Acquisition Corporation dated as of August 22, 2002 (Incorporated by reference to Exhibit 10.71 to the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2001 dated November 4, 2002).

10.23(a)	First Amendment to Asset and Stock Purchase Agreement by and among Budget Group, Inc. and certain of its Subsidiaries, Cendant Corporation* and Cherokee Acquisition Corporation dated as of September 10, 2002 (Incorporated by reference to Exhibit 10.72 to the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2001 dated November 4, 2002).

10.24	Separation Agreement, dated as of January 31, 2005, by and between Cendant Corporation* and PHH Corporation (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K dated February 4, 2005).

10.25	Tax Sharing Agreement, dated as of January 31, 2005, by and among Cendant Corporation*, PHH Corporation and certain affiliates of PHH Corporation named therein (Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K dated February 4, 2005).††

10.26	Cendant Corporation* Officer Personal Financial Services Policy (Incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K dated January 26, 2005).

10.27	Purchase Agreement, dated as of June 30, 2006, by and among the Company, Travelport Inc. and TDS Investor LLC (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated June 30, 2006).

10.28	Transition Services Agreement among Cendant Corporation*, Realogy Corporation, Wyndham Worldwide Corporation and Travelport Inc., dated as of July 27, 2006 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated August 1, 2006).

EXHIBIT NO.	DESCRIPTION

10.29	Tax Sharing Agreement among Cendant Corporation*, Realogy Corporation, Wyndham Worldwide Corporation and Travelport Inc., dated as of July 28, 2006 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated August 1, 2006).

10.29(a)	Amendment to the Tax Sharing Agreement, dated July 28, 2006, among Avis Budget Group, Inc., Realogy Corporation, Wyndham Worldwide Corporation and Travelport Inc. (Incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008 dated August 7, 2008).

10.30	Purchase Agreement by and among Cendant Corporation*, Affinity Acquisition, Inc. and Affinity Acquisition Holdings, Inc. dated as of July 26, 2005 (Incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 dated November 2, 2005).

10.30(a)	Amendment No. 1 dated as of October 17, 2005 to the Purchase Agreement dated as of July 26, 2005 by and among Cendant Corporation*, Affinity Acquisition, Inc. (now known as Affinion Group, Inc.) and Affinity Acquisition Holdings, Inc. (now known as Affinion Group Holdings, Inc.) (Incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 dated November 2, 2005).

10.31	Agreement dated October 1, 2012 between Avis Budget Car Rental, LLC and General Motors (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated October 5, 2012).††

10.32	Agreement dated August 23, 2013 between Avis Budget Car Rental, LLC and General Motors (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated August 7, 2013).††

10.33	Avis Budget Car Rental 2013 Model Year Program Letter dated November 7, 2012 between Avis Budget Car Rental, LLC and Ford Motor Company (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated November 13, 2012).††

10.34	Avis Budget Car Rental 2014 Model Year Program Letter dated October 26, 2013 between Avis Budget Car Rental, LLC and Ford Motor Company (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated October 31, 2013).††

10.35	Second Amended and Restated Base Indenture, dated as of June 3, 2004, among Cendant Rental Car Funding (AESOP) LLC***, as Issuer, and The Bank of New York, as Trustee (Incorporated by reference to Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004, dated August 2, 2004).

10.35(a)	Supplemental Indenture No. 1, dated as of December 23, 2005, among Cendant Rental Car Funding (AESOP) LLC***, as Issuer, and The Bank of New York, as Trustee, to the Second Amended and Restated Base Indenture, dated as of June 3, 2004 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated January 20, 2006).

10.35(b)	Supplemental Indenture No. 2, dated as of May 9, 2007, among Avis Budget Rental Car Funding (AESOP) LLC, as Issuer, and The Bank of New York Trust Company, N.A. (as successor in interest to The Bank of New York), as Trustee, to the Second Amended and Restated Base Indenture, dated as of June 3, 2004 (Incorporated by reference to Exhibit 10.6 the Company Form 10-Q for the quarterly period ended June 30, 2007, dated August 8, 2007).

10.35(c)	Supplemental Indenture No. 3, dated as of August 16, 2013, among Avis Budget Rental Car Funding (AESOP) LLC, as Issuer, and The Bank of New York Trust Company, N.A. (as successor in interest to The Bank of New York), as Trustee, to the Second Amended and Restated Base Indenture, dated as of June 3, 2004 (Incorporated by reference to Exhibit 10.35(c) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, dated February 20, 2014).

EXHIBIT NO.	DESCRIPTION

10.36	Second Amended and Restated Loan Agreement, dated as of June 3, 2004, among AESOP Leasing L.P., as Borrower, Quartx Fleet Management, Inc., as a Permitted Nominee, PV Holding Corp., as a Permitted Nominee, and Cendant Rental Car Funding (AESOP) LLC***, as Lender (Incorporated by reference to Exhibit 10.8 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004, dated August 2, 2004).

10.36(a)	First Amendment, dated as of December 23, 2005, among AESOP Leasing L.P., as Borrower, Quartx Fleet Management, Inc., as a Permitted Nominee, PV Holding Corp., as a Permitted Nominee, and Cendant Rental Car Funding (AESOP) LLC***, as Lender, to the Second Amended and Restated Loan Agreement, dated as of June 3, 2004 (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated January 20, 2006).

10.36(b)	Second Amendment, dated as of May 9, 2007, among AESOP Leasing L.P., as Borrower, PV Holding Corp., as a Permitted Nominee, Quartx Fleet Management, Inc., as a Permitted Nominee, and Avis Budget Rental Car Funding (AESOP) LLC, as Lender, to the Second Amended and Restated Loan Agreement, dated as of June 3, 2004 (Incorporated by reference to Exhibit 10.8 the Company Form 10-Q for the quarterly period ended June 30, 2007, dated August 8, 2007).

10.36(c)	Third Amendment, dated as of August 16, 2013, among AESOP Leasing L.P., as Borrower, PV Holding Corp., as a Permitted Nominee, Quartx Fleet Management, Inc., as a Permitted Nominee, and Avis Budget Rental Car Funding (AESOP) LLC, as Lender, to the Second Amended and Restated Loan Agreement, dated as of June 3, 2004 (Incorporated by reference to Exhibit 10.36(c) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, dated February 20, 2014).

10.37	Amended and Restated Loan Agreement, dated as of June 3, 2004, among AESOP Leasing L.P., as Borrower, and Cendant Rental Car Funding (AESOP) LLC***, as Lender (Incorporated by reference to Exhibit 10.29(a) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, dated March 1, 2007).

10.37(a)	First Amendment, dated as of December 23, 2005, among AESOP Leasing L.P., as Borrower, and Cendant Rental Car Funding (AESOP) LLC***, as Lender, to the Amended and Restated Loan Agreement, dated as of June 3, 2004 (Incorporated by reference to Exhibit 10.29(b) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, dated March 1, 2007).

10.37(b)	Second Amendment, dated as of the May 9, 2007, among AESOP Leasing L.P., as Borrower, and Avis Budget Rental Car Funding (AESOP) LLC, as Lender, to the Amended and Restated Loan Agreement, dated as of June 3, 2004 (Incorporated by reference to Exhibit 10.7 the Company Form 10-Q for the quarterly period ended June 30, 2007, dated August 8, 2007).

10.37(c)	Third Amendment, dated as of August 16, 2013, among AESOP Leasing L.P., as Borrower, and Avis Budget Rental Car Funding (AESOP) LLC, as Lender, to the Amended and Restated Loan Agreement, dated as of June 3, 2004 (Incorporated by reference to Exhibit 10.37(c) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, dated February 20, 2014).

10.38	Second Amended and Restated Master Motor Vehicle Operating Lease Agreement, dated as of June 3, 2004, among AESOP Leasing L.P., as Lessor, and Cendant Car Rental Group, Inc.**, as Lessee and as Administrator (Incorporated by reference to Exhibit 10.9 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004, dated August 2, 2004).

10.38(a)	First Amendment, dated December 23, 2005, among AESOP Leasing L.P., as Lessor, and Cendant Car Rental Group, Inc.**, as Lessee and as Administrator, to the Second Amended and Restated Master Motor Vehicle Operating Lease Agreement, dated as of December 23, 2005 (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K dated January 20, 2006).

EXHIBIT NO.	DESCRIPTION

10.38(b)	Third Amendment, dated as of May 9, 2007, among AESOP Leasing L.P., as Lessor and Avis Budget Car Rental, LLC, as Lessee and as the Administrator, to the Second Amended and Restated Master Motor Vehicle Operating Lease Agreement, dated as of June 3, 2004 (Incorporated by reference to Exhibit 10.9 the Company Form 10-Q for the quarterly period ended June 30, 2007, dated August 8, 2007).

10.38(c)	Fourth Amendment, dated as of August 16, 2013, among AESOP Leasing L.P., as Lessor and Avis Budget Car Rental, LLC, as Lessee and as the Administrator, to the Second Amended and Restated Master Motor Vehicle Operating Lease Agreement, dated as of June 3, 2004 (Incorporated by reference to Exhibit 10.38(c) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, dated February 20, 2014).

10.39	Amended and Restated Master Motor Vehicle Finance Lease Agreement, dated as of June 3, 2004, among AESOP Leasing L.P., as Lessor, Cendant Car Rental Group, Inc.**, as Lessee, as Administrator and as Finance Lease Guarantor, Avis Rent A Car System, Inc.****, as Lessee, and Budget Rent A Car System, Inc., as Lessee (Incorporated by reference to Exhibit 10.30(a) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, dated March 1, 2007).

10.39(a)	First Amendment, dated as of December 23, 2005, among AESOP Leasing L.P., as Lessor, Cendant Car Rental Group, Inc.**, as Lessee, as Administrator and as Finance Lease Guarantor, Avis Rent A Car System, Inc.****, as Lessee, and Budget Rent A Car System, Inc., as Lessee, to the Amended and Restated Master Motor Vehicle Finance Lease Agreement, dated as of June 3, 2004 (Incorporated by reference to Exhibit 10.30(b) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, dated March 1, 2007).

10.39(b)	Third Amendment, dated as of May 9, 2007, among AESOP Leasing L.P., as Lessor, Avis Budget Car Rental, LLC, as Lessee, as Administrator and as Finance Lease Guarantor, Avis Rent A Car System, LLC, as Lessee, and Budget Rent A Car System, Inc., as Lessee, to the Amended and Restated Master Motor Vehicle Finance Lease Agreement, dated as of June 3, 2004 (Incorporated by reference to Exhibit 10.11 the Company Form 10-Q for the quarterly period ended June 30, 2007, dated August 8, 2007).

10.39(c)	Fourth Amendment, dated as of August 16, 2013, among AESOP Leasing L.P., as Lessor, Avis Budget Car Rental, LLC, as Lessee, as Administrator and as Finance Lease Guarantor, Avis Rent A Car System, LLC, as Lessee, and Budget Rent A Car System, Inc., as Lessee, to the Amended and Restated Master Motor Vehicle Finance Lease Agreement, dated as of June 3, 2004 (Incorporated by reference to Exhibit 10.39(c) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, dated February 20, 2014).

10.40	AESOP I Operating Sublease Agreement dated as of March 26, 2013 between Zipcar, Inc. and Avis Budget Car Rental, LLC (Incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013 dated May 8, 2013).

10.41	Second Amended and Restated Administration Agreement, dated as of June 3, 2004, among Cendant Rental Car Funding (AESOP) LLC***, AESOP Leasing L.P., AESOP Leasing Corp. II, Avis Rent A Car System, Inc.****, Budget Rent A Car System, Inc., Cendant Car Rental Group, Inc.** and The Bank of New York, as Trustee (Incorporated by reference to Exhibit 10.34 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, dated March 1, 2006).

10.41(a)	First Amendment, dated as of August 16, 2013, among Avis Budget Rental Car Funding (AESOP) LLC, AESOP Leasing L.P., AESOP Leasing Corp. II, Avis Rent A Car System, LLC, Budget Rent

EXHIBIT NO.	DESCRIPTION

A Car System, Inc. and Avis Budget Car Rental, LLC, as Administrator, to the Second Amended and Restated Administration Agreement dated as of June 3, 2004 (Incorporated by reference to Exhibit 10.41(a) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, dated February 20, 2014).

10.42	Assignment and Assumption Agreement dated as of June 3, 2004, among Avis Rent A Car System, Inc.****, Avis Group Holdings, Inc.***** and Cendant Car Rental Group, Inc.** (Incorporated by reference to Exhibit 10.35 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, dated March 1, 2006).

10.43	Series 2010-3 Supplement, dated as of March 23, 2010, among Avis Budget Car Rental Funding (AESOP) LLC and The Bank of New York Mellon Trust Company, N.A., as trustee and as Series 2010-3 Agent (Incorporated by reference to Exhibit 10.2 to Avis Budget Group’s Current Report on Form 8-K dated March 11, 2010).

10.44	Series 2010-4 Supplement, dated as of October 28, 2010, among Avis Budget Rental Car Funding (AESOP) LLC and The Bank of New York Mellon Trust Company, N.A., as trustee and as Series 2010-4 Agent (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, dated October 28, 2010).

10.45	Series 2010-5 Supplement, dated as of October 28, 2010, among Avis Budget Rental Car Funding (AESOP) LLC and The Bank of New York Mellon Trust Company, N.A., as trustee and Series 2010-5 Agent (Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, dated October 28, 2010).

10.45(a)	Second Amended and Restated Series 2010-6 Supplement, dated as of November 5, 2013, by and among Avis Budget Rental Car Funding (AESOP) LLC, as Issuer, Avis Budget Car Rental, LLC, as Administrator, JPMorgan Chase Bank, N.A., as Administrative Agent, the Non-Conduit Purchasers, the CP Conduit Purchasers, the APA Banks and the Funding Agents named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee and as Series 2010-6 Agent (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated November 7, 2013).

10.46	Series 2011-1 Supplement, dated as of May 3, 2011, between Avis Budget Rental Car Funding (AESOP) LLC and The Bank of New York Mellon Trust Company, N.A., as trustee and as Series 2011-1 Agent (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K dated May 6, 2011).

10.47	Series 2011-2 Supplement, dated as of May 3, 2011, between Avis Budget Rental Car Funding (AESOP) LLC and The Bank of New York Mellon Trust Company, N.A., as trustee and Series 2011-2 Agent (Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K dated May 6, 2011).

10.48	Amended and Restated Series 2011-3 Supplement, dated as of September 9, 2013, between Avis Budget Rental Car Funding (AESOP) LLC and The Bank of New York Mellon Trust Company, N.A., as trustee and as Series 2011-3 Agent (Incorporated by reference to Exhibit 10.11 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2013, dated November 1, 2013).

10.49	Amended and Restated Series 2011-5 Supplement, dated as of September 9, 2013, between Avis Budget Rental Car Funding (AESOP) LLC and The Bank of New York Mellon Trust Company, N.A., as trustee and as Series 2011-5 Agent (Incorporated by reference to Exhibit 10.10 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2013, dated November 1, 2013).

EXHIBIT NO.	DESCRIPTION

10.50	Series 2012-1 Supplement, dated as of March 22, 2012, between Avis Budget Rental Car Funding (AESOP) LLC and The Bank of New York Mellon Trust Company, N.A., as trustee and as Series 2012-1 Agent (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated March 27, 2012).

10.51	Amended and Restated Series 2012-2 Supplement, dated as of September 9, 2013, between Avis Budget Car Funding (AESOP) LLC and The Bank of New York Mellon Trust company, N.A., as trustee and as Series 2012-2 Agent (Incorporated by reference to Exhibit 10.9 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2013, dated November 1, 2013).

10.52	Amended and Restated Series 2012-3 Supplement, dated as of September 9, 2013, between Avis Budget Rental Car Funding (AESOP) LLC and The Bank of New York Mellon Trust Company, N.A., as trustee and as Series 2012-3 Agent (Incorporated by reference to Exhibit 10.8 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2013, dated November 1, 2013).

10.53	Amended and Restated Series 2013-1 Supplement, dated as of September 9, 2013, between Avis Budget Rental Car Funding (AESOP) LLC and The Bank of New York Mellon Trust Company, N.A., as trustee and as Series 2013-1 Agent (Incorporated by reference to Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2013, dated November 1, 2013).

10.54	Amended and Restated Series 2013-2 Supplement, dated as of February 12, 2014, between Avis Budget Rental Car Funding (AESOP) LLC and The Bank of New York Mellon Trust Company, N.A., as trustee and as Series 2013-2 Agent (Incorporated by reference to Exhibit 10.54 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, dated February 20, 2014).

10.55	Series 2014-1 Supplement, dated as of February 12, 2014, between Avis Budget Rental Car Funding (AESOP) LLC and The Bank of New York Mellon Trust Company, N.A., as trustee and as Series 2014-1 Agent (Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K dated February 18, 2014).

10.56	Second Amended and Restated Credit Agreement, dated as of August 2, 2013, among Avis Budget Holdings, LLC, Avis Budget Car Rental, LLC, the subsidiary borrowers from time to time parties thereto, the several lenders from time to time parties thereto, Deutsche Bank Securities Inc. as syndication agent, Citicorp USA, Inc., Bank of America, N.A., Barclays Bank PLC and Credit Agricole Corporate and Investment Bank and The Royal Bank of Scotland PLC, as co-documentation agents, and JPMorgan Chase Bank, N.A., as administrative agent (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated August 6, 2013).

10.57	Amended and Restated Guarantee & Collateral Agreement, dated as of May 3, 2011, among made by each of the signatories thereto in favor of JPMorgan Chase Bank, N.A., as administrative agent (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated May 6, 2011).

10.58	Purchase Agreement dated as of October 7, 2009, by and among Avis Budget Group, Inc. and J.P. Morgan Securities Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc. and Deutsche Bank Securities Inc. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated October 13, 2009).

EXHIBIT NO.	DESCRIPTION

10.59	Purchase Agreement, dated as of October 7, 2010, by and among Avis Budget Car Rental, LLC, Avis Budget Finance, Inc., Avis Budget Group, Inc., Avis Budget Holdings, LLC, AB Car Rental Service, Inc., ARACS LLC, Avis Asia and Pacific, Limited, Avis Car Rental Group, LLC, Avis Caribbean, Limited, Avis Enterprises, Inc., Avis Group Holdings, LLC, Avis International, Ltd., Avis Operations, LLC, Avis Rent A Car System, LLC, PF Claims Management, Ltd., PR Holdco, Inc., Wizard Co., Inc., BGI Leasing, Inc., Budget Rent A Car System, Inc., Budget Truck Rental LLC, Runabout, LLC, Wizard Services, Inc. and Citigroup Global Markets Inc. for itself and on behalf of the several initial purchasers (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated October 12, 2010).

10.60	Purchase Agreement, dated as of November 15, 2010, by and among Avis Budget Car Rental, LLC, Avis Budget Finance, Inc., Avis Budget Group, Inc., Avis Budget Holdings, LLC, AB Car Rental Service, Inc., ARACS LLC, Avis Asia and Pacific, Limited, Avis Car Rental Group, LLC, Avis Caribbean, Limited, Avis Enterprises, Inc., Avis Group Holdings, LLC, Avis International, Ltd., Avis Operations, LLC, Avis Rent A Car System, LLC, PF Claims Management, Ltd., PR Holdco, Inc., Wizard Co., Inc., BGI Leasing, Inc., Budget Rent A Car System, Inc., Budget Truck Rental LLC, Runabout, LLC, Wizard Services, Inc. and Citigroup Global Markets Inc. for itself and on behalf of the several initial purchasers (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated November 18, 2010).

10.61	Purchase Agreement, by and among AE Escrow Corporation, Avis Budget Group, Inc. and Morgan Stanley & Co. LLC for itself and on behalf of the several initial purchasers, dated September 21, 2011 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated September 27, 2011).

10.62	Registration Rights Agreement, dated October 3, 2011, among Avis Budget Car Rental, LLC and Avis Budget Finance, Inc., the guarantors parties thereto, Morgan Stanley & Co. LLC, and the other initial purchasers parties thereto (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated October 5, 2011).

10.63	Purchase Agreement, dated as of March 26, 2012, by and among Avis Budget Car Rental, LLC, Avis Budget Finance, Inc., Avis Budget Group, Inc., Avis Budget Holdings, LLC, the subsidiary guarantors party thereto, and Barclays Capital Inc. for itself and on behalf of the several initial purchasers (Incorporated by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, dated May 9, 2012).

10.64	Registration Rights Agreement, dated March 29, 2012, among Avis Budget Car Rental, LLC and Avis Budget Finance, Inc., the guarantors parties thereto, and Barclays Capital Inc. for itself and on behalf of the several initial purchasers (Incorporated by reference to Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, dated May 9, 2012).

10.65	Purchase Agreement, dated as of November 5, 2012, by and among Avis Budget Car Rental, LLC, Avis Budget Finance, Inc., Avis Budget Group, Inc., Avis Budget Holdings, LLC, AB Car Rental Service, Inc., ARACS LLC, Avis Asia and Pacific, LLC, Avis Car Rental Group, LLC, Avis Caribbean, Limited, Avis Enterprises, Inc., Avis Group Holdings, LLC, Avis International, Ltd., Avis Operations, LLC, Avis Rent A Car System, LLC, PF Claims Management, Ltd., PR Holdco, Inc., Wizard Co., Inc., BGI Leasing, Inc., Budget Rent A Car System, Inc., Budget Rent A Car Licensor, LLC, Budget Truck Rental LLC, Runabout, LLC, Wizard Services, Inc. and Merill Lynch, Pierce, Fenner & Smith, Incorporated for itself and on behalf of the several initial purchasers (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated November 6, 2012).

EXHIBIT NO.	DESCRIPTION

10.66	Registration Rights Agreement, dated November 8, 2012, among Avis Budget Car Rental, LLC and Avis Budget Finance, Inc., the guarantors parties thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and the other initial purchasers parties thereto (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated November 13, 2012).

10.67	Purchase Agreement, dated as of February 28, 2013, by and among Avis Budget Finance, plc, as issuer, Avis Budget Group, Inc. and certain of its subsidiaries as guarantors, and Citigroup Global Markets Limited, for itself and on behalf of the several initial purchasers (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated March 5, 2013).

10.68	Purchase Agreement, dated as of March 19, 2013, by and among Avis Budget Car Rental, LLC and Avis Budget Finance, Inc. as issuers, Avis Budget Group, Inc. and certain of its subsidiaries as guarantors, and Barclays Capital Inc. for itself and on behalf of the several initial purchasers (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated March 25, 2013).

10.69	Registration Rights Agreement, dated as of April 3, 2013, among Avis Budget Car Rental, LLC and Avis Budget Finance, Inc., the guarantors parties thereto, Barclays Capital Inc., and the other initial purchasers parties thereto (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated April 8, 2013).

10.70	Purchase Agreement, dated as of November 20, 2013, by and among Avis Budget Car Rental, LLC and Avis Budget Finance, Inc. as issuers, Avis Budget Group, Inc. and certain of its subsidiaries as guarantors, and Citigroup Global Markets, Inc. as the initial purchaser Trustee (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated November 22, 2013).

10.71	Registration Rights Agreement, dated November 25, 2013, among Avis Budget Car Rental, LLC and Avis Budget Finance, Inc., the guarantors parties thereto and Citigroup Global Markets Inc. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated December 2, 2013).

10.72	Agreement of Resignation, Appointment And Acceptance, dated as of September 5, 2013, by and among Avis Budget Car Rental, LLC, Avis Budget Finance, Inc., The Bank of Nova Scotia Trust Company of New York, as the retiring trustee, and Deutsche Bank Trust Company Americas, as the successor trustee under the indentures described therein (Incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2013, dated November 1, 2013).

10.73	Agreement of Resignation, Appointment And Acceptance, dated as of September 5, 2013, by and among Avis Budget Finance, The Bank of Nova Scotia Trust Company of New York, as the retiring trustee, and Deutsche Bank Trust Company Americas, as the successor trustee under the indenture dated as of March 7, 2013 (as amended and supplemented) (Incorporated by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2013, dated November 1, 2013).

10.74	Agreement of Resignation, Appointment And Acceptance, dated as of September 5, 2013, by and among Avis Budget Car Rental, LLC, Avis Budget Group, Inc., The Bank of Nova Scotia Trust Company of New York, as the retiring trustee, and Deutsche Bank Trust Company Americas, as the successor trustee under the indenture dated as of October 13, 2009 (as amended and supplemented) (Incorporated by reference to Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2013, dated November 1, 2013).

EXHIBIT NO.	DESCRIPTION

10.75	Trust Indenture, dated as of August 26, 2010, among WTH Car Rental ULC and BNY Trust Company of Canada, as Indenture Trustee (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated August 27, 2010).

10.76	Series 2011-1 Indenture Supplement, dated as of March 17, 2011, to the Trust Indenture dated as of August 26, 2010, among WTH Car Rental ULC, WTH Funding Limited Partnership, as Administrator, and BNY Trust Company of Canada, as Indenture Trustee (Incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011).

10.77	Administration Agreement, dated as of August 26, 2010, among WTH Car Rental ULC, WTH Funding Limited Partnership, as Administrator, and BNY Trust Company of Canada, as Indenture Trustee (Incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K dated August 27, 2010, dated May 6, 2011).

10.78	Master Motor Vehicle Lease Agreement, dated as of August 26, 2010, among WTH Car Rental ULC, WTH Funding Limited Partnership, and BNY Trust Company of Canada, as Indenture Trustee (Incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K dated August 27, 2010).

10.79	Global Amendment dated as of February 17, 2011, to the Trust Indenture dated as of August 26, 2010 and certain related agreements, by and among Aviscar Inc., Budgetcar Inc., 2233516 Ontario Inc., WTH Car Rental ULC, WTH Funding Limited Partnership, BNY Trust Company Of Canada, Bay Street Funding Trust, Canadian Master Trust, Deutsche Bank Ag, Canada Branch, Lord Securities Corporation, and Fiserv Automotive Solutions, Inc. (Incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, dated May 6, 2011).

10.80	Second Global Amendment, dated as of August 22, 2011, among Aviscar Inc., Budgetcar Inc., WTH Funding Limited Partnership, WTH Car Rental ULC, Montreal Trust Company Of Canada, BNY Trust Company Of Canada, as noteholder and Indenture Trustee, and Avis Budget Car Rental, LLC (Incorporated by reference to Exhibit 10.89 to Avis Budget Car Rental, LLC and Avis Budget Finance, Inc.’s Registration Statement on Form S-4, Registration No. 333-17490, dated October 25, 2011).

10.81	Third Global Amendment, dated as of November 27, 2012, among Aviscar Inc., Budgetcar Inc., WTH Funding Limited Partnership, WTH Car Rental ULC, Montreal Trust Company Of Canada, BNY Trust Company Of Canada as noteholder and Indenture Trustee, and Avis Budget Car Rental, LLC (Incorporated by reference to Exhibit 10.81 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, dated February 21, 2013).

10.82	Fourth Global Amendment dated as of August 21, 2013, among Aviscar Inc., Budgetcar Inc., Zipcar Canada, Inc., WTH Funding Limited Partnership, WTH Car Rental ULC, BNY Trust Company Of Canada as noteholder and Indenture Trustee, Bay Street Funding Trust, Canadian Master Trust, and Avis Budget Car Rental, LLC (Incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter year ended September 30, 2013, dated November 1, 2013).

10.83	Amended and Restated Base Indenture, dated as of March 9, 2010, between Centre Point Funding, LLC, as Issuer, The Bank of New York Mellon Trust Company, N.A., as Trustee (Incorporated by reference to Exhibit 10.83 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, dated February 24, 2011).

EXHIBIT NO.	DESCRIPTION

10.84	Amended and Restated Administration Agreement (Group I), dated as of March 9, 2010, among Centre Point Funding, LLC, Budget Truck Rental LLC, as Administrator, and The Bank of New York Mellon Trust Company, N.A., as Trustee (Incorporated by reference to Exhibit 10.85 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, dated February 24, 2011).

10.85	Second Amended and Restated Master Motor Vehicle Operating Lease Agreement (Group I), dated March 14, 2012, among, Centre Point Funding, LLC, as Lessor, Budget Truck Rental LLC, as Administrator and as Lessee, and Avis Budget Car Rental, LLC, as Guarantor (Incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, dated May 9, 2012).

10.86	Administration Agreement (Group II), dated as of March 9, 2010, among Centre Point Funding, LLC, Budget Truck Rental LLC, as Administrator, and The Bank of New York Mellon Trust Company, N.A., as Trustee (Incorporated by reference to Exhibit 10.88 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, dated February 24, 2011).

10.87	Master Motor Vehicle Operating Lease Agreement (Group II), dated March 9, 2010, among, Centre Point Funding, LLC, as Lessor, Budget Truck Rental LLC, as Administrator and as Lessee, and Avis Budget Car Rental, LLC, as Guarantor (Incorporated by reference to Exhibit 10.87 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, dated February 24, 2011).

10.88	Umbrella Amending and Rescission Deed, dated September 22, 2011, among AB Funding Pty Ltd., WTH Pty Ltd., Budget Rent A Car Australia Pty Ltd., BNY Trust (Australia) Registry Limited, as Security Trustee, Westpac Banking Corporation, Commonwealth Bank of Australia and Bank of America, N.A. (Australia Branch) (Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K dated September 27, 2011).

10.89	Issuer Note Facility Agreement dated March 5, 2013 among CarFin Finance International Limited, Credit Agricole Corporate And Investment Bank, the Initial Senior Noteholders listed therein, Deutsche Trustee Company Limited, Deutsche Bank AG, London Branch and Deutsche Bank Luxembourg S.A. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated March 11, 2013).

10.90	Subordinated Loan Agreement dated March 5, 2013, among CarFin Finance International Limited, Deutsche Bank AG, London Branch, Deutsche Trustee Company Limited, and Avis Finance Company Ltd as Subordinated Lender (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated March 11, 2013).††

10.91	Framework Agreement dated March 5, 2013 among CarFin Finance International Limited, Credit Agricole Corporate And Investment Bank, Deutsche Trustee Company Limited, Credit Agricole Corporate and Investment Bank, Avis Budget Car Rental, LLC, Avis Finance Company Limited, Avis Budget EMEA Limited, Deutsche Bank AG, London Branch, the Initial Senior Noteholders named therein and certain other entities named therein (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K dated March 11, 2013).††

10.92	Second Amendment Agreement, dated April 15, 2013, to the Framework Agreement, the Master Definitions Agreement, the Issuer Note Issuance Facility Agreement, the Central Servicing Agreement, the Issuer Subordinated Facility Agreement, and the Issuer Cash Management Agreement each dated as of March 5, 2013, between, among others, CarFin Finance International Limited, Crédit Agricole Corporate and Investment Bank, Deutsche Trustee Company Limited, Avis Budget Car Rental, LLC, Avis Finance Company Limited, Avis Budget EMEA Limited, Deutsche Bank AG, London Branch, and certain other entities named therein (Incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013 dated August 7, 2013).

EXHIBIT NO.	DESCRIPTION

10.93	Master Definitions Agreement dated March 5, 2013, among CarFin Finance International Limited, Credit Agricole Corporate And Investment Bank, Deutsche Trustee Company Limited, Credit Agricole Corporate and Investment Bank, Avis Budget Car Rental, LLC, Avis Finance Company Limited, Avis Budget EMEA Limited, Deutsche Bank AG, London Branch, the Initial Senior Noteholders named therein and certain other entities named therein (Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K dated March 11, 2013).††

10.94	Amendment Letter, dated March 19, 2013, to the Framework Agreement dated March 5, 2013 and the Master Definitions Agreement dated March 5, 2013 between, among others, Avis Finance Company Limited, Avis Budget Italia S.p.A. FleetCo S.A.p.A., FinCar Fleet B.V. and Avis Budget Italia S.p.A., Avis Budget Car Rental, LLC, Avis Budget EMEA Limited, Avis Alquile un Coche S.A., Avis Budget Autovermietung GmbH & Co. KG, Crédit Agricole Corporate and Investment Bank the Initial Senior Noteholders named therein, and Deutsche Trustee Company Limited (Incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013 dated May 8, 2013).

10.95	Fleetco Italian Facility Agreement dated March 5, 2013, among CarFin Finance International Limited, Avis Budget Italia S.p.A., Fleet Co. S.A.p.A., Deutsche Trustee Company Limited, Credit Agricole Corporate and Investment Bank, Deutsche Bank AG, London Branch and Avis Finance Company Limited (Incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K dated March 11, 2013).

10.96	Fleetco Spanish Facility Agreement dated March 5, 2013, among CarFin Finance International Limited, FinCar Fleet B.V., Sucursal en España, Deutsche Trustee Company Limited, Credit Agricole Corporate and Investment Bank and Deutsche Bank AG, London Branch (Incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K dated March 11, 2013).

10.97	Fleetco German Facility Agreement dated March 5, 2013, among CarFin Finance International Limited, FinCar Fleet B.V., Deutsche Trustee Company Limited, Credit Agricole Corporate and Investment Bank and Deutsche Bank AG, London Branch (Incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K dated March 11, 2013).

10.98	Master German Fleet Purchase Agreement dated March 5, 2013 among FinCar Fleet B.V., Avis Budget Autovermietung Gmbh & Co. Kg, and Credit Agricole Corporate And Investment Bank (Incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K dated March 11, 2013).

10.99	Spanish Master Lease Agreement dated March 5, 2013, among FinCar Fleet B.V., Sucursal en España, Avis Alquile un Coche, S.A. and Credit Agricole Corporate And Investment Bank (Incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K dated March 11, 2013).

10.100	Amended and Restated Italian Master Lease Agreement dated March 5, 2013 among Avis Budget Italia S.p.A., Fleet Co. S.A.p.A., Avis Budget Italia S.p.A. and Credit Agricole Corporate And Investment Bank (Incorporated by reference to Exhibit 10.10 to the Company’s Current Report on Form 8-K dated March 11, 2013).

10.101	Spanish Servicing Agreement dated March 5, 2013 among FinCar Fleet B.V., Sucursal en España, Avis Alquile un Coche, S.A. and Credit Agricole Corporate And Investment Bank (Incorporated by reference to Exhibit 10.11 to the Company’s Current Report on Form 8-K dated March 11, 2013).††

EXHIBIT NO.	DESCRIPTION

10.102	Amended and Restated Italian Servicing Agreement dated March 5, 2013 among Avis Budget Italia S.p.A., Fleet Co. S.A.p.A., Avis Budget Italia S.p.A. and Credit Agricole Corporate And Investment Bank (Incorporated by reference to Exhibit 10.12 to the Company’s Current Report on Form 8-K dated March 11, 2013).††

10.103	Finco Payment Guarantee dated March 5, 2013, among Avis Finance Company Limited in favor of FinCar Fleet B.V., FinCar Fleet B.V., Sucursal en España, Avis Budget Italia S.p.A. Fleet Co. S.A.p.A. and Credit Agricole Corporate and Investment Bank (Incorporated by reference to Exhibit 10.13 to the Company’s Current Report on Form 8-K dated March 11, 2013).

10.104	Avis Europe Payment Guarantee dated March 5, 2013, among Avis Budget EMEA Limited in favor of Deutsche Trustee Company Limited (Incorporated by reference to Exhibit 10.14 to the Company’s Current Report on Form 8-K dated March 11, 2013).

10.105	Fifth Global Amendment dated as of February 27, 2014, among Aviscar Inc., Budgetcar Inc., Zipcar Canada, Inc., WTH Car Rental ULC, WTH Funding Limited Partnership, BNY Trust Company Of Canada as Indenture Trustee, Bay Street Funding Trust, Canadian Master Trust, Plaza Trust and Avis Budget Car Rental, LLC.

12.1	Statement Re: Computation of Ratio of Earnings to Fixed Charges (Incorporated by reference to Exhibit 12 to the Company’s Annual report Form 10-K for the year ended December 31, 2013).

21.1	Subsidiaries of Registrant (Incorporated by reference to Exhibit 21 to the Company’s Annual report Form 10-K for the year ended December 31, 2013).

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of Kirkland & Ellis LLP (Included in Exhibit 5.1).

24.1	Powers of Attorney (Included on the signature pages of this Form S-4 and incorporated herein by reference).

25.1	Statement of Trustee Eligibility.

99.1	Letter of Transmittal.

*	Cendant Corporation is now known as Avis Budget Group, Inc.

**	Cendant Car Rental Group, LLC (formerly known as Cendant Car Rental Group, Inc.) is now known as Avis Budget Car Rental, LLC.

***	Cendant Rental Car Funding (AESOP) LLC, formerly known as AESOP Funding II L.L.C, is now known as Avis Budget Rental Car Funding (AESOP) LLC.

****	Avis Rent A Car System, Inc. is now known as Avis Rent A Car System, LLC.

*****	Avis Group Holdings, Inc. is now known as Avis Group Holdings, LLC.

†	Denotes management contract or compensatory plan.

††	Confidential treatment has been requested for certain portions of this Exhibit pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, which portions have been omitted and filed separately with the Securities and Exchange Commission.

ITEM 22. UNDERTAKINGS

The undersigned registrants hereby undertake:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will each be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrants;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrants; and

(iv) any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(f) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described in Item 20, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(g) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), or 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the date of the registration statement through the date of responding to the request.

(h) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on March 28, 2014.

AVIS BUDGET CAR RENTAL, LLC
(Registrant)

By:	/s/ DAVID B. WYSHNER
Name:	David B. Wyshner
Title:	Senior Executive Vice President and
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David B. Wyshner, Izilda P. Martins and Bryon L. Koepke, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ RONALD L. NELSON Ronald L. Nelson	President, Chief Executive Officer and Manager	March 28, 2014

/s/ DAVID B. WYSHNER David B. Wyshner	Senior Executive Vice President, Chief Financial Officer and Manager	March 28, 2014

/s/ IZILDA P. MARTINS Izilda P. Martins	Senior Vice President and Acting Chief Accounting Officer	March 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on March 28, 2014.

AVIS BUDGET FINANCE, INC.
(Registrant)

By:	/s/ DAVID B. WYSHNER
Name:	David B. Wyshner
Title:	Senior Executive Vice President and
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David B. Wyshner, Izilda P. Martins and Bryon L. Koepke, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ RONALD L. NELSON Ronald L. Nelson	President, Chief Executive Officer and Manager	March 28, 2014

/s/ DAVID B. WYSHNER David B. Wyshner	Senior Executive Vice President, Chief Financial Officer and Manager	March 28, 2014

/s/ IZILDA P. MARTINS Izilda P. Martins	Senior Vice President and Acting Chief Accounting Officer	March 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on March 28, 2014.

AVIS BUDGET HOLDINGS, LLC.
(Registrant)

By:	/s/ DAVID B. WYSHNER
Name:	David B. Wyshner
Title:	Senior Executive Vice President and
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David B. Wyshner, Izilda P. Martins and Bryon L. Koepke, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ RONALD L. NELSON Ronald L. Nelson	President, Chief Executive Officer and Manager	March 28, 2014

/s/ DAVID B. WYSHNER David B. Wyshner	Senior Executive Vice President, Chief Financial Officer and Manager	March 28, 2014

/s/ IZILDA P. MARTINS Izilda P. Martins	Senior Vice President and Acting Chief Accounting Officer	March 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on March 28, 2014.

AVIS BUDGET GROUP, INC.
(Registrant)

By:	/s/ DAVID B. WYSHNER
Name:	David B. Wyshner
Title:	Senior Executive Vice President and
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David B. Wyshner, Izilda P. Martins and Bryon L. Koepke, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ RONALD L. NELSON Ronald L. Nelson	Chairman of the Board, Chief Executive Officer, President and Director	March 28, 2014

/s/ DAVID B. WYSHNER David B. Wyshner	Senior Executive Vice President and Chief Financial Officer	March 28, 2014

/s/ IZILDA P. MARTINS Izilda P. Martins	Senior Vice President and Acting Chief Accounting Officer	March 28, 2014

/s/ W. ALUN CATHCART W. Alun Cathcart	Director	March 28, 2014

/s/ MARY C. CHOKSI Mary C. Choksi	Director	March 28, 2014

/s/ LEONARD S. COLEMAN Leonard S. Coleman	Director	March 28, 2014

/s/ JEFFREY H. FOX Jeffrey H. Fox	Director	March 28, 2014

/s/ JOHN D. HARDY, JR. John D. Hardy, Jr.	Director	March 28, 2014

/s/ LYNN KROMINGA Lynn Krominga	Director	March 28, 2014

/s/ EDUARDO G. MESTRE Eduardo G. Mestre	Director	March 28, 2014

/s/ F. ROBERT SALERNO F. Robert Salerno	Director	March 28, 2014

/s/ STENDER E. SWEENEY Stender E. Sweeney	Director	March 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on March 28, 2014.

AVIS CARIBBEAN, LIMITED
AVIS ENTERPRISES, INC.
AVIS INTERNATIONAL, LTD.
PF CLAIMS MANAGEMENT, LTD.
PR HOLDCO, INC.
WIZARD CO., INC.
(Registrants)

By:	/s/ IZILDA P. MARTINS
Name:	Izilda P. Martins
Title:	Senior Vice President and Acting
Chief Accounting Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David B. Wyshner, Izilda P. Martins and Bryon L. Koepke, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ RONALD L. NELSON Ronald L. Nelson	President, Chief Executive Officer and Director	March 28, 2014

/s/ ROCHELLE TARLOWE Rochelle Tarlowe	Vice President and Treasurer	March 28, 2014

/s/ IZILDA P. MARTINS Izilda P. Martins	Senior Vice President and Acting Chief Accounting Officer (Principal Financial Officer)	March 28, 2014

/s/ DAVID B. WYSHNER David B. Wyshner	Director	March 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on March 28, 2014.

AVIS ASIA AND PACIFIC, LLC
(Registrant)

By:	/s/ IZILDA P. MARTINS
Name:	Izilda P. Martins
Title:	Senior Vice President and Acting
Chief Accounting Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David B. Wyshner, Izilda P. Martins and Bryon L. Koepke, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ RONALD L. NELSON Ronald L. Nelson	President, Chief Executive Officer and Manager	March 28, 2014

/s/ ROCHELLE TARLOWE Rochelle Tarlowe	Vice President and Treasurer	March 28, 2014

/s/ IZILDA P. MARTINS Izilda P. Martins	Senior Vice President and Acting Chief Accounting Officer (Principal Financial Officer)	March 28, 2014

/s/ DAVID B. WYSHNER David B. Wyshner	Manager	March 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on March 28, 2014.

AVIS GROUP HOLDINGS, LLC
AVIS CAR RENTAL GROUP, LLC
AVIS RENT A CAR SYSTEM, LLC
ARACS LLC
AVIS OPERATIONS, LLC
(Registrants)

By:	/s/ IZILDA P. MARTINS
Name:	Izilda P. Martins
Title:	Senior Vice President and Acting
Chief Accounting Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David B. Wyshner, Izilda P. Martins and Bryon L. Koepke, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ RONALD L. NELSON Ronald L. Nelson	President, Chief Executive Officer and Manager	March 28, 2014

/s/ ROCHELLE TARLOWE Rochelle Tarlowe	Vice President and Treasurer	March 28, 2014

/s/ IZILDA P. MARTINS Izilda P. Martins	Senior Vice President and Acting Chief Accounting Officer (Principal Financial Officer)	March 28, 2014

/s/ DAVID B. WYSHNER David B. Wyshner	Manager	March 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on March 28, 2014.

AB CAR RENTAL SERVICES, INC.
WIZARD SERVICES, INC.
(Registrants)

By:	/s/ IZILDA P. MARTINS
Name:	Izilda P. Martins
Title:	Senior Vice President and Acting
Chief Accounting Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David B. Wyshner, Izilda P. Martins and Bryon L. Koepke, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ RONALD L. NELSON Ronald L. Nelson	President, Chief Executive Officer and Director	March 28, 2014

/s/ DAVID B. WYSHNER David B. Wyshner	Senior Executive Vice President, Chief Financial Officer and Director	March 28, 2014

/s/ IZILDA P. MARTINS Izilda P. Martins	Senior Vice President and Acting Chief Accounting Officer	March 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on March 28, 2014.

BGI LEASING, INC.
(Registrant)

By:	/s/ DAVID B. WYSHNER
Name:	David B. Wyshner
Title:	Senior Executive Vice President and
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David B. Wyshner, Izilda P. Martins and Bryon L. Koepke, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ RONALD L. NELSON Ronald L. Nelson	President, Chief Executive Officer and Director	March 28, 2014

/s/ DAVID B. WYSHNER David B. Wyshner	Senior Executive Vice President, Chief Financial Officer and Director	March 28, 2014

/s/ GERALD MATTESSICH Gerald Mattessich	Vice President and Assistant Controller	March 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on March 28, 2014.

BUDGET TRUCK RENTAL LLC
(Registrant)

By:	/s/ JOSEPH FERRARO
Name:	Joseph Ferraro
Title:	Senior Vice President, Operations

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David B. Wyshner, Izilda P. Martins and Bryon L. Koepke, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ JOSEPH FERRARO Joseph Ferraro	Senior Vice President, Operations	March 28, 2014

/s/ DAVID B. WYSHNER David B. Wyshner	Senior Executive Vice President, Chief Financial Officer and Treasurer	March 28, 2014

/s/ GERALD MATTESSICH Gerald Mattessich	Vice President and Assistant Controller	March 28, 2014
Member:
Budget Rent A Car System, Inc.

/s/ DAVID BLASKEY David Blaskey	President	March 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on March 28, 2014.

RUNABOUT, LLC
(Registrant)

By:	/s/ DAVID BLASKEY
Name:	David Blaskey
Title:	Senior Vice President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David B. Wyshner, Izilda P. Martins and Bryon L. Koepke, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ DAVID BLASKEY David Blaskey	Senior Vice President	March 28, 2014

/s/ DAVID B. WYSHNER David B. Wyshner	Senior Executive Vice President, Chief Financial Officer and Treasurer	March 28, 2014

/s/ GERALD MATTESSICH Gerald Mattessich	Vice President and Assistant Controller	March 28, 2014

Member: Budget Rent A Car System, Inc.

/s/ DAVID BLASKEY David Blaskey	President	March 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on March 28, 2014.

BUDGET RENT A CAR LICENSOR, LLC
(Registrant)

By:	/s/ DAVID BLASKEY
Name:	David Blaskey
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David B. Wyshner, Izilda P. Martins and Bryon L. Koepke, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ DAVID BLASKEY David Blaskey	President	March 28, 2014

/s/ DAVID B. WYSHNER David B. Wyshner	Senior Executive Vice President, Chief Financial Officer and Treasurer	March 28, 2014

/s/ GERALD MATTESSICH Gerald Mattessich	Vice President and Assistant Controller	March 28, 2014

Member: Budget Rent A Car System, Inc.

/s/ DAVID BLASKEY David Blaskey	President	March 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on March 28, 2014.

BUDGET RENT A CAR SYSTEM, INC.
(Registrant)

By:	/s/ DAVID BLASKEY
Name:	David Blaskey
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David B. Wyshner, Izilda P. Martins and Bryon L. Koepke, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ DAVID BLASKEY David Blaskey	President	March 28, 2014

/s/ DAVID B. WYSHNER David B. Wyshner	Senior Executive Vice President, Chief Financial Officer, Treasurer and Director	March 28, 2014

/s/ GERALD MATTESSICH Gerald Mattessich	Vice President and Assistant Controller	March 28, 2014

/s/ RONALD L. NELSON Ronald L. Nelson	Director	March 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on March 28, 2014.

ZIPCAR, INC.
(Registrant)

By:	/s/ DAVID B. WYSHNER
Name:	David B. Wyshner
Title:	Senior Executive Vice President, Chief Financial Officer & Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David B. Wyshner, Izilda P. Martins and Bryon L. Koepke, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ KAYE CEILLE Kaye Ceille	President	March 28, 2014

/s/ DAVID B. WYSHNER David B. Wyshner	Senior Executive Vice President, Chief Financial Officer, Treasurer and Director (principal financial officer and principal accounting officer)	March 28, 2014

/s/ RONALD NELSON Ronald Nelson	Director	March 28, 2014

/s/ THOMAS GARTLAND Thomas Gartland	Director	March 28, 2014